UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
NISOURCE INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

NiSource Inc.
801 E. 86th Avenue • Merrillville, Indiana 46410 • (877) 647-5990
NOTICE OF ANNUAL MEETING
April [■], 2023
To the Holders of Our Common Stock:
The 2023 annual meeting of stockholders (the “Annual Meeting”) of NiSource Inc., a Delaware corporation, will be conducted in a virtual format only via live audio webcast on Tuesday, May 23, 2023, at 10:00 a.m. Central Time at www.virtualshareholdermeeting.com/NI2023, for the following purposes:
■	To elect twelve directors named in the proxy statement to hold office until the next annual stockholders’ meeting and until their respective successors have been elected or appointed and qualified;
■	To approve named executive officer compensation on an advisory basis;
■	To approve the frequency of future advisory votes on named executive officer compensation on an advisory basis;
■	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023;
■	To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock;
■	To consider a stockholder proposal requesting that our Board of Directors adopt a policy requiring separation of the roles of Chairman of the Board and Chief Executive Officer;
■	To consider a stockholder proposal requesting that we publish an annual lobbying report; and
■	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
The Annual Meeting will be conducted in a virtual format only to provide access to all of our stockholders regardless of geographic location. There is no in-person meeting for you to attend. A virtual-only meeting enables increased shareholder attendance and participation, improves efficiency, and reduces costs. We designed the format of the Annual Meeting to ensure that our stockholders who attend the Annual Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting.
All stockholders of record as of the close of business on March 29, 2023, are eligible to vote at the Annual Meeting and any adjournment or postponement thereof.
This year, we are pleased to help protect the environment and save costs by using the “Notice and Access” method of delivery. Instead of receiving paper copies of our proxy materials in the mail, many shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”).
Your vote is very important. You may vote during the Annual Meeting by following the instructions available on the meeting website, but if you are not able to attend virtually, please submit your vote as soon as possible as instructed in the Notice, proxy card or voting instruction form. You can vote via mail, telephone or the Internet. Whether or not you plan on attending the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting using one of these methods.

Kimberly S. Cuccia
Senior Vice President, General Counsel and Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
of Stockholders to be Held on May 23, 2023

The Proxy Statement, Notice of Annual Meeting and 2022 Annual Report to Stockholders
are available at https://www.nisource.com/filings

PROXY STATEMENT SUMMARY
This summary highlights information that may be expanded upon elsewhere in this proxy statement (“Proxy Statement”). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. The accompanying proxy is solicited on behalf of the Board of Directors of NiSource Inc. (the “Board”) for the 2023 annual meeting of stockholders (the “Annual Meeting”).
2023 ANNUAL MEETING OF STOCKHOLDERS
Time and Date:	10:00 a.m. Central Time on Tuesday, May 23, 2023
Website:	www.virtualshareholdermeeting.com/NI2023
Record Date:	March 29, 2023
Shares of Common Stock Outstanding on Record Date:	[■]
Voting:	Each share is entitled to one vote for each director to be elected and on each matter to be voted upon at the Annual Meeting.
This Proxy Statement and the accompanying proxy card are first being sent to stockholders on April [■], 2023.
VOTING MATTERS AND BOARD RECOMMENDATIONS
Item		Board Recommendations	Page Reference
Proposal 1	To elect twelve directors named in this Proxy Statement.	For All Nominees	8
Proposal 2	To approve the compensation of our named executive officers (the “Named Executive Officers” or “NEOs”) on an advisory basis.	For	71
Proposal 3	To approve the frequency of future advisory votes on NEO compensation on an advisory basis.	One Year	72
Proposal 4	To ratify Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for 2023.	For	73
Proposal 5	To approve an amendment to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to increase the number of authorized shares of common stock.	For	74
Proposal 6	To consider a stockholder proposal requesting that our Board adopt a policy requiring separation of the roles of Chairman of the Board and Chief Executive Officer (“CEO”).	Against	76
Proposal 7	To consider a stockholder proposal requesting that we publish an annual lobbying report.	Against	79
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PROXY STATEMENT SUMMARY
BOARD OF DIRECTORS NOMINEES
Director Nominees (12)				Board Committees
Name	Age	Director Since	Position	Audit	Comp & HC	Finance	SORP	ESN&G	Executive
Peter A. Altabef	63	2017	Chair & CEO, Unisys Corporation			✔*		✔	✔
Sondra L. Barbour	60	2022	Retired EVP, Lockheed Martin Corporation	✔				✔
Theodore H. Bunting Jr.	64	2018	Retired Group President, Entergy Corporation	✔*	✔				✔
Eric L. Butler	62	2017	President and CEO, Aswani- Butler Investment Associates	✔	✔*				✔
Aristides S. Candris	71	2012	Retired President & CEO, Westinghouse				✔*	✔	✔
Deborah A. Henretta	62	2015	Partner, Council Advisors; Retired Group President, Procter & Gamble Co.		✔			✔*	✔
Deborah A. P. Hersman	52	2019	Retired Chief Safety Officer and Consultant at Waymo LLC			✔	✔
Michael E. Jesanis	66	2008	Retired President & CEO, National Grid USA			✔	✔
William D. Johnson	69	2022	Retired President & CEO, Pacific Gas & Electric Corporation		✔		✔
Kevin T. Kabat	66	2015	Chair of the Board, NiSource Inc.					✔	✔*
Cassandra S. Lee	54	2022	Chief Audit Executive, AT&T Inc.	✔		✔
Lloyd M. Yates	62	2020	President & CEO, NiSource Inc.
* Chair of Committee

Independent
8%
92%
Female
33%
67%
Diverse (Race/Ethnicity)
33%
67%
Age
≥63
50%
Average
Age:
63 years
<63
50%
Tenure
<5.8
Average
Tenure:
5.8 years
>5.8

See “Proposal 1 – Election of Directors” for more information on our director nominees.
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PROXY STATEMENT SUMMARY
GOVERNANCE HIGHLIGHTS
✔	Annual election of directors
✔	Majority voting for all directors with resignation policy
✔	No supermajority voting provisions
✔	No stockholder rights plan (“poison pill”)
✔	Proxy access by-law (3% ownership / 3 years duration / up to 20 stockholders / 20% of board)
✔	Stockholder right to call special meetings
✔	Separate chair and CEO
✔	All directors independent except CEO
✔	Board committees comprised of all independent directors
✔	Regular executive sessions of independent directors
✔	Annual Board and committee evaluation process and ongoing evaluations of individual directors
✔	Strategic and risk oversight by Board and committees
✔	Annual “Say-on-Pay” advisory votes
✔	Strong alignment between pay and performance in incentive plans
✔	Commitment to safety and customer care
✔	Political contributions disclosure
✔	Enhanced independent registered public accounting firm disclosure
✔	Significant Board and governance refreshment process in 2022
See “Corporate Governance” for more information on our corporate governance practices.
EXECUTIVE COMPENSATION HIGHLIGHTS
We have designed our executive compensation program to meet our business objectives using various compensation elements intended to drive both long-term and short-term performance. We believe that a significant portion of total compensation should consist of at-risk performance-based compensation. Our executive compensation practices include the following, each of which the Compensation and Human Capital Committee believes reinforces our executive compensation policy and objectives.
See “Compensation Discussion and Analysis (CD&A)” and “2022 Executive Compensation” for more information on our executive compensation program.
ENVIRONMENTAL AND SOCIAL HIGHLIGHTS
On November 7, 2022, we announced a goal of net-zero greenhouse gas emissions by 2040 covering both Scope 1 and Scope 2 emissions (“Net-Zero Goal”). Our Net-Zero Goal builds on greenhouse gas emission reductions achieved to-date and demonstrates that continued execution of our long-term business plan will drive further greenhouse gas emission reductions. We remain on track to achieve previously announced interim greenhouse gas emission reduction targets by reducing fugitive methane emissions from main and service lines by 50 percent from 2005 levels by 2025 and reducing Scope 1 greenhouse gas emissions from company-wide operations by 90 percent from 2005 levels by 2023. We plan to achieve our Net-Zero Goal primarily through continuation and enhancement of existing programs, such as the retirement of coal-fired electric generation, increased sourcing of renewable energy, methane reductions from priority pipeline replacement, traditional leak detection and repair, and deployment of advanced leak detection and repair. Additionally, we are active in several efforts to accelerate the development and demonstration of lower-carbon energy technologies and resources, such as hydrogen and renewable natural gas, to enable affordable pathways to economy-wide decarbonization. For more information on environmental and related matters, see our 2022 Integrated Annual Report, our 2022 Climate Report and the “Sustainability” section of our website at www.nisource.com.
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PROXY STATEMENT SUMMARY
We are keenly aware that in addition to being a business entity, we are also a social and community enterprise that includes our employees, partners, customers and the communities we serve. For more information about our corporate responsibility diversity and sustainability efforts, see our 2022 Integrated Annual Report and the “Sustainability” and “Diversity, Equity and Inclusion” sections of our website at www.nisource.com.
For more information on our business and strategy, see our 2022 Integrated Annual Report, located at www.nisource.com.
GENERAL INFORMATION
Stock Symbol: NI
Stock Exchange: NYSE
Registrar and Transfer Agent: Computershare Investor Services
State of Incorporation: Delaware
Corporate Headquarters: 801 E. 86th Avenue, Merrillville, Indiana 46410
Corporate Website: www.nisource.com
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PROXY STATEMENT
The accompanying proxy is solicited on behalf of the Board for the Annual Meeting to be held on Tuesday, May 23, 2023 at 10:00 a.m. Central Time, in a virtual format only via live audio webcast at www.virtualshareholdermeeting.com/NI2023. The common stock, $.01 par value per share, of the Company represented by the accompanying proxy will be voted as directed. If you return a signed proxy card without indicating how you want to vote your shares, the shares represented by the accompanying proxy will be voted as recommended by the Board:
■	“FOR” all of the nominees for director;
■	“FOR” advisory approval of the compensation of our NEO;
■	“ONE YEAR” for the frequency of future advisory votes on NEO compensation;
■	“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for 2023;
■	“FOR” the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock;
■	“AGAINST” the stockholder proposal requesting that our Board of adopt a policy requiring separation of the roles of Chairman of the Board and CEO; and
■	“AGAINST” the stockholder proposal requesting that we publish an annual lobbying report.
This Proxy Statement and the accompanying proxy card are first being sent to stockholders on April [■], 2023. We will bear the expense of this mail solicitation, which may be supplemented by telephone, facsimile, email and personal solicitation by our officers, employees and agents. To aid in the solicitation of proxies, we have retained D.F. King for a fee of $11,000, plus reimbursement of expenses. We may incur additional fees if we request additional services. We will also request brokerage houses and other nominees and fiduciaries to forward proxy materials, at our expense, to the beneficial owners of stock held as of 5:00 p.m. Eastern Time on March 29, 2023, the record date for voting.
We use the terms “NiSource,” the “Company,” “we,” “our” and “us” in this Proxy Statement to refer to NiSource Inc.
Who May Vote
Holders of shares of common stock as of the close of business on March 29, 2023, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of March 29, 2023, [■] shares of common stock were issued and outstanding. Each share of common stock outstanding on that date is entitled to one vote on each matter presented at the Annual Meeting.
Voting Your Proxy
If you are a “stockholder of record” (that is, if your shares of common stock are registered directly in your name on the Company’s records), you may vote your shares by proxy in advance of the Annual Meeting using any of the following methods:
■	Telephoning the toll-free number listed on the proxy card;
■	Using the Internet website listed on the proxy card: www.proxyvote.com; or
■	Marking, dating, signing and returning the enclosed proxy card.
All votes must be received by the proxy tabulator by 11:59 p.m. Eastern Time on May 22, 2023.
If your shares are held in a brokerage account or by a bank, broker, trust or other nominee (herein referred to as a “Broker”), you are considered a “beneficial owner” of shares held in “street name.” As a beneficial owner, you will receive proxy materials and voting instructions from the stockholder of record that holds your shares. You must follow the voting instructions in order to have your shares of common stock voted.
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PROXY STATEMENT
Discretionary Voting by Brokers and “Broker Non-Votes”
If your shares are held in street name and you do not provide the Broker with instructions as to how to vote such shares, your Broker will only be able to vote your shares at its discretion on certain “routine” matters as permitted by New York Stock Exchange (“NYSE”) rules. The proposal to ratify the appointment of our independent registered public accounting firm is the only proposal considered a routine matter and, accordingly, at the Annual Meeting, Brokers will only have discretionary authority to vote your shares regarding Proposal No. 4, the ratification of the appointment of Deloitte as our independent registered public accounting firm for 2023. A “broker non-vote” occurs when a Broker holding shares for a beneficial owner does not have discretionary authority to vote the shares and has not received instructions from the beneficial owner as to how the beneficial owner would like the shares to be voted. Brokers will not have discretionary authority to vote your shares with respect to the other proposals to be presented at the Annual Meeting. Therefore, it is important that you instruct your Broker or other nominee how to vote your shares. If Brokers exercise their discretionary voting authority on Proposal No. 4, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting, which are considered “non-routine.”
Voting Shares Held in Our 401(k) Plan
If you hold your shares of common stock in our 401(k) Plan, those shares are held in the name of Fidelity Management Trust Company (“Fidelity”), the administrator of the 401(k) Plan. You will receive a proxy card that includes the number of shares of our common stock held in the 401(k) Plan. You should instruct Fidelity how to vote your shares by completing and returning the proxy card or by voting your shares by Internet or by telephone, as detailed above under “Voting Your Proxy.” If you do not instruct Fidelity how to vote your shares, or if you sign the proxy card with no further instructions as to how to vote your shares, Fidelity will vote your shares in the same proportion as the shares for which it receives instructions from all other participants to the extent permitted under applicable law. To allow enough time for Fidelity to vote your shares in accordance with your direction, your voting instructions must be received by Fidelity no later than 11:59 p.m. Eastern Time on May 18, 2023.
Attending and Voting During the Virtual Annual Meeting
Format of Meeting. The Annual Meeting will be conducted in a virtual format only to provide access to all our stockholders regardless of geographic location. There is no in-person meeting for you to attend. We designed the format of the Annual Meeting to ensure that our stockholders who attend the Annual Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting.
Attending the Meeting. You are entitled to attend and participate in the Annual Meeting if you were a stockholder of record as of the close of business on March 29, 2023, the record date, or hold a legal proxy for the Annual Meeting provided by your Broker as described below. To attend and participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/NI2023 and enter your 16-digit control number, which can be found on your proxy card, voting instruction form or email you received with your proxy materials. If your shares are held by a Broker and you do not have a control number, please contact your Broker as soon as possible so that you can be provided with a control number.
Voting During the Meeting. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. If your shares are held in street name by a Broker, then, to be able to vote at the Annual Meeting, you must obtain an executed legal proxy from the Broker indicating that you were the beneficial owner of the shares on March 29, 2023, the record date for voting, and that the Broker is giving you its proxy to vote the shares. If your shares are held in the 401(k) Plan, you will not be able to vote your shares at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described above under “Voting Your Proxy.” Votes cast at the Annual Meeting or represented by proxy at the Annual Meeting will be tabulated by the inspector of election.
Technical Assistance. The Annual Meeting will begin promptly at 10:00 a.m. Central Time. We encourage you to access the Annual Meeting approximately 15 minutes in advance to allow ample time for you to log in to the meeting and test your computer audio system. We recommend that you carefully review the above procedures needed to gain admission in
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PROXY STATEMENT
advance. Technicians will be ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the meeting login page at www.virtualshareholdermeeting.com/NI2023.
Submitting Questions During the Meeting. As part of the Annual Meeting, we will hold a question and answer session during which we intend to answer questions submitted during the meeting that are relevant to the purposes of the meeting and the Company’s business in accordance with the Annual Meeting procedures posted on the meeting website, as time permits. Questions may be submitted by stockholders that have used 16-digit control numbers to enter the meeting at www.virtualshareholdermeeting.com/NI2023. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once.
Revoking Your Proxy
You may revoke your proxy at any time before a vote is taken or the authority granted is otherwise exercised. To revoke a proxy, you may send a letter to our Corporate Secretary (which must be received before a vote is taken) indicating that you want to revoke your proxy, or you can supersede your initial proxy by submitting a duly executed proxy bearing a later date, voting by telephone or through the Internet on a later date, or attending the virtual Annual Meeting and voting during the meeting. Attending the virtual Annual Meeting will not in and of itself revoke a proxy.
Quorum for the Meeting
A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of common stock, present during the virtual Annual Meeting or represented by proxy, will constitute a quorum at the Annual Meeting. The inspectors of election appointed for the Annual Meeting will determine whether a quorum is present. Abstentions are counted for purposes of determining whether a quorum is present. As explained above under “Discretionary Voting by Brokers and ‘Broker Non-Votes’,” if Brokers exercise their discretionary voting authority on Proposal No. 4, such shares will be considered present at the meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting.
  2023 Proxy Statement | 7

PROPOSAL 1 – ELECTION OF DIRECTORS
At the recommendation of the Environmental, Social, Nominating & Governance (“ESN&G”) Committee, the Board has nominated the persons listed below to serve as directors, each for a one-year term, beginning at the Annual Meeting on May 23, 2023, and expiring at the 2024 annual meeting of our stockholders (the “2024 Annual Meeting”) and until their successors are duly elected or appointed and qualified. The nominees include eleven independent directors, as defined in the applicable rules of the NYSE, and our President and CEO. The Board does not anticipate that any of the nominees will be unable to serve, but if any nominee is unable to serve, the proxies will be voted in accordance with the judgment of the person or persons voting the proxies. All of the nominees currently serve on the Board. Set forth below is information regarding all of our nominees (each of whom has consented to being named in the Proxy Statement and to serving, if elected).
Vote Required
To be elected, a nominee must receive more votes cast in favor of his or her election than against election. Abstentions by those present or represented by proxy will not be counted as a vote cast either “for” or “against” with respect to the election of directors and, therefore, will have no effect on the outcome. Brokers will not have discretionary authority to vote on the election of directors. Accordingly, there could be broker non-votes which will have no effect on the vote.
Under our Corporate Governance Guidelines, each nominee will tender a conditional resignation prior to the Annual Meeting, effective only if both (a) the votes “against” a nominee’s election exceed the votes “for” election (a “failed re-election”) and (b) such resignation is subsequently accepted by the Board. Any failed re-election will be referred to the ESN&G Committee, which will make a recommendation to the Board as to whether to accept or reject the resignation. The Board will decide and publicly disclose its decision, the rationale for the decision and the directors who participated in the process within 90 days after the election. The Board expects the director who has not been re-elected to abstain from participating in the ESN&G Committee or Board discussion or vote regarding whether to accept his or her resignation offer. A director who has had a failed re-election may participate in discussions or votes with respect to other directors who have had a failed re-election.
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PROPOSAL 1 – ELECTION OF DIRECTORS
Nominee Demographics, Skills and Biographies
Our director nominees are diverse and possess the necessary breadth and depth of skills and experience to oversee our business operations and long-term strategy. The following tables and biographies identify the balance of experience, skills and qualifications that the director nominees bring to the Board. The fact that a particular skill or qualification is not designated as to one or more nominees does not mean that those nominees do not also possess the specific experience and qualification.

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PROPOSAL 1 – ELECTION OF DIRECTORS

✔	Industry Experience (58%) *
✔	Other Operations / Customer Service (100%)
✔	Government and Regulatory (100%)
✔	Public Company Board (100%)
✔	Financial or Capital Markets (75%)
✔	Risk Management (100%)
✔	Technology (67%)
✔	Safety (67%)
✔	Environmental, Sustainability, Corporate Responsibility and Ethics (100%)
✔	Non-Profit Board / Community Service (92%)
✔	CEO (Current or Prior) (58%)
✔	Strategic Planning (100%)
✔	Financial / Accounting Expertise (100%)
✔	Talent Management (Executive Compensation and Benefits, and Talent Development) (100%)
* Percentages shown in this table represent the portion of the Board with the indicated skill or experience.
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PROPOSAL 1 – ELECTION OF DIRECTORS
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.
PETER A. ALTABEF
Age: 63 Director Since: 2017 Standing Board Committees: ■ Finance Committee (Chair) ■ Environmental, Social, Nominating and Governance Committee ■ Executive Committee
Executive Experience: Mr. Altabef currently serves as Chair and CEO of Unisys Corporation, a global information technology company, a position he has held since January 2015 (becoming Chair in April 2018). He also served as President from January 2015 through March 2020 and from November 2021 to May 2022. Prior to his current role, he served as president and CEO of MICROS Systems, Inc., a provider of integrated software and hardware solutions to the hospitality and retail industries, from 2013 to 2014, when it was acquired by Oracle Corporation. Before that, he served as president and CEO of Perot Systems Corporation from 2004 to 2009, when it was acquired by Dell Inc. Following that transaction, Mr. Altabef served as president of Dell Services, the information technology services and business process solutions unit of Dell Inc., until his departure in 2011.

Outside Board and Other Experience: Mr. Altabef is Chair of the board of directors of Unisys Corporation. He is also a member of the President’s National Security Telecommunications Advisory Committee (NSTAC), a trustee of the Committee for Economic Development (CED), a member of the advisory board of Merit Energy Company, LLC and of the board of directors of Petrus Trust Company, LTA. He has previously served as a senior advisor to 2M Companies, Inc., in 2012, and as a director of MICROS Systems, Perot Systems Corporation and Belo Corporation. He is also active in community service activities, having served on the boards and committees of several cultural, medical, educational and charitable organizations and events.

Skills and Qualifications: Mr. Altabef has experience leading large organizations as CEO and a strong background in strategic planning, financial reporting, risk management, business operations and corporate governance. He also has more than 25 years of senior leadership experience at some of the world’s leading information technology companies. As a result, he has a deep understanding of the cybersecurity issues facing businesses today. His overall leadership experience and his cybersecurity background provide the Board with valuable perspective and insight into significant issues that we face.

  2023 Proxy Statement | 11

PROPOSAL 1 – ELECTION OF DIRECTORS
SONDRA L. BARBOUR
Age: 60 Director Since: 2022 Standing Board Committees: ■ Audit Committee ■ Environmental, Social, Nominating and Governance Committee
Executive Experience: Ms. Barbour retired as Executive Vice President, Information Systems and Global Solutions, of Lockheed Martin Corporation (“Lockheed Martin”) in 2016 and served in a transition role at Leidos Holdings until her retirement in 2017. Ms. Barbour joined Lockheed Martin in 1986 and served in various leadership capacities and has extensive technology experience, notably in the design and development of large-scale information systems. From 2008 to 2013, Ms. Barbour served as Senior Vice President, Enterprise Business Services and Chief Information Officer, heading all of Lockheed Martin’s internal information technology operations, including protecting the company’s infrastructure and information from cyber threats. Prior to that role, Ms. Barbour served as Vice President, Corporate Shared Services and Vice President, Corporate Internal Audit providing oversight of supply chain activities, internal controls, and risk management.

Outside Board and Other Experience: Ms. Barbour serves as a director of AGCO Corporation, where she chairs the Audit Committee, and was previously a director for each of 3M Company and Perspecta Inc.

Skills and Qualifications: Ms. Barbour’s significant experience with information technology systems and cybersecurity is valuable in helping steer our development of technology and management of cyber risks. Ms. Barbour brings 30 years of leadership experience at Lockheed Martin, where she oversaw complex information technology systems of a 110,000+ employee business. She brings significant risk management knowledge related to technology and supply chain oversight, which are of key importance to our success. Ms. Barbour also enhances the Board’s public company experience in the areas of internal controls, accounting, audit, risk management and cybersecurity.

THEODORE H. BUNTING, JR.
Age: 64 Director Since: 2018 Standing Board Committees: ■ Audit Committee (Chair) ■ Compensation and Human Capital Committee ■ Executive Committee
Executive Experience: Mr. Bunting most recently served as group president, utility operations, at Entergy Corporation (“Entergy”), an integrated energy company, from 2012 until his retirement in 2017. Before that, he was senior vice president and chief accounting officer at Entergy from 2007 to 2012 and chief financial officer (“CFO”) of several subsidiaries from 2000 to 2007. He held other management positions of increasing responsibility in accounting and operations at Entergy since joining the company in 1983.

Outside Board and Other Experience: Mr. Bunting has been a director of Unum Group since 2013 and is currently chair of its regulatory compliance committee and a member of its human capital committee. Mr. Bunting has been a director of the Hanover Group since 2020 and is a member of the Audit Committee. Mr. Bunting served as a director of IEA from 2021 until October 2022 and is a member of the ESN&G and Compensation and Human Capital Committees. He previously served as a director of Imation Corp., a global data storage and information security company. He also serves on the board of Foundation for the Mid South and previously served on the board of Hendrix College.

Skills and Qualifications: Mr. Bunting’s utility industry knowledge, including his experience in customer service, safety and regulatory relations, are valuable to us as we continue to execute on our robust long-term utility infrastructure investment plans. He also brings additional public company experience in the areas of strategic finance, accounting, auditing, and capital and risk management to the Board. He is a certified public accountant.

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PROPOSAL 1 – ELECTION OF DIRECTORS
ERIC L. BUTLER
Age: 62 Director Since: 2017 Standing Board Committees: ■ Compensation and Human Capital Committee (Chair) ■ Audit Committee ■ Executive Committee
Executive Experience: Mr. Butler currently is President and CEO of Aswani-Butler Investment Associates, a private equity investment firm. Previously he served in a number of executive leadership roles at Union Pacific Corporation (“Union Pacific”), a transportation company located in Omaha, Nebraska, until his retirement in February 2018. He began his career at Union Pacific in 1986 and held leadership roles in finance, accounting, marketing and sales, supply, operations research and planning and human resources. He was Vice President of Financial Planning and Analysis from 1997 to 2000, Vice President of Purchasing and Supply Chain from 2000 to 2003, Vice President and General Manager of the Automotive Business from 2003 to 2005 and Vice President and General Manager of the Industrial Products Business from 2005 to 2012. He was Executive Vice President of Marketing and Sales and Chief Commercial Officer and ran the worldwide Commercial business from 2012 to 2017. He served as Executive Vice President, Chief Administrative Officer and Corporate Secretary from 2017 until his retirement.

Outside Board and Other Experience: Mr. Butler was appointed to the Federal Reserve Bank of Kansas City’s Omaha Branch Board in 2015 and, in 2018, was elected chair. His term on the Federal Reserve board ended in December 2020. He currently serves on the board of the Omaha Airport Authority, which he joined in 2007, and the Eastman Chemical Company Board, which he joined in 2022.

Skills and Qualifications: Mr. Butler developed and led strategic and financial planning, marketing, sales, commercial, and supply, procurement and purchasing for one of the largest transportation companies in the world, Union Pacific. He most recently led the corporate governance, human resources, labor relations and administration functions at Union Pacific. His knowledge of the railroad transportation industry and the challenges in maintaining top-tier safety, customer service and risk management standards while providing an important part of the nation’s infrastructure provides him with unique skills and insights that are valuable to the Board. In addition, he has experience in the purchase of fuel and energy materials and equipment. As a result, Mr. Butler has an understanding of the aging infrastructure, safety, organizational and regulatory issues facing utilities today and provides a fresh viewpoint from an industry that is similarly positioned. His overall leadership experience and his regulated public company background provides the Board with another perspective on significant issues that we face.

  2023 Proxy Statement | 13

PROPOSAL 1 – ELECTION OF DIRECTORS
ARISTIDES S. CANDRIS
Age: 71 Director Since: 2012 Standing Board Committees: ■ Safety, Operations, Regulatory and Policy Committee (Chair) ■ Environmental, Social, Nominating and Governance Committee ■ Executive Committee
Executive Experience: Dr. Candris was President and CEO of Westinghouse Electric Company (“Westinghouse”), Pittsburgh, Pennsylvania, a nuclear engineering company, which was a unit of Tokyo-based Toshiba Corp., from July 2008 until his retirement in March 2012. During his 36 years of service at Westinghouse, Dr. Candris served in various positions, including as Senior Vice President, Nuclear Fuel, from September 2006 to July 2008, and continued to serve on the board of Westinghouse until October 2012.

Outside Board and Other Experience: Dr. Candris served on the advisory board of Atomos Nuclear and Space Corporation from 2018 until 2020. He is also a member of the advisory boards of the Carnegie Institute of Technology and the Wilton E. Scott Institute for Energy Innovation at Carnegie Mellon University. He also serves on the boards of trustees of Transylvania University and the Hellenic American University and the board of directors of The Hellenic Initiative. He previously served on the boards of Westinghouse and Kurion Inc.

Skills and Qualifications: Dr. Candris is a nuclear scientist and engineer and has significant experience leading a global nuclear power company. His knowledge of the electric industry gives him significant insight to the issues impacting the electric utility industry. His experience managing highly technical engineering operations, and particularly his extensive experience and expertise in risk assessment and safety management systems, as well as process optimization methodologies (such as Lean/Six Sigma), are of great value as we build and maintain facilities to address increasing environmental regulations and make long-term strategic decisions on electric power generation and gas and electric delivery. His technical and management skills are helpful as we continue to build and modernize both our transmission and distribution systems. Dr. Candris has great insight from his experience developing customer-focused programs and attaining excellence in business processes and behaviors, which will assist us to better meet the increasing expectations of customers and regulators.

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PROPOSAL 1 – ELECTION OF DIRECTORS
DEBORAH A. HENRETTA
Age: 62 Director Since: 2015 Standing Board Committees: ■ Environmental, Social, Nominating and Governance Committee (Chair) ■ Compensation and Human Capital Committee ■ Executive Committee
Executive Experience: Ms. Henretta currently is a partner at Council Advisors company, where she serves as Senior Advisor spearheading digital transformation practice for SSA & Company, and is a senior advisor for G100 Companies, a C-suite learning and development company. She retired from Procter & Gamble Co. (“P&G”) in 2015, where she served as Group President of Global e-Business. Prior to her appointment as Group President of Global e-Business in January 2015, she held various senior positions throughout several P&G sectors, including as Group President of Global Beauty from 2012 to 2015 and as Group President of P&G Asia from 2007 to 2012. Prior to her appointment as Group President of P&G Asia, she was President of P&G’s business in ASEAN, Australia and India from 2005 to 2007. She joined P&G in 1985.

Outside Board and Other Experience: Ms. Henretta has been a director at American Eagle Outfitters, Inc. since 2019, a director at Meritage Homes since 2017 and a director at Corning Incorporated since 2013. Ms. Henretta served as a director of Staples, Inc. from June 2016 until September 2017 and served on its Compensation and Human Capital Committee. Additionally, she serves on the board of trustees for Syracuse University.

Skills and Qualifications: Ms. Henretta has over 30 years of business leadership experience with P&G in a multi-jurisdictional regulatory and competitive business environment. She has experience across many markets, including profit and loss responsibility for multi-billion-dollar businesses at P&G and responsibility for strategic planning, sales, marketing, e-business, government relations and customer service. Ms. Henretta led a dynamic business segment and is, therefore, keenly aware of the delicate balance of keeping pace with customer expectations in a changing environment, as well as maximizing the benefits that inclusion and diversity can provide. Because of this experience, Ms. Henretta brings valuable insights to the Board and strategic leadership to us as we operate in multiple regulatory environments and develop products and customer service programs to meet our customer commitments. In her previous partner role at G100 Companies where she continues as an senior advisor, she assisted in establishing a Board Excellence Program, which provides board director education.

  2023 Proxy Statement | 15

PROPOSAL 1 – ELECTION OF DIRECTORS
DEBORAH A. P. HERSMAN
Age: 52 Director Since: 2019 Standing Board Committees: ■ Safety, Operations, Regulatory and Policy Committee ■ Finance Committee
Executive Experience: Ms. Hersman served as Chief Safety Officer and consultant at Waymo LLC, the self-driving car technology subsidiary of Alphabet Inc., from January 2019 to December 2020. In this role, she was responsible for systems safety, field safety and safety management systems across the company’s extensive testing and development programs. From 2014 to 2019, she served as president and CEO of the National Safety Council, a nonprofit organization focused on eliminating preventable deaths at work, in homes and communities, and on the road through leadership, research, education and advocacy.

Outside Board and Other Experience: From 2004 to 2014, Ms. Hersman served as a board member and then as chair at the National Transportation Safety Board (the “NTSB”). Previously, she served in a professional staff role for the U.S. Senate Commerce, Science and Transportation Committee, where she played key roles in crafting the Pipeline Safety Improvement Act of 2002 and legislation establishing a new modal administration focused on bus and truck safety. In 2022, she served on the Board of Velodyne (“VLDR”), a technology company that provides light detection and ranging (“LIDAR”) solutions for autonomous vehicles, driver assistance, robotics, mapping and infrastructure applications.

Skills and Qualifications: Ms. Hersman is a seasoned safety executive, having previously served as the CEO of the National Safety Council and as the chair and chief executive at the NTSB. She has a successful track record running complex safety-focused organizations with numerous stakeholders. A widely respected safety leader driven by mission and a passion for preserving human life, Ms. Hersman also has expertise in the details of navigating crises and strong experience with safety policy legislation and advocacy. Ms. Hersman’s extensive safety experience is of great value to the Board as we continue to implement our safety management system and meet our safety commitments to our customers and stakeholders.

MICHAEL E. JESANIS
Age: 66 Director Since: 2008 Standing Board Committees: ■ Finance Committee ■ Safety, Operations, Regulatory and Policy Committee
Executive Experience: Mr. Jesanis co-founded and was from 2013 to 2021 Managing Director of HotZero, LLC, a firm formed to develop hot water district energy systems in New England. Mr. Jesanis has served as an advisor to several startups in energy-related fields. From July 2004 through December 2006, Mr. Jesanis was President and CEO of National Grid USA, a natural gas and electric utility, and a subsidiary of National Grid plc, of which Mr. Jesanis was also an Executive Director. Prior to that position, Mr. Jesanis was COO and CFO of National Grid USA from January 2001 to July 2004 and CFO of its predecessor utility holding company from 1998 to 2000.

Outside Board and Other Experience: Mr. Jesanis is a board member of El Paso Electric Company. He previously served as a director for several electric and energy companies, including Ameresco, Inc. Mr. Jesanis is the former chair of the board of a college and a past trustee (and past chair of the audit committee) of a university.

Skills and Qualifications: By virtue of his former positions as President and CEO, COO and, prior thereto CFO, of a major electric and gas utility holding company as well as his role with an energy efficiency consulting firm, Mr. Jesanis has extensive experience with regulated utilities. He has strong financial acumen and extensive managerial experience, having led modernization efforts in the areas of operating infrastructure improvements, customer service enhancements and management team development. Mr. Jesanis also demonstrates a commitment to education as the former chair of the board of a college and a past trustee (and past chair of the audit committee) of a university. As a result of his former senior managerial roles and his non-profit board service, Mr. Jesanis also has expertise with board governance issues.

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PROPOSAL 1 – ELECTION OF DIRECTORS
WILLIAM D. JOHNSON
Age: 69 Director Since: 2022 Standing Board Committees: ■ Compensation and Human Capital Committee ■ Safety, Operations, Regulatory and Policy Committee
Executive Experience: Mr. Johnson most recently served as President and Chief Executive Officer of Pacific Gas & Electric Corporation, a utility company, from May 2019 through June 2020. Mr. Johnson also served as President and Chief Executive Officer of Tennessee Valley Authority, an electric utility company, from January 2013 to May 2019. Prior to joining Tennessee Valley Authority, Mr. Johnson held the positions of Chairman, President and CEO of Progress Energy, Inc. (“Progress”) from October 2007 to July 2012, and previously to that as President and Chief Operating Officer from 2005 to 2007. His career at Progress included leadership roles of increasing responsibility including as President, Energy Delivery from 2004 to 2005, President and Chief Executive Officer from 2002 to 2003, and Executive Vice President and General Counsel from 2000 to 2002 of Progress Energy Service Company. Mr. Johnson’s career began in 1992 at Carolina Power & Light Company (predecessor to Progress) where he held increasing senior management roles of Associate General Counsel and Manager, Legal Department; Vice President, Senior Counsel and Corporate Secretary and Senior Vice President and Corporate Secretary.

Outside Board and Other Experience: Mr. Johnson has been a director of TC Energy Corp. since June 2021, where he currently serves on the Audit Committee and Human Resources Committee. Mr. Johnson has also served on the boards of the following utility industry groups or associations: Edison Electric Institute as Vice Chair, Nuclear Energy Institute as Chair, Institute of Nuclear Power Operations, World Association of Nuclear Operators as Governor and Nuclear Electric Insurance Limited.

Skills and Qualifications: Mr. Johnson brings three decades of industry and leadership expertise to the Board. Mr. Johnson’s multiple tenures as CEO and vast experience with industry groups related to gas, electric, nuclear and other utilities provide him with extensive leadership skills in the utilities industry and a deep understanding of regulated industry operations. Mr. Johnson guided Pacific Gas & Electric Corporation through its emergence from bankruptcy and served as CEO of Progress during its merger with Duke Energy, through which he gained significant experience in complex corporate restructuring, transactions, and strategy. His experience has also informed an understanding of safety and risk oversight in the utilities industry that the Board values. This extensive experience and depth of knowledge gives Mr. Johnson a strong perspective on strategic operations within the industry and makes Mr. Johnson a valuable asset to the Board.

  2023 Proxy Statement | 17

PROPOSAL 1 – ELECTION OF DIRECTORS
KEVIN T. KABAT
Age: 66 Director Since: 2015 Chair of the Board Standing Board Committees: ■ Environmental, Social, Nominating and Governance Committee ■ Executive Committee (Chair)
Executive Experience: From April 2007 to November 2015, Mr. Kabat was CEO of Fifth Third Bancorp, a bank holding company. He continued to serve as Vice Chair of the board of directors of Fifth Third Bancorp until his retirement in April 2016. Before becoming CEO, he served as Fifth Third Bancorp’s President from June 2006 to September 2012 and as Executive Vice President from December 2003 to June 2006. Additionally, he was previously President and CEO of Fifth Third Bank (Michigan). Prior to that position, he was Vice Chair and President of Old Kent Bank, which was acquired by Fifth Third Bancorp in 2001.

Outside Board and Other Experience: Mr. Kabat has been a director of Unum Group since 2008 and is currently chair of the board and chair of its governance committee. He was also previously the lead independent director of E*TRADE Financial Corporation. He has also held leadership positions on the boards and committees of local business, educational, cultural and charitable organizations and campaigns.

Skills and Qualifications: Mr. Kabat has significant leadership experience as a CEO in a regulated industry at a public company. As a result, he has a deep understanding of operating in a regulatory environment and balancing the interests of many stakeholders. His extensive experience in strategic planning, risk management, financial reporting, internal controls and capital markets makes him an asset to the Board, as he is able to provide unique strategic insight, financial expertise and risk management skills. In addition, he has broad corporate governance skills and perspective gained from his service in leadership positions on the boards of other publicly traded companies.

CASSANDRA S. LEE
Age: 54 Director Since: 2022 Standing Board Committees: ■ Audit Committee ■ Finance Committee
Executive Experience: Ms. Lee is an experienced financial and operational leader with extensive knowledge of the telecommunication industry, currently serving as Senior Vice President and Chief Audit Executive for AT&T Inc. (“AT&T”), a position she has held since 2021. Ms. Lee joined AT&T in 1993 and has served in various leadership capacities, including Senior Vice President and Chief Financial Officer, AT&T Network, Technology and Capital Management from 2018 to 2021.

Outside Board and Other Experience: Ms. Lee currently serves on the Board of Directors of Andretti Acquisition Corp., a special purpose acquisition company, where she chairs the Audit Committee. Ms. Lee serves on the Board of Directors for the Girl Scouts of Northeast Texas and leads the Finance Committee.

Skills and Qualifications: In more than three decades with AT&T, Ms. Lee has acquired a wealth of expertise in various areas including retail operations, distribution strategy, global supply chain, mergers, acquisitions, and integration, capital management, network and other capacity planning, and shared services operations. Her vast and multifaceted experience in the telecommunication industry translates well in her service on the Board. Ms. Lee also has significant public company financial oversight and leadership experience that strengthens the Board’s depth of financial acumen. Ms. Lee is a certified public accountant and veteran of the United States Army.

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PROPOSAL 1 – ELECTION OF DIRECTORS
LLOYD M. YATES
Age: 62 Director Since: 2020 President and CEO since 2022 Standing Board Committees: ■ None
Executive Experience: Mr. Yates has served as President and CEO of NiSource since February 2022. Mr. Yates retired in 2019 from Duke Energy, where he most recently served as Executive Vice President, Customer and Delivery Operations, and President, Carolinas Region, since 2014. In this role, he was responsible for aligning customer-focused products and services to deliver a personalized end-to-end customer experience to position Duke Energy for long-term growth, as well as for the profit/loss, strategic direction and performance of Duke Energy’s regulated utilities in North Carolina and South Carolina. Previously, he served as Executive Vice President of Regulated Utilities at Duke Energy, overseeing Duke Energy’s utility operations in six states, federal government affairs, and environmental and energy policy at the state and federal levels, as well as Executive Vice President, Customer Operations, where he led the transmission, distribution, customer services, gas operations and grid modernization functions for millions of utility customers. He held various senior leadership roles at Progress Energy, Inc., prior to its merger with Duke Energy, from 2000 to 2012.

Outside Board and Other Experience: Mr. Yates currently serves on the board of directors of Marsh & McLennan Companies. He previously served on the board of directors of American Water Works Company Inc. and Sonoco Products Company.

Skills and Qualifications: Mr. Yates brings significant energy and regulated utility experience to our Board. He has over 40 years of experience in the energy industry, including in the areas of profit/loss management, customer service, nuclear and fossil generation and energy delivery. At Duke Energy, he used his operational experience to improve safety, reliability and the overall customer experience for millions of customers. He has expertise overseeing regulated utility operations, working with state regulators, and managing consumer and community affairs. He also has experience managing gas and grid modernization functions, which is valuable to our Board as we execute our business strategies. In addition, his experience as a director for other prominent public companies benefits our Board by bringing additional perspective to a variety of important areas of governance and strategic planning.

  2023 Proxy Statement | 19

CORPORATE GOVERNANCE
Corporate Governance Enhancements
In 2022, there was significant Board and governance refreshment, which included a reconstitution of the committees and the addition of three new independent directors. All of our committees remain fully independent.
Director Independence
Under our Corporate Governance Guidelines, a majority of the Board must be comprised of “independent directors.” In order to assist the Board in making its determination of director independence, the Board has adopted categorical standards of independence consistent with the standards contained in Section 303A.02 of the NYSE Listed Company Manual. A copy of our Corporate Governance Guidelines is posted on our website at https://www.nisource.com/investors/governance.
In considering Mr. Johnson’s independence, the Board considered the ordinary course and arms-length business relationship between subsidiaries of the Company and TC Energy Corp., where Mr. Johnson serves as a member of the board of directors. The Board has affirmatively determined that, with the exception of Mr. Yates, all of the members of the Board and all nominees are “independent directors” as defined in Section 303A.02 of the NYSE Listed Company Manual and our Corporate Governance Guidelines.
Policies and Procedures with Respect to Transactions with Related Persons
We have established policies and procedures with respect to the review, approval and ratification of any transactions with related persons.
Under its charter, the ESN&G Committee reviews reports and disclosures of insider and related person transactions. Under our Conflicts of Interest policy, the following situations may present a conflict of interest and must be reviewed to determine if they involve a direct or indirect interest of any director, executive officer or employee (including immediate family members) or otherwise present a conflict of interest:
■
owning more than a 10% equity interest or a general partner interest in any entity that transacts business with the Company (including lending or leasing transactions, but excluding the receipt of utility service from the Company at tariff rates), if the total amount involved in such transactions may exceed $120,000;

■
selling anything to the Company or buying anything from the Company (including lending or leasing transactions, but excluding the receipt of utility service from the Company at tariff rates), if the total amount involved in such transactions may exceed $120,000;

■	consulting for or being employed by a competitor of the Company; and
■	being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any immediate family member employed by the Company.
Related person transactions are annually reviewed and, if appropriate, ratified by the ESN&G Committee. Directors are expected to raise any potential transactions involving a conflict of interest that relate to them with the ESN&G Committee so that they may be reviewed in a prompt manner. Additionally, officers are expected to raise any potential transactions involving a conflict of interest that relate to them with the General Counsel so that they may be reviewed in a prompt manner. The General Counsel’s office will review with the ESN&G Committee situations that may present a conflict of interest.
There were no transactions between the Company and any officer, director or nominee for director, or any affiliate of or person related to any of them, since January 1, 2022, of the type or amount required to be disclosed under the applicable Securities and Exchange Commission (“SEC”) rules.
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CORPORATE GOVERNANCE
Communications with the Board and Non-Management Directors
Stockholders and other interested persons may communicate any concerns they may have regarding the Company as follows:
■
Communications to the Board may be made to the Board generally, any director individually, the non-management directors as a group, or the Chair of the Board, by writing to the below address. The Corporate Secretary will review and forward, as appropriate, such correspondence in order to facilitate communication with the Board, its committees, the independent directors, or individual members.

NiSource Inc.
Attention: Board of Directors, or any Board member, or non-management directors, or Chair of the Board
c/o Corporate Secretary
801 East 86th Avenue
Merrillville, Indiana 46410
■
The Audit Committee has approved procedures with respect to the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or audit matters. Communications regarding such matters may be made by contacting our Ethics and Compliance Officer at ethics@nisource.com, calling the business ethics hotline at 1-800-457-2814, or writing to:

NiSource Inc.
Attention: Director, Corporate Ethics
801 East 86th Avenue
Merrillville, Indiana 46410
Stockholder Engagement
We are committed to engaging with our stockholders and soliciting their views and input on important governance, environmental, social, executive compensation and other matters. Our ESN&G Committee is responsible for overseeing the stockholder engagement process and the periodic review and assessment of stockholder input on governance matters. In 2022, management held conversations with stockholders on a variety of corporate governance topics, including Board composition, the Board’s annual evaluation process, executive compensation and other matters. The Company also held an Investor Day in November 2022, during which management continued these conversations with investors. The information obtained from stockholders was shared with our ESN&G Committee and used to enhance our disclosures. We intend to continue stockholder engagement on governance each year outside of the proxy season. Our independent directors are available to engage in dialogue with stockholders on matters of significance to understand stockholders’ views. In addition, management regularly participates in investor and industry conferences throughout the year to discuss performance and share its perspective on the Company and industry developments.
Code of Business Conduct
We have a Code of Business Conduct to promote: (i) ethical behavior, including the ethical handling of conflicts of interest; (ii) full, fair, accurate, timely and understandable financial disclosure; (iii) compliance with applicable laws, rules and regulations; (iv) accountability for adherence to our Code of Business Conduct; and (v) prompt internal reporting of violations of our code. Our Code of Business Conduct satisfies applicable SEC and NYSE requirements and applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer and controller), as well as to our employees of and our affiliates. A copy of our Code of Business Conduct is available on our website at https://www.nisource.com/investors/governance and also is available to any stockholder upon written request to our Corporate Secretary at the address noted above under the heading “Communications with the Board and Non-Management Directors.”
Any waiver of our Code of Business Conduct for any director, executive officer or Section 16 Officer may be made only by the Audit Committee of the Board and must be promptly disclosed to the extent and in the manner required by the SEC or the NYSE and posted on our website. No such waivers have been granted.
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CORPORATE GOVERNANCE
To instill and reinforce our values and culture, we require our employees to participate in regular training on rotating ethics and compliance topics each year, including, among others, raising concerns, treating others with respect, preventing discrimination in the workplace, anti-bribery and corruption, data protection, unconscious biases, harassment, conflicts of interest, and the anonymous ethics and compliance hotline. All employees receive training on our Code of Business Conduct biannually or more frequently if there is a material change in content. Our business ethics program, including the employee training program, is reviewed annually by our executive leadership team and the Audit Committee of the Board. Our Audit Committee receives regular updates throughout the year.
Corporate Governance Guidelines
The ESN&G Committee is responsible for annually reviewing and reassessing the Corporate Governance Guidelines and submitting any recommended changes to the Board for its approval. A copy of the Corporate Governance Guidelines can be found on our website at https://www.nisource.com/investors/governance and is also available to any stockholder upon written request to our Corporate Secretary.
Board Leadership Structure
Our Corporate Governance Guidelines state that we should remain free to configure leadership of the Board in the way that best serves our interests at the time and, accordingly, the Board has no fixed policy with respect to combining or separating the offices of Chair and CEO. If the Chair is not an independent director, an independent Lead Director will be chosen annually by the Board, taking into account the recommendation of the ESN&G Committee. The Chair or, if the Chair is not an independent director, the Lead Director, will be the presiding director of executive sessions of the Board. To promote open discussion among the non-management directors, the Board schedules regular executive sessions at meetings of the Board and each of its committees.
Since late 2006, the offices of Chair and CEO of the Company have been held by different individuals, with the Chair being an independent director.
The duties of the Chair of the Board are as follows:
■	providing leadership to the Board and management, and monitoring the discharge of their duties;
■	presiding at meetings of stockholders and the Board, including executive sessions of the Board and meetings of the independent directors;
■	serving as a liaison between the independent directors and management;
■	in consultation with the CEO, setting agendas for the meetings of the Board, and developing annual Board meeting schedules for approval by the Board;
■	ensuring proper flow of information to the Board;
■	having the authority to call special meetings of the Board and independent directors;
■	being available for consultation and direct communication with stockholders and other key stakeholders, as appropriate; and
■	having such other responsibilities and performing such duties as may from time to time be assigned to him or her by the Board.
The Board periodically reviews the structure and the division of responsibilities between the role of independent Chair and CEO. The structure and division of responsibilities is intended to maintain the integrity of the oversight function of the Board by providing a separate framework of responsibilities for the independent Chair as set forth above.
Board Oversight of Risk
The Board takes an active role in monitoring and assessing our strategic, compliance, operational and financial risks, as well as cybersecurity risks. The Board has oversight over risks related to Environmental, Social and Governance (“ESG”) strategy and governance, including assuring that ESG risks and opportunities are directly tied to our business strategy and understanding how we are measuring progress toward goals as part of our ESG strategy. The Board administers its oversight function through utilization of its various committees.
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CORPORATE GOVERNANCE
Our Risk Management Committee, which consists of members of our senior management, is responsible for oversight of our risk management process. Senior management regularly provides reports on our risks to the Board, the Audit Committee and the other Board committees that oversee the applicable risks. Additionally, the Audit Committee discusses with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives on our financial statements and is responsible for review and evaluation of our major risk exposures, including cybersecurity and supplier risks, and the steps management has taken to monitor and control such exposures.
The Compensation and Human Capital Committee, the Safety, Operations, Regulatory and Policy (“SORP”) Committee, the Finance Committee and the ESN&G Committee are each charged with overseeing the risks associated with their respective areas of responsibility. For example, the Compensation and Human Capital Committee oversees risks related to executive compensation and human capital management matters, including incentive compensation, succession planning, diversity, employee engagement, culture and talent management. The SORP Committee oversees risks related to safety and operations. The Finance Committee oversees risks related to capital management and allocation and investor relations. The ESN&G Committee oversees risks related to environmental, social, sustainability and climate change matters, public company governance, CEO succession planning, political spending and stockholder engagement. For more information regarding the oversight responsibilities of the Board Committees, see the descriptions of the committees below.
Generally, at each Board meeting, the chairs of each committee provide a report to the Board on any key items and risks discussed at the respective committee meetings. In addition, the Board regularly discusses the Company’s short-, medium-, and long-term strategy and risks. Shorter term risks and related matters are generally discussed at meetings of the Board and applicable committee on a regular and recurring basis, whereas longer term risks are discussed at least annually and as appropriate throughout the course of the year. Our Board or applicable committee receives information from external advisors and others, including the Company’s independent auditors, legal counsel, compensation consultant, and financial advisors, to advise on key risks and other issues relevant to the Company.
Succession Planning
Our management team performs succession planning quarterly for officer-level and critical roles to ensure that we develop and sustain a strong bench of talent capable of performing at the highest levels. Not only is talent identified, but potential paths of development are discussed to ensure that employees have an opportunity to build their skills and are well prepared for future roles. We maintain formal succession plans for our CEO and key executive officers. The succession plan for our CEO is reviewed by the ESN&G Committee and the succession plans for executive officers (other than the CEO) and critical roles are reviewed by the Compensation and Human Capital Committee annually or more frequently as needed.
Meetings and Committees of the Board
The Board met 12 times during 2022. Each incumbent director attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which he or she served, and in each case, during the periods that he or she served. Pursuant to our Corporate Governance Guidelines, directors are expected to attend all Board meetings to spend the time needed to discharge their responsibilities as directors and to attend the annual meeting of stockholders.
All but one of the then-serving directors attended the 2022 annual meeting of stockholders.
Pursuant to our Corporate Governance Guidelines, the Board expects that our senior officers will regularly attend Board and Committee meetings, present proposals and otherwise assist in the work of the Board. Members of the Board have direct access to all of our employees, outside advisors and independent registered public accounting firm.
The Board has established six standing committees to assist the Board in carrying out its duties: the Audit Committee, the Compensation and Human Capital Committee, the ESN&G Committee, the Executive Committee, the Finance Committee and the SORP Committee. The Board generally evaluates the structure and membership of its committees on an annual basis, appoints the independent members of the Board to serve on the committees and elects committee
  2023 Proxy Statement | 23

CORPORATE GOVERNANCE
chairs following the annual meeting of stockholders. The following table shows the composition of each standing Board committee as of the date of this Proxy Statement. Mr. Yates does not serve on any committee but is invited to attend various committee meetings. Mr. Kabat, Chair of the Board serves on the ESN&G committee and is invited to attend all meetings of each of the other committees.
Board Committee Composition
Director	Audit	Compensation and Human Capital	SORP	Finance	ESN&G	Executive
Peter A. Altabef				✔*	✔	✔
Sondra L. Barbour(1)	✔				✔
Theodore H. Bunting, Jr.(1)	✔*	✔				✔
Eric L. Butler	✔	✔*				✔
Aristides S. Candris			✔*		✔	✔
Deborah A. Henretta		✔			✔*	✔
Deborah A. P. Hersman			✔	✔
Michael E. Jesanis			✔	✔
William D. Johnson		✔	✔
Kevin T. Kabat(2)					✔	✔*
Cassandra S. Lee(1)	✔			✔
Lloyd M. Yates
*	Committee Chair
(1)	Audit Committee Financial Expert, as defined by SEC rules.
(2)	Independent Chair of the Board.
The summaries below are qualified by reference to the entire charter for each of the Audit, Compensation and Human Capital, ESN&G, Executive, Finance and SORP Committees; each of which can be found on our website at https://www.nisource.com/investors/governance and is also available to any stockholder upon written request to our Corporate Secretary. Additionally, any committee may perform other duties and responsibilities, consistent with their respective charters, our Amended and Restated Bylaws (our “Bylaws”), governing law, the rules of the NYSE, the federal securities laws and such other requirements applicable to us, delegated to any committee by the Board, or in the case of the Compensation and Human Capital Committee, under any provision of any of our benefit or compensation plans.
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CORPORATE GOVERNANCE
Audit Committee
The Audit Committee met ten times in 2022. Our Audit Committee is responsible for the oversight of our internal audit function and financial reporting process. The Audit Committee has the sole authority to appoint, retain or replace our independent registered public accounting firm and is responsible for, among other things:
■	monitoring the integrity of the financial statements of the Company;
■	reviewing our independent registered public accounting firm’s qualifications and independence and compensating our independent registered public accounting firm;
■	overseeing the performance of our internal audit function and our independent registered public accounting firm;
■	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements before earnings announcements;
■	reviewing and discussing with management our annual and quarterly earnings press releases;
■
reviewing and discussing with management and our independent registered public accounting firm major issues regarding accounting principles and financial statement presentations, adequacy of internal controls, and any critical judgments or accounting estimates made in connection with the preparation of financial statements;

■
reviewing and evaluating our major risk exposures, including cybersecurity and supplier risks, and the steps management has taken to monitor and control such exposures, including discussion of our risk assessment and risk management policies; and

■	overseeing our compliance with legal and regulatory requirements.
The Board has determined that all of the members of the Audit Committee are independent as defined under the applicable NYSE and SEC rules, including the additional independence standard for audit committee members, and under our Corporate Governance Guidelines.
For more information regarding the Audit Committee, see “Audit Committee Report,” “Proposal 4 — Ratification of Independent Registered Public Accounting Firm” and “Independent Registered Public Accounting Firm Fees” below.
Compensation and Human Capital Committee
The Compensation and Human Capital Committee met four times in 2022. The Compensation and Human Capital Committee is responsible for reviewing our human capital management function and programs, including related procedures, programs, policies and practices, and to make recommendations to management with respect to equal employment opportunity and diversity, equity and inclusion (“DE&I”) initiatives, employee engagement and corporate culture and talent management. The Compensation and Human Capital Committee also apprises the Board with respect to the evaluation, compensation and benefits of our executives. Its responsibilities include, among others:
■	evaluating the performance of our CEO and other executive officers in light of our goals and objectives;
■	reviewing and approving the corporate goals and objectives relevant to CEO and executive officer compensation;
■	making recommendations to the independent Board members regarding CEO compensation and approving compensation of the other executive officers;
■	reviewing and approving periodically a general compensation policy for our other officers and officers of our principal subsidiaries;
■	approving, or if appropriate, making recommendations to the Board with respect to incentive compensation plans and equity-based plans;
■	reviewing our officer candidates for election by the Board;
■	reviewing and evaluating the executive officers’ development and succession plan (other than our CEO’s succession plan, which is reviewed by the ESN&G Committee);
■	evaluating the risks associated with our compensation policies and practices and the steps management has taken to monitor and control such risks; and
■
overseeing the Company’s human capital management function, including procedures, programs, policies and practices with respect to equal employment opportunity and DE&I initiatives; employee engagement and corporate culture; and talent management.

  2023 Proxy Statement | 25

CORPORATE GOVERNANCE
All of the directors serving on the Compensation and Human Capital Committee are: (i) independent as defined under the applicable NYSE and SEC rules and under our Corporate Governance Guidelines and the additional NYSE independence standard for members of compensation committees and (ii) “non-employee directors” as defined under Rule 16b-3 of the Exchange Act. For additional information regarding the Compensation and Human Capital Committee’s principles, policies and practices, please see the discussion under “Compensation Discussion and Analysis (CD&A)”.
SORP Committee
The SORP Committee met six times during 2022. The SORP Committee assists the Board in overseeing the programs, performance and risks relative to the oversight and review of our operations, including safety, performance and regulatory compliance matters. Its responsibilities include, among others:
■	overseeing the overall performance of our utility company operations;
■	evaluating our safety policies, practices and performance relating to our employees, contractors and the general public;
■	reviewing and assessing stockholder proposals related to safety, operations, regulatory or policy;
■	monitoring our relationships with regulatory and governmental authorities;
■	reviewing and monitoring major legislation, regulation and other external influences that pertain to the SORP Committee’s responsibilities and assessing the impact on us; and
■	reviewing and evaluating our programs, policies, practices and performance with respect to health and safety compliance auditing.
Finance Committee
The Finance Committee met five times during 2022. Its responsibilities include the following, among others:
■	reviewing and evaluating our financial plans, capital structure, equity and debt levels, dividend policy and financial policies;
■	reviewing our corporate insurance programs;
■	reviewing our investment strategy and investments;
■	reviewing and evaluating our financial, tax, third party credit and commodity risks and the steps management has taken to monitor and control such risks;
■	reviewing our annual earnings guidance and capital budgets and recommending approval to the Board; and
■	reviewing our hedging policies and exempt swap transactions.
ESN&G Committee
The ESN&G Committee met five times in 2022. Its responsibilities include, among others:
■	identifying individuals qualified to become Board members, consistent with criteria approved by the Board;
■	recommending to the Board director nominees for election at the next annual meeting of the stockholders;
■	developing and recommending to the Board the Corporate Governance Guidelines;
■	consulting with management to determine the appropriate response to stockholder proposals submitted pursuant to SEC rules;
■
reviewing and evaluating our reports, programs, policies, practices and performance with respect to environmental, sustainability and social matters, including polices and initiatives related to corporate social responsibility issues and DE&I;

■	overseeing our ESG-related stockholder engagement process and periodically reviewing stockholder input on corporate governance matters;
■	reviewing and evaluating our CEO succession plan and working with the Board to evaluate potential successors to our CEO;
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CORPORATE GOVERNANCE
■	reviewing and overseeing, at least annually, corporate and business unit political spending;
■	reviewing reports and disclosures of insider and related person transactions;
■	reviewing and evaluating our strategy, efforts, programs, policies, practices and performance with respect to environmental, social, sustainability and climate change matters;
■	reviewing our sustainability targets and our progress towards achieving such targets;
■	monitoring risks and opportunities related to environmental, social, sustainability and climate change matters;
■	evaluating any resignation tendered by a director and making recommendations to the Board about whether to accept such resignation; and
■	overseeing the evaluation of the performance of the Board and its committees.
The ESN&G Committee, with the assistance of the independent compensation consultant, annually reviews the amount and composition of non-employee director compensation. Please see the discussion under the heading “2022 Director Compensation” for a description of the compensation we provide to our non-employee directors. The ESN&G Committee also leads the processes set forth below.
Director Selection Process. The ESN&G Committee identifies and screens candidates for director and makes its recommendations for director to the Board. At times the Board may establish an ad hoc search committee to assist the ESN&G Committee in this process. Additionally, the ESN&G Committee has the authority to retain a search firm to help it identify director candidates to the extent it deems necessary or appropriate. Any search firm that is engaged will include women and minority candidates in the pool from which the ESN&G Committee selects director candidates. In considering candidates for director, the ESN&G Committee considers the skills, expertise, experience and qualifications that will best complement the overall mix of skills and expertise of the Board in view of the strategy of, and the risks and opportunities that we face, as well as each candidate’s relevant business, academic and industry experience, professional background, age, current employment, community service, other board service and other factors. In addition, the ESN&G Committee takes into account the racial, ethnic and gender diversity of the Board and actively seeks minority and female candidates.
The ESN&G Committee seeks to identify and recommend candidates with a reputation for, and record of, integrity and good business judgment who have experience in positions with a high degree of responsibility and are leaders in the organizations with which they are affiliated; are effective in working in complex collegial settings; are free from conflicts of interest that could interfere with a director’s duties to us and our stockholders; and are willing and able to make the necessary commitment of time and attention required for effective service on the Board, including limiting their service on other boards to a reasonable number. The ESN&G Committee also takes into account the candidate’s level of financial literacy. The ESN&G Committee monitors the mix of skills and experience of the directors in order to assess whether the Board has the necessary tools to perform its oversight function effectively. The ESN&G Committee also assesses the diversity of the Board as a part of its annual self-assessment process as described in more detail below. The ESN&G Committee will consider nominees for directors recommended by stockholders and will use the same criteria to evaluate candidates proposed by stockholders as it uses to evaluate the candidates identified by the Board.
The Board has determined that all of the members of the ESN&G Committee are independent as defined under the applicable NYSE rules and our Corporate Governance Guidelines.
For information on how to nominate a person for election as a director at the 2024 Annual Meeting, please see the discussion under the heading “Stockholder Proposals and Nominations for 2024 Annual Meeting.”
Evaluation Processes. The Board recognizes that a robust and constructive performance evaluation process is an essential component of Board effectiveness. As such, the Board conducts (a) director and (b) board and committee annual performance evaluations that are intended to determine whether the Board, each of its committees, and individual Board members are functioning effectively and to provide them with an opportunity to reflect upon and improve processes and effectiveness. The ESN&G Committee oversees these evaluation processes. Annually at its meeting in March, the ESN&G Committee initiates the board and committee self-evaluation process and approves the form of written evaluation questionnaires that are distributed to each director for completion. The written evaluation questionnaires are updated each year as necessary to reflect changes identified in the prior year, any committee charter changes and any suggestions from the directors. The questionnaires solicit feedback on Board composition, Board
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CORPORATE GOVERNANCE
meeting mechanics, including information received, core responsibilities, relationship with management, committee functioning and other relevant matters. Annually at its meeting in October, the ESN&G Committee initiates the director evaluation process and approves the form of written evaluation questionnaires that are distributed to each director for completion. Similar to the board and committee evaluations, the director evaluation questionnaires are reviewed and updated annually, as needed to reflect changes identified since the prior year, any committee charter changes and any suggestions from the directors. In addition, on an ongoing basis, the ESN&G Chair meets with each director individually to solicit feedback with respect to both the full Board and any committee on which the director serves, in addition to individual director performance and Board dynamics. Our Board utilizes the results of these evaluations in making decisions on Board agendas, Board structure, committee responsibilities and agendas, information presented to the Board, and continued service of individual directors on the Board. This information is then shared with the Board, and appropriate actions or changes are then identified.
Director Education. At the Company’s expense, all directors are encouraged to periodically attend director continuing education programs offered by various organizations. The Company also maintains an orientation program that consists of written materials, oral presentations, and site visits. In addition to orientation, we maintain an internal director education program where corporate and industry information is disseminated through various mediums, including presentations and written materials, webinars and seminars and site visits.
Retirement Age; No Term Limits. The Board periodically evaluates the performance and qualifications of individual directors in connection with the nomination process, including the appropriate time for retirement of directors. However, no director after having attained the age of 72 years will be nominated for re-election to the Board unless the Board determines that the nomination is in the best interests of the Company. In addition, although the ESN&G
Committee will consider length of service in recommending candidates for re-election, the Board does not believe that adopting a set term limit for directors serves our interests. Such limits may result in the loss of contributions from directors who have been able to develop, over a period of time, increasing insight into our operations and our strategic direction. The ESN&G Committee reviews these policies as part of its annual governance review and will consider modifications to these policies as deemed necessary and in our best interests and the best interests of our stockholders.
Director Compensation. This section describes compensation for our non-employee directors. To attract and retain highly qualified candidates to serve on the Board, we provide a combination of cash and equity awards. Our non-employee director compensation is reviewed annually by our ESN&G Committee with the assistance of Meridian Compensation Partners, LLC (“Meridian”), the Compensation and Human Capital Committee’s independent compensation consultant. A full-time employee who serves as a director does not receive any additional compensation for service on the Board.
For 2022, each non-employee director received an annual retainer of $275,000, consisting of $110,000 in cash and an award of restricted stock units (“RSUs”) valued at $165,000 at the time of grant. The cash retainer is paid in arrears in four equal installments at the end of each calendar quarter.
RSUs are awarded annually, and the number of RSUs is determined by dividing the value of the grant by the closing price of our common stock on the grant date. The RSUs granted following the Company’s 2022, 2021 and 2020 annual meetings of stockholders were granted under the NiSource Inc. 2020 Omnibus Incentive Plan (“2020 Omnibus Plan”), while RSU awards granted prior to the 2020 annual meeting of stockholders were granted under the NiSource Inc. 2010 Omnibus Incentive Plan (“2010 Omnibus Plan”). Unless the non-employee director elects to defer receipt of his or her RSU awards, the RSUs are payable in shares of our common stock on the earlier to occur of: (a) the last day of the director’s annual term for which the RSUs are awarded; or (b) the date that the director separates from the Board due to a “Change-in-Control” (as defined in the 2020 Omnibus Plan or 2010 Omnibus Plan (the “Omnibus Plan”), as applicable); provided, however, that any director that commences service on the Board after the start of an annual term will vest on the first anniversary of the initial grant. The RSU awards also contain pro-rata vesting provisions for a separation from the Board due to retirement, death or disability. RSUs accrue dividends prior to settlement in shares of our common stock. If a non-employee director elects to defer receipt of his or her RSUs, then such deferred stock units will be paid in shares of our common stock upon the non-employee director’s separation from the Board or such other date selected by the non-employee director.
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CORPORATE GOVERNANCE
Each non-employee director who serves as chair of a Board committee receives compensation for the additional responsibilities associated with such service. The 2022 committee chair fees were $20,000 for each of the standing committees. The Chair of the Board received additional annual compensation of $160,000 for his role. These fees are paid in cash in arrears in four equal installments and are prorated in the case of partial year service.
All Other Compensation. The compensation included under the column “All Other Compensation” in the 2022 Director Compensation Table below consists of matching contributions made by the NiSource Charitable Foundation (the “Foundation”).
Director Stock Ownership. The Board maintains stock ownership requirements for directors that are included in our Corporate Governance Guidelines. Within five years of becoming a non-employee director, each non-employee director is required to hold an amount of our stock with a value equal to five times the annual cash retainer paid to directors. Company stock that counts towards satisfaction of this requirement includes shares purchased on the open market, awards of restricted stock or RSUs, and shares beneficially owned in a trust or by a spouse or other immediate family member residing in the same household. All of the non-employee director nominees are in compliance with the stock ownership guideline or are within the five-year transition period included in the Corporate Governance Guidelines.
Each director has a significant portion of his or her compensation directly aligned with long-term stockholder value. Approximately sixty percent (60%) of a non-employee director’s 2022 annual retainer (valued as of the time of award and excluding committee retainers) consisted of RSUs, which are converted into common stock when vested and distributed to the director.
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2022 DIRECTOR COMPENSATION
2022 Director Compensation
The table below sets forth all compensation earned by or paid to our non-employee directors in 2022. Mr. Yates’ compensation below was for his service as a director in 2022 prior to becoming our President and CEO. Upon becoming President and CEO, Mr. Yates did not receive any additional compensation for his service on the Board. Mr. Yates’ Compensation for serving as President and CEO during 2022 is discussed in the Executive Compensation section of this Proxy Statement.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Peter A. Altabef	128,024	165,000	10,000	303,024
Sondra L. Barbour	100,685	165,000	—	265,685
Theodore H. Bunting, Jr.	128,024	165,000	—	293,024
Eric L. Butler	128,024	165,000	—	293,024
Aristides S. Candris	128,024	165,000	10,000	303,024
Wayne S. Deveydt	41,774(5)	—	—	41,774
Deborah A. Henretta	120,121	165,000	7,500	292,621
Deborah A.P. Hersman	108,024	165,000	2,000	275,024
Michael E. Jesanis	108,024	165,000	2,500	275,524
William D. Johnson	86,290	165,000	—	251,290
Kevin T. Kabat	275,927	165,000	—	440,927
Cassandra S. Lee	94,758	165,000	1,050	260,808
Carolyn Y. Woo	7,903(5)	—	35,000(6)	42,903
Lloyd M. Yates	12,702	—	—	12,702
(1)	The fees shown include the annual cash retainer and any Board and chair fees paid during the year to each non-employee director.
(2)
The amounts shown reflect the grant date fair value of awards computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For RSUs, the grant date fair value is the number of shares multiplied by the closing price of our stock on the award date. On May 24, 2022, each non-employee director received an award of RSUs valued at $165,000, which was equal to approximately 5,282 RSUs valued at $31.24 per unit, the closing price of our common stock on that date. For information on the valuation assumptions used in these computations, see Note 14 to our consolidated financial statements included in our 2022 Annual Report on Form 10-K.

(3)
As of December 31, 2022, the number of equity awards (in the form of RSUs or deferred stock units) that were outstanding for each non-employee director was as follows: Mr. Altabef, 5,369; Ms. Barbour, 7,052, Mr. Bunting, 27,523; Mr. Butler, 5,369; Dr. Candris, 67,169; Ms. Henretta, 50,056; Ms. Hersman, 23,255; Mr. Jesanis, 5,369; Mr. Johnson, 9,363, Mr. Kabat, 5,369; and Ms. Lee, 6,851. For Mr. Yates, the number of RSUs or deferred stock units outstanding as of December 31, 2022 was 44,545.

(4)
The amounts shown reflect matching contributions made by the Foundation under the Director Charitable Match Program. The Foundation matches up to $10,000 annually in contributions by any non-employee director to approved tax-exempt charitable organizations. Any amount not utilized for the match in the year it is first available is carried over to the following year.

(5)	Dr. Woo departed from the Board effective January 27, 2022. Mr. DeVeydt departed from the Board effective March 15, 2022.
(6)
In connection with Dr. Woo’s retirement from the Board, the Board approved a contribution in the amount of $35,000 to be made by the Foundation to the tax-exempt charitable organization of Dr. Woo’s choice, subject to the approval of the Foundation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows as of March 6, 2023, the number of shares of our outstanding common stock beneficially owned by: (i) beneficial owners of more than 5% of our outstanding common stock (based solely on the Schedule 13G filings and any amendments thereto filed with the SEC on or before March 6, 2023) except as noted below; (ii) each of our directors and NEOs; and (iii) our directors and executive officers as a group. None of the NEOs or directors has any outstanding stock options as of that date. The business address of each of our directors and executive officers is our address.
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class Outstanding
5% Owners
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	52,054,948	12.82%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	43,425,768	10.6%
State Street Corporation(3) State Street Financial Center 1 Lincoln Street Boston, MA 02111	22,596,044	5.56%

Directors and Named Executive Officers
Shawn Anderson(5)		30,310
Peter A. Altabef(4)		35,641
Sondra L. Barbour(4)		7,117
Melody Birmingham(5)		0
Donald E. Brown(5)		140,913
Theodore H. Bunting, Jr.(4)		23,251
Eric L. Butler(4)		46,718
Aristides S. Candris(4)		20,344*
Joseph Hamrock(5)		479,994
Deborah A. Henretta(4)		4,477*
Deborah A.P. Hersman(4)		14,110*
William Jefferson, Jr.(5)		0
Michel E. Jesanis(4)		46,875
William D. Johnson(4)		6,421
Kevin K. Kabat(4)		45,481
Cassandra S. Lee(4)		6,914
Pablo A. Vegas(5)		66,483
Lloyd M. Yates(4)(5)		19,738
All directors and executive officers as a group (22 persons)		*
* Less than 1%
(1)
As reported on an amendment to statement on Schedule 13G/A filed with the SEC on behalf of The Vanguard Group on February 9, 2023. The Vanguard Group reported shared voting power with respect to 729,060 shares, sole dispositive power with respect to 50,210,058 shares and shared dispositive power with respect to 1,844,890 shares.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(2)
As reported on an amendment to statement on Schedule 13G/A filed with the SEC on behalf of BlackRock, Inc. on January 27, 2023. BlackRock, Inc. reported sole voting power with respect to 40,059,742 shares and sole dispositive power with respect to 43,425,768 shares.

(3)
As reported on an amendment to statement on Schedule 13G/A filed with the SEC on behalf of State Street Corporation on February 7, 2023. State Street Corporation reported shared voting power with respect to 18,794,883 shares and shared dispositive power with respect to 22,594,019 shares.

(4)	Does not include RSUs issued under the Omnibus Plan unless the shares have been distributed or the non-employee director has the right to acquire the shares within 60 days of March 6, 2023.
(5)	Includes shares held in our 401(k) Plan and shares that are distributable within 60 days of March 6, 2023.
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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
In the CD&A, we describe and discuss our executive compensation program, including its objectives and elements, as well as determinations made by the Compensation and Human Capital Committee regarding the compensation of our named executive officers (“NEOs”). Below is a condensed table of contents to help guide you through the CD&A section of this proxy statement:
- Executive Overview (pp 33)
- Executive Compensation Decision Making (pp 37)
- Our Executive Compensation Program (pp 38)
- Executive Compensation Elements (pp 39)
- Executive Compensation Process and Guidelines (pp 47)
Executive Overview
Our Named Executive Officers (NEOs)
As of December 31, 2022, the NEOs are:
Lloyd Yates —President and Chief Executive Officer (“CEO”)
Donald E. Brown—Executive Vice President and Chief Financial Officer (“CFO”)
Shawn Anderson—Senior Vice President Strategy and Chief Risk Officer
Melody Birmingham—Executive Vice President and Chief Innovation Officer
Bill Jefferson—Executive Vice President and Chief Safety Officer
Joseph Hamrock—Former President and Chief Executive Officer
Pablo A. Vegas—Former Executive Vice President and Group President, Utilities
On March 15, 2023, we announced a reconfiguration of leadership responsibilities for several of the above named NEOs, effective March 27, 2023. Please see our annual report or our website for further details.
Our Company
NiSource is one of the largest fully regulated utility companies in the United States, serving approximately 3.2 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s approximately 7,500 employees are focused on safely delivering reliable and affordable energy to our customers and the communities we serve.
Our strategies focus on improving safety and reliability, enhancing customer service, pursuing regulatory and legislative initiatives to increase accessibility for customers currently not on our gas and electric service, ensuring customer affordability and reducing emissions while generating sustainable returns. With our strategies in mind, NiSource is committed to providing safe and reliable energy for our customers, which in turn creates value for our stockholders. Our executive compensation program is intended to attract and retain the best leadership talent in the industry. At the same time, our compensation program is designed to align our executives to achieve these critical commitments.
Leadership Enhancements In 2022
2022 was a year of continued transition for NiSource. Following the planned retirement of former CEO and president Joe Hamrock, the company appointed Lloyd Yates as CEO and President, assuming these roles on February 14, 2022. Mr. Hamrock assisted in facilitating the CEO transition in a non-executive officer role and resigned effective July 31, 2022.
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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
On July 1, 2022, William Jefferson and Melody Birmingham joined NiSource. On September 2, 2022, Pablo Vegas departed NiSource.
Company Performance Highlights in 2022 and Impact on Compensation Outcomes
In 2022, NiSource completed a comprehensive business review, resulting in a top-tier plan to drive shareholder value. Additionally, we maintained strong regulatory execution throughout the NiSource footprint; continued focus on operational excellence, efficiency, and enhanced safety; and built a long-term plan to invest in new technologies to change how NiSource and our operating companies plan, schedule, and execute work in the field and engage and provide service to customers.
In 2022, we delivered strong financial performance, exceeding our adjusted earnings guidance. We also:
1.
Aligned our business priorities to optimize growth by refreshing our mission, vision, values, and aspirational commitments to advance our goals to deliver safe, reliable energy that drives value to our customers.

2.	Continued to advance our sustainability plan by announcing a net zero goal, which places NiSource among the industry leaders.
3.
Were recognized by LRQA, a leading global provider of professional engineering and technology services, for achieving conformance certification in the American Petroleum Institute’s Recommended Practice 1173 for its Safety Management System (SMS).

4.	Committed to increasing our spend with diverse suppliers as part of our economic inclusion initiatives.
5.
Earned several awards, including being recognized on the Forbes list of Best Employers for Women 2022 and named to the S&P Global Sustainability Yearbook for the first time, recognizing NiSource as one of the world’s most sustainable companies.

We believe that our performance highlights reflect a successful year of commitment to our shareholders while not wavering on our company’s shared commitment to safety, reliability, affordability, and sustainability.
Business Performance Affecting Compensation Outcomes for 2022
The Compensation and Human Capital Committee believes that 2022 compensation awards and outcomes were appropriate and are reflective of performance. Below is a summary by each Compensation and Human Capital Committee approved performance measure, showing the target performance goals, achieved results and percentage of target for i) STI earned in 2022, ii) 2020 PSUs earned over the 2020-2022 performance period, and iii) 2021 Special PSUs earned over the 2021-2022 performance period.
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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
2022 STI
The 2022 STI program design included financial and safety performance measures that each had a target goal. For the officer level STI program participants, actual individual award values were subject to discretionary adjustment based upon individual performance. The 2022 overall achieved results for the performance measures were115% of target. After review by the Compensation and Human Capital Committee, a 94.44% payout opportunity pool was funded for STI. For more information, see “Executive Compensation Elements – 2022 Short-Term Incentive (STI) Program.”
Performance Measure	Target Goal	Achieved Results	% of Target STI Earned
FINANCIAL PERFORMANCE (70% weighting)
NOEPS	$1.44 - $1.46	$1.47	108%
SAFETY SCORECARD (30% weighting)
Severe Injury and Event Year Over Year Reduction	20%	50%	150%
Executive and Leadership Safety Observations	35,600	53,448	150%
Process Safety Incidents	0	0	100%
Operational Rigor	95%	100%	150%
Records and Technology:
Completion POD and District Regulator Station Isometric Drawings for Above Ground Assets	97%	99%	133%
Buried Control Lines Located and Mapped on Isometric Drawings (>=125# Station Inlet Pressure)	10%	22%	150%
% of leak survey main miles completed by Picarro technology	27%	28%	100%
% of identified field employees protected with 4 gas sensor/Lone Worker technology (NiSafe/Blackline)	98%	99%	125%
2020 PSUs
The three-year results for 2020-2022 for the below performance measures resulted in 79% of target PSUs earned for our NEOs. For more information, see “Executive Compensation Elements – 2020 PSU Awards.”
Prior to the payment of any 2020 PSUs, a threshold net operating earnings per share (“NOEPS”) trigger must be met. NOEPS is a non-GAAP measure described in “Executive Compensation Elements – 2022 Short-Term Incentive (STI) Program.”
Performance Measure	Target Goal	Achieved Results	% of Target STI Earned
FINANCIAL PERFORMANCE (80% weighting)
Thee-Year Cumulative NOEPS	$4.25	$4.21	74%
Relative Total Shareholder Return (20% weighting)
Three-Year Customer Value Framework	Various Customer Value Goals	1 of 4 goals met	5%
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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
2021 PSUs
The results for the 2021 PSUs earned over the 2021-2022 performance year resulted in 175% of target PSUs earned for our NEOs.
Performance Measure	Target Goal	Achieved Results	% of Target STI Earned
FINANCIAL PERFORMANCE (100% weighting)
Relative Totals Shareholder Return (over 2 and 3 year Performance Period)	55th Percentile	82nd Percentile	177%
SAFETY SCORECARD (+/-20% modifier)
Average Annual STI Safety Scorecard Results (as % of Target) Over Three-Year Performance Period	100%	99%	-1%
Components of 2022 Compensation
The mix of key elements of compensation (expressed as a proportion of total compensation) awarded to our chief executive officer reflects a significant portion of the total target being both performance-based and at-risk, which is consistent with our pay for performance philosophy.
For 2022, the Compensation and Human Capital Committee approved a mix of pay that balanced short-term and long-term incentives and focused the efforts of our NEOs on the achievement of both short-term business objectives and long-term strategic objectives. The majority of our NEOs’ total target direct compensation was in the form of equity awards to further align the interests of our NEOs with those of our stockholders. For more information, see “Our Executive Compensation Program.”
Highlights of our Compensation Practices
We review all elements of our executive compensation program and, in addition to designing a program to comply with required rules, we adopt current best practices where deemed appropriate for our business and shareholders.
We DO Have This Practice		We Do NOT Have This Practice
✔	Incentive award metrics that are tied to key company performance measures	✘	Repricing of options without stockholder approval
✔	Share ownership guidelines applicable to executive officers and independent directors	✘	Hedging or pledging transactions or short sales by executive officers or directors
✔	Compensation recoupment policy	✘	Tax gross-ups for Named Executive Officers
✔	Limited perquisites	✘	Automatic single-trigger equity vesting upon a change-in-control
✔	Prohibition against pledging unearned shares in our long-term incentive plan	✘	Excise tax gross-ups under change-in-control agreements
✔	Double-trigger severance benefits upon a change-in-control	✘	Excessive pension benefits or defined benefit supplemental executive retirement plan
✔	One-year minimum vesting for equity awards	✘	Excessive use of non-performance based compensation
✔	Significant portions of the executive compensation opportunity that are entirely contingent on performance against pre-established performance goals	✘	Excessive severance benefits
✔	Independent compensation consultant
✔	Annual Say-on-Pay vote by stockholders
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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
Executive Compensation Decision Making
Our Objectives
The key design priorities of our 2022 executive compensation program were to:
Provide a competitive total target direct compensation package that enables us to:
■	Attract and retain talented executives	■	Provide market competitive compensation opportunities
■	Motivate and reward executives for sustaining high performance	■	Ensure significant portions of pay opportunity are aligned with our strategy and shareholder value creation
The Compensation and Human Capital Committee believes that our executive compensation program is thoughtfully and effectively constructed to fulfill our compensation objectives and reward effective leadership decisions that support the creation of value for all our stakeholders: customers, employees, communities, and stockholders.
Compensation
Annually, the Compensation and Human Capital Committee is responsible for reviewing and approving (or, in the case of our CEO, recommending to the independent members of the Board for approval) each element of total target direct compensation for our executive officers including our NEOs. NEO compensation decisions for Messrs. Vegas and Anderson were made in January 2022 at which time the Compensation and Human Capital Committee consisted of Messrs. Butler, Jesanis and Yates and Ms. Henretta. NEO compensation decisions made for Ms. Birmingham and Mr. Jefferson were made at the time of hire for each of them, at which time the Compensation and Human Capital Committee consisted of Messrs. Butler, Bunting, Johnson, and Ms. Henretta. All of the executive compensation decisions made by the Compensation and Human Capital Committee were based primarily on the following factors (“Pay Factors”):
■	Corporate performance and attainment of our established business and financial goals (Messrs. Vegas and Anderson)
■	Competitiveness of our compensation program (and each NEO’s total target direct compensation and each element of compensation) based upon competitive market data
■	Executive officer’s/NEO’s position, experience, role, responsibilities, and performance relative to achievement of business goals
■	Internal pay equity
■	Mix of variable at-risk versus fixed pay
■	Mix of cash versus equity pay
In addition, the Compensation and Human Capital Committee considered compensation recommendations from our then-CEO, Mr. Hamrock, reflecting his assessment of each NEO’s performance (other than his own performance). The Compensation and Human Capital Committee separately evaluated potential pay alternatives prepared by Meridian to develop its compensation recommendation for review and approval by the independent members of the Board for Mr. Yates. Mr. Yates was not involved in making recommendations with respect to his compensation.
2022 Say-on-Pay Results
When making decisions about our executive compensation program, the Compensation and Human Capital Committee considers the stockholders’ views of such matters. In 2022, approximately 95% of the votes cast by our investors were voted in favor of our say-on-pay proposal at our 2022 annual meeting of stockholders. In fact, over the last five years, we have received an average of 95% of the votes cast by our investors in favor of our say-on-pay proposal. No changes were made to the design of our executive compensation program in response to the 2022 say-on-pay advisory vote. The Compensation and Human Capital Committee did, however, make some limited changes to the 2022 STI and LTI programs, as described in further detail under “2022 Short-Term Incentive (STI) Program” and “2022 Long-Term Incentive (LTI) Program” below under “Executive Compensation Elements.”
  2023 Proxy Statement | 37

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
Our Executive Compensation Program
Components of 2022 Executive Compensation Program
The primary components of our 2022 executive compensation program were base salary, the short-term incentive program, and the long-term incentive program.
2022 Executive Compensation Pay Mix and Total Target Direct Compensation
We set 2022 total target direct compensation (base salary, annual short-term performance-based cash incentives, and long-term incentive awards) to be competitive with the compensation paid to similarly positioned executives at companies within our compensation peer group (the “Comparator Group”). We do not, however, manage pay to a stipulated percentile of the Comparator Group companies.
The following charts show the mix of 2022 total target direct compensation for our CEO, the average total target direct compensation for other NEOs and the portion that is performance based and/or at-risk.

For purposes of these charts, the percentage of total target direct compensation was determined based on the annual base salary and target incentive opportunities applicable to the active NEOs as of December 31, 2022.
The following table shows 2022 total target direct compensation and each component of total target direct compensation for the listed NEO as of December 31, 2022.
Total Target Direct Compensation(1)
NEO	Annualized Base Salary ($)	Annual Incentive Target ($)	PSUs Target ($)	RSUs(1) ($)	Total ($)
Lloyd Yates	1,000,000	1,150,000	3,600,034	899,965	6,649,999
Donald E. Brown	630,360	472,770	959,997	240,014	2,303,141
Shawn Anderson	400,000	240,000	350,011	149,979	1,139,990
Melody Birmingham	625,000	468,750	1,000,004	249,986	2,343,740
William Jefferson	475,000	332,500	569,988	142,497	1,519,986
(1)
The table and charts above do not include a) any information for Messrs. Hamrock or Vegas as they are no longer employed with the Company or b) Special Awards that were granted as such awards do not represent an annual component of our executive compensation program. For more information regarding these awards, see the “Special Retention Awards” section under “Executive Compensation Elements.”

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
Executive Compensation Elements
Base Salary
Base salary provides our NEOs with a level of fixed pay commensurate with the employee’s role and responsibility. For 2022, the Compensation and Human Capital Committee increased the base salary by approximately 2% for Mr. Brown and 14% for Mr. Anderson. In making these decisions and recommendations, the Compensation and Human Capital Committee considered each of the Pay Factors discussed above. These salary adjustments became effective on March 1, 2022. The Compensation and Human Capital Committee also reviewed benchmark data, industry experience and performance when determining the compensation for Ms. Birmingham and Mr. Jefferson and for evaluating and recommending compensation for Mr. Yates to the Board of Directors for approval.
2022 Short-Term Incentive (STI) Program
2022 STI Objectives. The objectives of our 2022 STI program were to:
■
Motivate our NEOs (and all other participants) to achieve critical financial and safety performance goals, which were directly aligned with the Company’s annual financial plan and key business imperatives; and

■	Provide a competitive level of STI payout opportunities
The 2022 STI provides participants, including the NEOs, with the opportunity to earn a cash incentive award tied to achievement of financial performance goals (NOEPS weighted 70%) and safety goals (weighted 30%) over a one-year performance period. Every eligible employee has an incentive opportunity at threshold, target and stretch levels of performance. The Compensation and Human Capital Committee retains discretion to adjust STI awards, either on a formulaic or discretionary basis.
2022 STI Performance Measures. In January 2022, the Compensation and Human Capital Committee approved the following weighting of performance measures and goals to be used to determine the 2022 STI payouts for the NEOs and other participating employees.
Measure	Weighting	Goal
Net Operating Earnings per Share	70%	$1.44-1.46
Safety Scorecard	30%	100% scorecard achievement
Financial Measure (70%): The NOEPS financial performance goals were determined based on our 2022 annual financial plan. The Compensation and Human Capital Committee selected NOEPS as a financial measure because it is viewed by the Board as representative of our fundamental earnings strength, aligned with stockholder value creation, used internally for budgeting and reporting to the Board, and generally consistent with our external reporting of results.
The definition of NOEPS is income from continuing operations determined in accordance with GAAP, including, without limitation, the impact of incentive payouts and adjusted for certain items, such as fluctuations in weather and other significant unusual events disclosed in our earnings reports (examples of which may include transaction-related costs, debt extinguishment costs or certain income tax items).
Safety Measures (30%): The safety performance goals were determined based on our 2022 annual safety plan, which was approved by the Safety, Operations, Regulatory and Policy Committee (formerly known as the Environmental Safety and Sustainability Committee) of the Board of Directors. The Compensation and Human Capital Committee selected safety as a performance measure to focus STI participants, including the NEOs, on the criticality of establishing and maintaining practices and procedures to ensure the highest safety levels throughout Company operations.
  2023 Proxy Statement | 39

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
2022 STI Target Opportunity. Based on the Compensation and Human Capital Committee’s recommendation (minus the then-Committee member Mr. Yates), the independent members of the Board approved the CEO’s 2022 target incentive opportunity. The Compensation and Human Capital Committee approved 2022 target STI opportunities for the listed NEOs after considering the Pay Factors. Please see the Summary Compensation table for Mr. Vegas’ information.
Target Incentive Opportunity
NEO(1)	2022 Target (% of Salary)	2022 Target Opportunity ($)	2021 Target (% of Salary)	2021 Target Opportunity ($)
Lloyd Yates	115%	1,150,000	—	—
Joseph Hamrock	120%	1,236,000(2)	120%	1,236,000
Donald E. Brown	75%	472,770	75%	463,500
Shawn Anderson	60%	240,000	60%	210,000
Melody Birmingham	75%	468,750	—	—
William Jefferson	70%	332,500	—	—
(1)	As a result of Mr. Vegas’ resignation, STI was forfeited.
(2)	As a result of Mr. Hamrock’s retirement, the final amount paid was prorated
2022 STI Performance Goals, Achieved Results and Percentage of Target Earned. The table below shows each performance measure and weight, target performance goal, achieved results and percentage of target earned based on achieved performance against performance goals. The 2022 STI program design included financial and safety performance measures that each had a target goal. For the officer level STI program participants, actual award values were 100% discretionary based upon individual performance. The 2022 overall achieved results for the performance measures was 115% of target. The program included a significant focus on safety measures, all of which were met at target. For non-officers, the STI program resulted in a payout opportunity of 91%. The program design included a significant focus on customer measures, all of which were not met. Management recommended, and the Compensation and Human Capital Committee approved, a weighted average approach to the final results. Therefore, all employee groups had a 94.44% payout opportunity pool funded for STI, subject to individual performance.
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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
The NOEPS and safety scorecard measures are reflected in the following table.
Corporate Measure	Weight	Threshold	Target	Stretch	Result(1)	Weighted Achievement(2)	Formulaic Result % of Target
NOEPS	70%	$1.38	$1.44-1.46	$1.52	$1.47	76%	108%
Safety Scorecard
Severe Injury and Event Reduction	5%	10%	20%	50%	50%	7.50%	150%
Executive and Leadership Safety Observations	5%	35,600	35,600	39,160	53,448	7.50%	150%
Process Safety Incidents	10%	0	0	0	0	10%	100%
Operational Rigor	5%	90	95	98	100	7.50%	150%
Completion of 100% POD and District Regulator Station Isometric Drawings for Above Ground Assets	5% Combined	93%	97%	100%	99%	6.35%	133%
Buried Control Lines Located and Mapped on Isometric Drawings (>=125# Station Inlet Pressure)		7%	10%	12%	22%		150%
-% of leak survey main miles completed by Picarro technology		25%	27%	30%	28%		100%
-% of identified field employees protected with 4 gas sensor/Lone Worker technology (NiSafe/Blackline)		95%	98%	100%	99%		125%
Total	100%					115%
(1)	If performance results fall between two performance levels (for example, between target and stretch goals), the incentive opportunity is determined by interpolation.
(2)	Weighted achievement is determined by multiplying the weight by the formulaic results as a percent of target. The weighted achievement for all measures results in a formulaic payout of 115%.
2022 Long-Term Incentive (LTI) Program
2022 LTI Mix. For 2022, the Compensation and Human Capital Committee approved the following mix of LTI awards granted to our NEOs:
■	Performance Share Units (80% of 2022 target LTI award value for NEOs except for Mr. Anderson at 70%)
■	Restricted Stock Units (20% of 2022 target LTI award value for NEOs except for Mr. Anderson at 30%)
2022 LTI Award Target Values. In January 2022, the independent members of the Board (excluding Mr. Yates) approved the CEO’s 2022 LTI target award value based on the Compensation and Human Capital Committee’s recommendation. Also in January 2022, the Compensation and Human Capital Committee approved 2022 LTI target award values for Messrs. Brown, Vegas, and Anderson, after considering the Pay Factors. In May 2022, the members also approved award values for Ms. Birmingham and Mr. Jefferson.
NEO	2022 Grant Date Face Value ($)	2022 Target Number of PSUs Awarded(1)	2022 Number of RSUs Awarded(2)	2021 Grant Date Face Value ($)
Lloyd Yates	4,500,000	122,994	30,747	—
Joseph Hamrock	—	—	—	4,800,000
Donald E. Brown	1,200,000	32,798	8,200	1,200,000
Shawn Anderson	500,000	11,958	5,124	330,000
Melody Birmingham	1,250,000	33,278	8,319	—
William Jefferson	712,500	18,968	4,742	—
Pablo A. Vegas	1,300,000	33,532(3)	8,882(3)	1,235,000
(1)
2022 PSU awards will vest based on Company performance, the application of the safety, environmental and DE&I magnifiers, and satisfaction of the service condition (the executive’s continued employment through February 28, 2025).

(2)	2022 RSU awards will vest based on the executive’s continued employment through February 28, 2025.
(3)	As a result of Mr. Vegas’ resignation, these shares were forfeited.
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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
2022 Performance Share Units
PSU Objectives. The objectives of our 2022 PSU grants are to:
■
Motivate NEOs to achieve critical long-term financial and total shareholder return goals (relative to peers) and achieve critical business imperatives related to safety, environmental and DE&I performance goals

■	Align the interests of NEOs with stockholders
■	Retain NEOs; and
■	Provide competitive LTI opportunities (when aggregated with RSU grants, which are discussed below)
PSU Overview. In January 2022, the Compensation and Human Capital Committee approved the grant of PSUs to Messrs. Brown, Anderson and Vegas and the independent members of the Board (excluding Mr. Yates) approved a grant to Mr. Yates of PSUs. In May 2022, the Compensation and Human Capital Committee approved the grant of PSUs to Ms. Birmingham and Mr. Jefferson. The PSUs provide our NEOs the opportunity to earn shares of our common stock based on achieved results against three-year cumulative NOEPS (weighted 50%) and RTSR (weighted 50%) performance goals over a three-year performance period, subject to potential adjustment based on achieved results relating to safety, environmental and DE&I goals.
In addition, vesting of the PSUs is tied to the executive’s continued employment through the end of the vesting period (February 28, 2025), subject to special vesting rules in the event of death, retirement, disability, or a qualifying termination following a change-in-control of the Company prior to the vesting date. Termination for any other reason prior to February 28, 2025 will result in forfeiture of the 2022 PSUs. The number of PSUs earned and vested at the end of the three-year performance period will be settled in a like number of shares of our common stock.
2022 PSU Performance Measures. In January 2022, the Compensation and Human Capital Committee approved the following performance measures and goals reflected in the chart below to be used to determine each NEO’s payouts under their respective 2022 PSU grants.
2022 PSU Performance Goals
Corporate Measures(1)	Weight	Threshold	Target	Stretch
Three-Year Cumulative NOEPS	50%	$4.51	$4.75	$4.99
RTSR	50%	30th Percentile	50th Percentile	80th Percentile
Magnifiers
Safety: Average Annual STI Safety Scorecard Results (as % of Target) Over Three-Year Performance Period	+/-20% Magnifier	Scorecard Results: 80% Number of Earned PSUs Reduced by 20%	Scorecard Results: 100% Number of Earned PSUs Unchanged	Scorecard Results: 120% Number of Earned PSUs Increased by 20%
Environmental: GHG Emission Reduction	+/-10% Magnifier	Below Target (anything less than Target) Number of Earned PSUs Reduced by 10%	Met Target(2) Number of Earned PSUs Unchanged	Exceeded Target(3) Number of Earned PSUs Increased by 10%
Diversity, Equity and Inclusion: Diversity of Workforce	+/-10% Magnifier	10 or less of 12 Categories – Number of Earned PSUs Reduced by 10%	11 of 12 Categories – PSUs Unchanged(4)	12 of 12 Categories – Number of Earned PSUs Increased by 10%
(1)	If performance results fall between two performance levels (for example, between target and stretch goals), the result is determined by interpolation.
(2)
Target goal means reduction in NIPSCO R.M. Schahfer Generating Station coal unit CO2 emissions by 11.9 million tonnes from a 2005 baseline and reduction in NiSource's methane emissions by 14.4% tonnes CO2e from a 2005 baseline.

(3)	Exceeded target goal means achievement of target goal and reduction in NiSource's methane emissions by 42.6% tonnes CO2e from a 2005 baseline (interpolate between goal and this level of achievement).
(4)	Target goal means eliminating the gap to availability (gender and ethnicity) in 11 of 12 categories.
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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
Three-Year Cumulative NOEPS. The three-year cumulative NOEPS financial performance goals were determined based on our three-year financial plan. For the definition and calculation of NOEPS, see above under “2022 STI Performance Measures.”
The Compensation and Human Capital Committee selected this measure because it aligns the interests of our NEOs with those of our stockholders, and it supports the creation of sustainable stockholder value by growing earnings and providing a strong dividend.
The Compensation and Human Capital Committee selected an NOEPS performance measure for both the 2022 PSU grants and the 2022 STI because the Compensation and Human Capital Committee considers NOEPS to be a core driver of both our short-term and long-term financial performance and stockholder value creation for both the short-term and long-term.
The target three-year cumulative NOEPS performance goal is designed to be achievable with strong management performance over the three-year performance period.
Three-Year Relative Total Shareholder Return (RTSR). Three-year RTSR will be determined by the annualized growth in the price of a share of our common stock, assuming dividends are reinvested, over the period beginning January 1, 2022 and ending on December 31, 2024, compared to a similar calculation for a group of 32 energy services companies that are within our industry or providing similar services to ours or with which we compete for the sale of equity capital, 21 of which are in the Comparator Group.
The Compensation and Human Capital Committee selected this measure because it aligns the interests of our NEOs with those of our stockholders, and it supports the creation of sustainable stockholder value.
Modifiers. The number of PSUs earned based on achievement of three-year cumulative NOEPS and RTSR performance goals is subject to adjustment based on achievement against safety, environmental and DE&I performance goals. The Compensation and Human Capital Committee selected these performance measures to reflect the Company’s broad commitment to these priorities.
2022 Restricted Stock Units
In January 2022, the Compensation and Human Capital Committee approved the grant of RSUs to Messrs. Brown, Anderson and Vegas and the independent members of the Board (excluding Mr. Yates) approved a grant of RSUs to Mr. Yates. In May 2022, the Compensation and Human Capital Committee approved the grant of RSUs to Ms. Birmingham and Mr. Jefferson. These RSUs will vest based on the executive’s continued employment through February 28, 2025, subject to special vesting rules in the event of death, retirement, disability or a qualifying termination following a change-in-control of the Company prior to the vesting date. Termination for any other reason prior to February 28, 2025, will result in forfeiture of the 2022 RSUs. The number of RSUs that vest at the end of the three-year service period will be settled in a like number of shares of our common stock.
The Compensation and Human Capital Committee chose to grant RSUs to the NEOs because RSUs reward long-term service, help to retain NEOs over a multi-year service period, and align the interests of our NEOs with those of our stockholders.
Special Awards
2022 Special RSU Award. Mr. Anderson received a special RSU award of $500,000 to ensure his long-term leadership of the Company. This award is scheduled to vest based on his continued employment through January 28, 2025. Ms. Birmingham received a special RSU award of $1,161,855 to attract her to NiSource and to ensure her long-term leadership of the Company. Forty percent of this award is scheduled to vest based on her continued employment through July 1, 2023 and sixty percent on July 1, 2024. Mr. Jefferson received a special RSU award of $800,000 to attract him to NiSource and to ensure his long-term leadership of the Company. Fifty percent of this award is scheduled to vest based on his continued employment through each of July 1, 2023 and July 1, 2024, respectively. Special vesting rules apply in the event of retirement, death, disability, or a qualifying termination following a change-in-control of the Company.
  2023 Proxy Statement | 43

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
2020 PSU Awards
In 2020, the Compensation and Human Capital Committee (and, in the case of the CEO, the independent members of the Board) approved LTI awards to Messrs. Hamrock, Brown, Anderson and Vegas in the form of PSUs (80% of the target 2020 LTI award). All the 2020 PSUs were subject to a threshold cumulative NOEPS performance trigger. Under the 2020 PSU design, 80% of the target PSUs were eligible to vest based on NOEPS performance above the trigger, with a +/- 25% RTSR performance modifier if top or bottom quartile RTSR performance was achieved. The remaining 20% of the target PSUs were eligible to vest based on the achievement of customer value framework goals.
The performance measures, goals and results for the 2020 PSUs as certified by the Compensation and Human Capital Committee, are shown below.
Threshold Goal(1)	Trigger, Target and Stretch Three-Year Cumulative NOEPS Goals	2020 PSU Results	% of Target PSU Earned Following Application of RTSR Modifier(2)
Three-Year Cumulative NOEPS	Trigger (50% Payout): $4.03	Three-year Cumulative NOEPS $4.21(1)	74%
	Target (100% Payout): $4.25
	Stretch (200% Payout): $4.47
Threshold Goal(1)	Three-Year Customer Value Framework Categories(3)		% of Target PSU Earned
Three-Year Cumulative NOEPS	Safety, Customer Care, Organizational Culture, and Environmental Impact	1 of 4 Goals Achieved(3)	5%
(1)
The 2020 PSUs were eligible for vesting only if the cumulative NOEPS performance trigger of $4.03 over a three-year performance period was met. For the three-year period ending December 31, 2022, our adjusted cumulative NOEPS was $4.21, which exceeded the cumulative NOEPS trigger of $4.03 for the 2020-2022 performance period. Once the NOEPS threshold was met, both the NOEPS PSUs (80% of the target PSUs) and customer value framework PSUs (20% of the target PSUs) were eligible to vest. Our cumulative NOEPS performance from January 1, 2020 through December 31, 2022 reflects the total of the amounts disclosed in our earnings reports for such years plus a COVID-19 pandemic adjustment of $0.05 approved by the Compensation and Human Capital Committee in 2020. The 2020 NOEPS target of $4.38 was adjusted after the sale of Columbia Gas of Massachusetts (“CMA”). As a result of the CMA adjustment, “cumulative NOEPS” means the Company’s cumulative NOEPS, as reported in the Company’s annual financial statements with additional adjustments made to the targets and results for: (x) transactions that the Company discloses on Form 8-K filed with the SEC, including merger, acquisition, divestiture, consolidation or corporate restructuring, any recapitalization, reorganization, spin-off, split-up, combination, liquidation, dissolution, sale of assets or similar corporate transactions that meet disclosure thresholds; and (y) pending transactions as a result of requirements to present operations as “held for sale” under Accounting Standard Codification 205.”

(2)	74% of the target PSU was eligible to vest based on three-year cumulative NOEPS. Our RTSR performance was in the second quartile resulting in no modification in the number of PSUs earned.
(3)
5% of the target PSU was eligible to vest based on achievement of customer value framework goals related to environmental, as measured by reduced greenhouse gas emissions over the performance period of 2020 to 2022. The safety, customer care, and organizational culture goals were not met.

Vesting of the 2020 PSUs remained subject to the executive’s continued employment through February 28, 2023. The following table shows the target number of shares subject to the 2020 PSUs as well as the number of shares of common stock that vested pursuant to the terms of the 2020 PSUs.
NEO (1)	Target Number of 2020 PSUs Awarded	Number of 2020 PSUs Vested
Joseph Hamrock	120,095	94,875
Donald E. Brown	31,615	24,976
Shawn Anderson	5,498	4,343
(1)	As a result of Mr. Hamrock’s retirement, vested shares were prorated. As a result of Mr. Vegas’ resignation, all shares (31,615) were forfeited.
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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
2021 Special PSU Awards
2021 Special PSUs. In January 2021, the Compensation and Human Capital Committee (and, in the case of the CEO, the independent members of the Board), granted special performance-based equity awards in the form of PSUs (“2021 Special PSUs”) to Messrs. Hamrock, Brown, Anderson and Vegas. The 2021 Special PSUs were granted to incentivize the retention of the leadership team and provide enhanced motivation to strive for the achievement of the goals required under the Company’s NiSource Next transformation initiative. Because the performance required for payouts under these awards is exceptional, with threshold payouts for the 2021 Special PSUs equivalent to target RTSR performance under the 2021 PSU program, the awards are designed to reward the achievement of the goals related to the NiSource Next transformation initiative and align with stockholder interest.
Under the program design, accelerated payout of 67% of the target award value may occur after two years if our RTSR performance results are at or above the utility peer group median. Any earned award is further adjusted by a safety magnifier to assure alignment with our safety performance. The Compensation and Human Capital Committee (and, in the case of the CEO, the independent members of the Board) set the award size at levels designed to provide a meaningful incremental incentive in relation to each executive’s total target direct compensation.
The performance measures, goals and results for the 2021 Special PSUs as certified by the Compensation and Human Capital Committee are shown below.
Performance Measure	Target Goal	Achieved Results	% of Target STI Earned
FINANCIAL PERFORMANCE (100% weighting)
Relative Totals Shareholder Return (over 2 and 3 year Performance Period(1))	55th Percentile	82nd Percentile	177%
SAFETY SCORECARD (+/-20% modifier)
Average Annual STI Safety Scorecard Results (as % of Target) Over Three-Year Performance Period(1)	100%	99%	-1%
FINAL ACHIEVED RESULTS			175%
(1)
RTSR will be calculated over the two-year and three-year periods using methodology as described above under 2022 PSU Performance Goals. Safety scorecard results will generally be calculated as discussed above in the section entitled “2022 Short-Term Incentive (STI) Program” and will be averaged over the two-year and three-year periods. If performance results fall between two performance levels (for example, between target and stretch goals), the result is determined by interpolation.

Vesting of the 2021 Special PSUs remained subject to the executive’s continued employment through February 28, 2023. Special vesting rules apply in the event of death, retirement, disability or a qualifying termination following a change-in-control of the Company. Termination for any other reason prior to February 28, 2023, will result in forfeiture of the entire award, or the remaining portion of the award if such termination occurs after such date but prior to February 28, 2024. The following table shows the target number of shares subject to the 2021 Special PSUs as well as the number of shares of common stock that vested pursuant to the terms of the 2021 Special PSUs.
NEO(1)	Target Number of 2021 PSUs Awarded	Number of 2021 PSUs Vested
Joseph Hamrock	135,476	63,522
Donald E. Brown	40,663	31,731
Shawn Anderson	11,182	8,726
(1)	As a result of Mr. Hamrock’s retirement, vested shares were prorated. As a result of Mr. Vegas’ resignation, all shares were forfeited.
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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
Other Compensation and Benefits
Our NEOs also participate in an executive deferred compensation plan, change-in-control and termination agreements, and an executive severance policy. In addition, we provide our NEOs with a limited number of perquisites and other broad-based employee benefits that are generally extended to our entire employee population. We believe that these other forms of compensation and benefits are aligned with our compensation objectives and are generally comparable to those that are provided to similarly situated executives at other comparable companies.
Severance and Change-in-Control Benefits. Each NEO is covered under a separate change-in-control and termination agreement (“CIC Agreement”). The CIC Agreements are intended to ensure that the NEOs continue to apply thoroughly objective judgment to appropriately safeguard stockholder value and maximize investor return in relation to any potential change-in-control. The CIC Agreements provide cash severance benefits upon a double-trigger (meaning there must be both a qualifying change-in-control and termination of employment) and do not include any “gross-up” payments to cover an executive’s excise taxes incurred by an executive with respect to the receipt of payments in connection with a change-in-control. Each NEO is subject to our executive severance policy.
Our 2020 Omnibus Plan provides for double-trigger vesting for equity awards that are assumed or replaced by an acquiring company upon a change-in-control. In the event equity awards are not assumed or replaced in a change-in-control, then the outstanding equity awards will vest upon the occurrence of such change-in-control.
For further information regarding the benefits to be received upon termination of employment or change-in-control, see the section entitled “2022 Executive Compensation – Potential Payments upon Termination of Employment or a Change-in-Control of the Company.”
Perquisites. Perquisites are not a principal element of our executive compensation program. We provide a limited number of perquisites to each NEO. We do not reimburse NEOs for the payment of individual income taxes they might incur in connection with their receipt of these benefits. For information regarding 2022 perquisites, see the 2022 Summary Compensation Table and footnote (4) to that table.
Deferred Compensation Plan. Eligible executives, including the NEOs, may elect to defer between 5% and 80% of their base salary and/or STI payout under our Executive Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan provides an opportunity for eligible executives to defer their cash compensation without regard to the limits imposed by the Internal Revenue Service (“IRS”) for amounts that may be deferred under our 401(k) Plan. For information regarding the Deferred Compensation Plan, see the 2022 Non-Qualified Deferred Compensation table and accompanying narrative.
Savings Programs. The NEOs are eligible to participate in the same tax-qualified 401(k) Plan as most employees and in a non-qualified defined contribution plan (the “Savings Restoration Plan”) maintained for eligible executives. The 401(k) Plan includes a Company match that varies depending on the pension plan in which the employee participates and a Company profit sharing contribution for most employees of between 0.5% and 1.5% of the employee’s eligible earnings based on achievement of the overall corporate NOEPS measure. In addition, for salaried employees hired after January 1, 2010 and non-union non-exempt employees hired after January 1, 2013, the 401(k) Plan includes a 3% Company contribution to the employee accounts (4.5% beginning in 2023). The Savings Restoration Plan provides for Company contributions in excess of IRS limits under the 401(k) Plan for eligible employees, including the NEOs. For information regarding the Savings Restoration Plan, see the 2022 Non-Qualified Deferred Compensation table and accompanying narrative.
Health and Welfare Benefits. We also provide the NEOs other broad-based benefits such as medical, dental, life insurance and long-term disability coverage on the same terms and conditions to all employees.
46 |   2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
Executive Compensation Process and Guidelines
Role of the Compensation and Human Capital Committee
The Compensation and Human Capital Committee is responsible for establishing, implementing, and monitoring our executive compensation program objectives and assuring alignment with our business objectives. In overseeing our executive compensation programs, the Compensation and Human Capital Committee identifies and approves performance measures and goals under our STI and LTI programs. Additionally, the Compensation and Human Capital Committee approves annual long-term equity incentive awards and periodic long-term equity incentive awards granted to newly hired and promoted executive officers. The Compensation and Human Capital Committee also oversees the administration of our equity plans.
The Compensation and Human Capital Committee evaluates and determines the compensation of our executive leadership team, which is composed of senior executives who directly report to our CEO. The Compensation and Human Capital Committee reviews the performance and compensation of our CEO and our executive leadership team each year with input from Meridian and apprises the Board accordingly. For our CEO, the Compensation and Human Capital Committee evaluates CEO performance and submits its recommendations to the independent members of the Board for review and approval. When considering changes in compensation for our executive leadership team, including the NEOs, the Compensation and Human Capital Committee considers input from the CEO and the Senior Vice President, Chief Human Resources Officer and Meridian. Our CEO is not involved in making recommendations with respect to his compensation.
The Compensation and Human Capital Committee also has continuous involvement with our human resources talent management initiatives regarding our CEO and our executive leadership team. The Compensation and Human Capital Committee also leads our development and succession efforts by providing strategic direction as we identify key executive skill and capability talent priorities. The Compensation and Human Capital Committee reviews the performance of our CEO and executive leadership team against leadership skills and capability requirements designed to identify, attract and develop highly-qualified executives that promote continuous learning; foster our culture of equality, inclusion and diversity; deliver safety, reliability and environmental performance improvements; and ultimately support our long-term strategy to build value for all our stakeholders, including our customers, employees, communities and stockholders.
Independent Compensation Consultant
For 2022, the Compensation and Human Capital Committee engaged the services of Meridian as its independent compensation consultant to advise it with respect to executive compensation design, comparative compensation practices and compensation matters relating to the Board. The Compensation and Human Capital Committee takes recommendations from Meridian into consideration along with its evaluation of the individual performance of each executive officer.
Each year, the Compensation and Human Capital Committee evaluates the independence and quality of the services provided by its independent compensation consultant. In reviewing Meridian’s engagement for 2022, the Compensation and Human Capital Committee considered the factors set forth in SEC Rule 10C-1(b)(4) and the applicable NYSE rules and determined that Meridian was independent and there were no conflicts of interest with respect to Meridian’s work for the Compensation and Human Capital Committee.
  2023 Proxy Statement | 47

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
Competitive Market Review
In connection with its compensation decision making, the Compensation and Human Capital Committee reviews the executive compensation practices in effect at other companies in the Comparator Group. The Comparator Group consists of a mix of gas, electric, and multi-line utilities that are operationally similar to us and with which we compete for similar executive talent. For 2022, no changes were made to the prior year’s Comparator Group. The Comparator Group for purposes of evaluating 2022 compensation practices is shown below.
Comparator Group
Alliant Energy Corporation	CMS Energy Corporation	ONE Gas, Inc.
Ameren Corporation	Dominion Energy, Inc.	PNM Resources, Inc.
American Electric Power Company, Inc.	DTE Energy Company	PPL Corporation
Atmos Energy Corporation	Eversource Energy	Sempra Energy
Avista Corporation	FirstEnergy Corp.	Southwest Gas Holdings, Inc.
Black Hills Corporation	New Jersey Resources Corporation	Spire, Inc.
CenterPoint Energy, Inc.	OGE Energy Corp.	WEC Energy Group, Inc.
	Revenue(1) (millions)	Market Cap(1) (millions)
NiSource	$4,622	$9,860
NiSource Percentile Rank	48th percentile	38th percentile
(1)
The Compensation and Human Capital Committee confirmed the 2022 Comparator Group in August 2021 based in part on trailing 12-month revenue and July 2021 market capitalization data compiled and provided by Meridian at the time.

48 |   2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
Stock Ownership and Retention Guidelines
Our executive leadership team, which includes the NEOs, and other senior leaders are subject to stock ownership and retention guidelines. We maintain these guidelines to ensure that our executive leadership and senior leaders maintain a significant investment in our stock, which in turn helps to align the interests of our executive leadership and senior leaders with those of our stockholders.
Our executive leadership team and senior leaders are generally expected to satisfy their applicable ownership guideline (as described below) within five years of becoming subject to the guidelines. Once applicable share ownership levels are satisfied, the senior executive must continue to own enough shares to remain in compliance. Until such time as the applicable stock ownership guideline is satisfied, the CEO and Executive Vice Presidents are required to hold at least 50% of the shares of common stock received upon the vesting of equity awards. As of the record date, the NEOs are on a path to achieving the applicable ownership guideline within the 5-year requirement. Shares counted toward ownership targets include common stock held and unvested RSUs.
Executive Level	Stock Ownership Level
CEO	6x base salary
Executive Vice President	3x base salary
Senior Vice President	2x base salary
Risk Management Policies and Guidelines
Trading Windows/Trading Plans. We restrict the ability of directors, executive officers and employees who work in designated areas to freely trade in our common stock because of their periodic access to our material non-public information. Under our insider trading policy, such persons are prohibited from trading in our securities during quarterly blackout periods, and at such other times as the General Counsel may deem appropriate.
Anti-Hedging Policy/Pledging. Under our Securities Transaction Compliance Policy for Certain Employees and our Securities Transaction Compliance Policy for Directors and Executive Officers, all directors, executive officers, and employees who work in designated areas are prohibited from engaging in short sales of our equity securities or buying or selling puts or calls or other options on our securities. We do not have such a policy for employees who work in areas other than the designated areas.
Compensation Recovery for Misconduct. Included in our 2020 Omnibus Plan is a “clawback” provision that states the employee shall reimburse the Company amounts received under STI and LTI awards if we are required to prepare an accounting restatement as a result of the employee’s misconduct.
  2023 Proxy Statement | 49

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
The Compensation and Human Capital Committee of the Board (the “Committee”) has furnished the following report in accordance with rules adopted by the Securities and Exchange Commission.
The Committee states that it reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this Proxy Statement.
Based upon the review and discussions referred to above, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
This report is submitted on behalf of the members of the Committee:
Eric L. Butler, Chair Theodore H. Bunting Deborah A. Henretta William D. Johnson
50 |   2023 Proxy Statement

COMPENSATION AND HUMAN CAPITAL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During parts of 2022, Messrs. Bunting, Butler, Jesanis, Johnson and Yates and Ms. Henretta served on the Compensation and Human Capital Committee. Mr. Yates resigned from the Compensation and Human Capital Committee on January 27, 2022. as a result of his appointment as CEO of the Company. None of these persons had ever been an officer or employee of the Company or any of its subsidiaries while serving on the Compensation and Human Capital Committee. No executive officer of the Company served on the board of directors or compensation committee of any other entity that had one or more executive officers who served as a member of the Compensation and Human Capital Committee during 2022.
ASSESSMENT OF RISK
We perform an annual risk assessment of our compensation program. We concluded our programs are not reasonably likely to have a material adverse effect on the Company, based on the following:
■	Executive/Board Oversight—Our executive leadership and board regularly monitor our programs and people to ensure decisions are made with integrity and in the best long-term interests of the Company;
■	Strategic Consistency—Our compensation program is aligned with our goals without promoting excessive risk;
■
Sound Performance Criteria—Performance measures for incentive awards are consistent with long-term shareholder value and operational excellence; measures and underlying goals are approved by the Compensation and Human Capital Committee of the Board;

■	Long-term Focus—Executive compensation is weighted toward LTIs, aligning executives with long-term results and shareholders;
■	Performance Focus—LTI awards for executives are predominately performance-based;
■
Stock Ownership Guidelines—Executives are subject to stock ownership guidelines set by the Compensation and Human Capital Committee; this further reinforces the need for a long-term view in decision making;

■	Operational Excellence—Incentive compensation is partially tied to safety and other operational metrics to encourage a strong culture of safety and motivate the prioritization of safe operations; and
■	Clawback Policy—Policies are in place to recoup compensation in the event of certain acts of misconduct and to prohibit hedging of our stock by senior executive officers.
  2023 Proxy Statement | 51

2022 EXECUTIVE COMPENSATION
The following table summarizes compensation for services to the Company and its affiliates earned by or paid to each of the NEOs during 2022. In accordance with SEC disclosure rules, the stock awards reported in the table below are reported based on the aggregate grant date fair value and do not represent the amounts actually realized by the NEOs, with the values realized by the NEOs, if any, impacted by the Company’s performance against the pre-established performance goals for PSUs and the Company’s stock price at settlement for all stock awards.
2022 Summary Compensation Table
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Lloyd Yates** President and CEO	2022	879,167	514,137	4,671,273	954,828	94,101	7,113,506
	2021	—	—	—	—	—	—
	2020	—	—	—	—	—	—
Joseph Hamrock* Former President and CEO	2022	600,833	—	—	680,912	71,248	1,352,993
	2021	1,025,000	—	6,953,903	1,470,840	86,039	9,535,782
	2020	1,000,000	—	4,901,916	480,000	75,809	6,457,725
Donald E. Brown EVP, CFO and President, NCS	2022	628,300	500,000	1,245,681	445,025	56,234	2,875,240
	2021	615,000	—	1,738,219	520,000	59,722	2,932,941
	2020	600,000	—	3,084,923	180,000	52,003	3,916,926
Shawn Anderson** SVP Strategy & Chief Risk Officer	2022	391,667	—	953,324	332,901	43,408	1,712,300
	2021	—	—	—	—	—	—
	2020	—	—	—	—	—	—
Melody Birmingham** EVP & Chief Innovation Office	2022	312,500	325,000	2,397,721	276,680	27,324	3,339,225
	2021	—	—	—	—	—	—
	2020	—	—	—	—	—	—
William Jefferson** EVP Operations & Chief Safety Officer	2022	237,500	250,000	1,496,725	196,258	16,493	2,196,976
	2021	—	—	—	—	—	—
	2020	—	—	—	—	—	—
Pablo A. Vegas*** EVP, Former COO and President, NiSource Utilities	2022	458,618	500,000	1,349,480	—	18,300	2,326,398
	2021	615,000	—	1,788,910	565,000	43,727	3,012,637
	2020	600,000	—	3,084,923	180,000	36,000	3,900,923
*	Mr. Hamrock retired from his officer and Board positions effective February 14, 2022. Mr. Yates, a member of our Board, was appointed President and CEO as of such date.
**	Messrs. Yates, Anderson, and Jefferson and Ms. Birmingham were not NEOs during 2020 or 2021.
***	Mr. Vegas resigned from his position effective September 2, 2022.
(1)	Any salary deferred at the election of the NEO is reported as salary in the year in which such salary was earned.
(2)
For a discussion of stock awards granted in 2022, please see the LTI section above in the CD&A under “Executive Compensation Elements” and the 2022 Grants of Plan-Based Awards Table. Amounts reported in this column for 2022 represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, with respect to the PSUs and RSUs granted in 2022. The grant date fair value of the RSUs is calculated based on the average market price of our common stock on the grant date, less the present value of any dividends not received during the vesting period. With respect to the PSUs subject to NOEPS goals, grant date fair value is based on the closing stock price of our common stock at grant date. With respect to the PSUs subject to the RTSR goals, grant date fair value is calculated based on a Monte Carlo valuation technique in accordance with FASB ASC Topic 718. All of the PSUs are subject to performance conditions; therefore, the value reported in this column for these awards is based upon the probable outcome of such conditions. For information on the valuation assumptions used in these computations, see Note 14 to our consolidated financial statements included in our 2022 Annual Report on Form 10-K.

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2022 EXECUTIVE COMPENSATION
(3)
For 2022, the STI amount for each NEO is based upon pro-rated salary earned during 2022 plus corporate and individual performance. For more information regarding 2022 corporate performance and the 2022 STI payout opportunities for the NEOs, please see the “2022 Short-Term Incentive (STI) Program” section in the CD&A under “Executive Compensation Elements” above. The funding pool for the 2022 STI was 94.44% of target (the formulaic amount). An individual performance-based adjustment was applied to Mr. Anderson, Mr. Jefferson, and Ms. Birmingham as determined by the CEO and as approved by the Compensation and Human Capital Committee. This adjustment was multiplied by the named executive officer’s formulaic STI amount to arrive at the final STI payout for 2022. The adjustment was based on the following: Mr. Anderson-150%: As the Senior Vice President Strategy & Chief Risk Officer, Mr. Anderson’s exceptional individual performance was significantly weighted on setting the strategic direction for the enterprise and driving financial results. He successfully led the completion of a strategic review to fund key initiatives for the Company’s long-term growth strategy; Ms. Birmingham-125%: In the newly created role of Executive Vice President & Chief Innovation Officer, Ms. Birmingham’s individual performance was significantly weighted on her drive and discipline in developing an IT 5-year roadmap and transformation discipline to the enterprise along with delivering a pragmatic and efficient approach to the Customer Experience; Mr. Jefferson-125%: As the Executive Vice President Operations & Chief Safety Officer, Mr. Jefferson’s individual performance was weighted on setting the strategic direction to drive industry leading, risk informed, asset management capability across the utility companies and for his execution of the centralization of core utility and construction operations.

The following table shows the value of the 2022 PSUs reported in the 2022 Summary Compensation Table at the grant date assuming that the highest level of performance conditions will be achieved and less the present value of any dividends not received in the vesting period. For information on the valuation assumptions used in these computations, see Note 14 to our consolidated financial statements included in our 2022 Annual Report on Form 10-K.
Name	Maximum Performance Share Potential as of Grant Date for Awards ($)
Lloyd Yates	6,744,991
Joseph Hamrock*	0
Donald E. Brown	2,086,662
Shawn Anderson	655,777
Melody Birmingham	1,824,966
William Jefferson	1,040,205
Pablo A. Vegas*	1,948,575
*	Mr. Hamrock retired from his officer and Board positions effective February 14, 2022 and was not granted any PSUs for 2022; as a result of Mr. Vegas’ resignation, these shares were forfeited.
(4)	The table below provides a breakdown of the amounts shown in the “All Other Compensation” column for each NEO in 2022.
	Other Compensation
Name	Perquisites & Personal Benefits(a) ($)	Company Contributions To 401(k) Plan(b) ($)	Company Contributions To Savings Restoration Plan(c) ($)	Total ($)
Lloyd Yates	33,049	21,180	39,872	94,101
Joseph Hamrock	24,651	21,180	25,417	71,248
Donald E. Brown	12,602	21,180	22,451	56,234
Shawn Anderson	16,209	21,180	6,018	43,408
Melody Birmingham	5,623	21,180	521	27,324
William Jefferson	—	16,493	—	16,493
Pablo A. Vegas	—	18,300	—	18,300
(a)
All perquisites are valued based on the aggregate incremental cost to the Company, as required by the rules of the SEC. Please see the “Other Compensation and Benefits – Perquisites” section above in the CD&A under “Executive Compensation Elements” for additional information about the perquisites we provide to the NEOs. The perquisite amounts listed include financial planning and tax services for some of the NEOs (Messrs. Hamrock, Brown, and Anderson, and Ms. Birmingham). For Mr. Yates, the perquisite amount listed above reflects the value of his personal use of Company or leased aircraft. Regarding use of Company or leased aircraft, the costs shown reflect the incremental cost to the Company of Mr. Yates’ use of Company or leased aircraft attributable to commuting to or from his residence or other personal location in connection with Company business. The incremental cost to the Company

  2023 Proxy Statement | 53

2022 EXECUTIVE COMPENSATION
of the personal use of Company aircraft is calculated based on the aggregate variable operating costs to the Company, including fuel costs, trip-related maintenance, universal weather-monitoring costs, on-board catering, landing/ramp fees, and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilots’ salaries, the amortized costs of the aircraft, and the cost of maintenance not related to trips are excluded. With respect to flights on a leased or chartered airplane, direct operating costs equal the amount that the third party charges the Company for such trip. NEOs are permitted to invite their spouse or other guests to accompany them on business trips when space is available; however, in such events, the NEO is imputed income in accordance with IRS guidelines. Beginning in 2023, the Company adopted a policy that requires NEOs to reimburse the Company for the direct operating costs of any personal travel, except Mr. Yates is not required to reimburse the Company for the cost of travel to meetings of the board of directors of other companies on which board he serves or for the cost of having his spouse accompany him on business trips if spouses are invited by the event organizer to attend.
(b)
This column reflects Company matching contributions and profit-sharing contributions made on behalf of each of the NEOs and a Company non-elective contribution of 3% of compensation to the 401(k) Plan. The 401(k) Plan is a tax-qualified defined contribution plan, as described above in the “Other Compensation and Benefits – Savings Programs” section in the CD&A under “Executive Compensation Elements”.

(c)
This column reflects Company matching contributions and profit-sharing contributions made on behalf of all eligible NEOs and a Company non-elective contribution of 3% of compensation in excess of IRS limits to the Savings Restoration Plan. The Savings Restoration Plan is a non-qualified defined contribution plan, as described above in the “Other Compensation and Benefits – Savings Programs” section in the CD&A under “Executive Compensation Elements” above, and in the narrative following the 2022 Non-Qualified Deferred Compensation Table.

2022 Grants of Plan-Based Awards
The following table sets forth information concerning plan-based awards granted under the 2020 Omnibus Plan to the NEOs in 2022.
Name	Grant Date	Date Approved	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Lloyd Yates	—		480,000	1,150,000	1,920,000	—	—	—	—	—
	1/28/2022	1/27/2022	—	—	—	27,674	122,994	245,988	—	3,878,616
	1/28/2022	1/27/2022	—	—	—	—	—	—	30,747	792,658
Joseph Hamrock	—		494,400	1,236,000	1,977,600 (5)	—	—	—	—	—
Donald E. Brown	—		189,108	472,770	756,432	—	—	—	—	—
	1/28/2022	1/24/2022	—	—	—	7,380	32,798	65,596	—	1,034,285
	1/28/2022	1/24/2022	—	—	—	—	—	—	8,200	211,396
Shawn Anderson	—		96,000	240,000	384,000	—	—	—	—	—
	1/28/2022	1/24/2022	—	—	—	2,691	11,958	23,916	—	377,096
	1/28/2022	1/24/2022	—	—	—	—	—	—	5,124	132,097
	1/28/2022	1/24/2022	—	—	—	—	—	—	17,082	444,132
Melody Birmingham	—		187,500	468,750	750,000	—	—	—	—	—
	7/1/2022	5/6/2022	—	—	—	7,488	33,278	66,556	—	1,074,047
	7/1/2022	5/6/2022	—	—	—	—	—	—	8,319	226,776
	7/1/2022	5/6/2022	—	—	—	—	—	—	38,664	1,096,898
William Jefferson	—		133,000	332,500	532,000	—	—	—	—	—
	7/1/2022	5/6/2022	—	—	—	4,268	18,968	37,936	—	612,192
	7/1/2022	5/6/2022	—	—	—	—	—	—	4,742	129,267
	7/1/2022	5/6/2022	—	—	—	—	—	—	26,622	755,266
Pablo A. Vegas(6)	—		204,800	512,000	819,200	—	—	—	—	—
	1/28/2022	1/24/2022	—	—	—	7,995	35,532	71,064	—	1,120,501
	1/28/2022	1/24/2022	—	—	—	—	—	—	8,882	228,978
(1)
The information in the “Threshold,” “Target,” and “Maximum” columns reflects potential payouts based on the performance targets set under the STI. The amounts actually paid appear in the “Non-Equity Incentive Plan

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2022 EXECUTIVE COMPENSATION
Compensation” column of the 2022 Summary Compensation Table. For a description of the STI, please see the “2022 Short-Term Incentive (STI) Program” section above in the CD&A under “Executive Compensation Elements.”
(2)
The information in the “Threshold,” “Target,” and “Maximum” columns reflects the potential share payouts under the portion of the 2022 LTI award granted in the form of PSUs (for the annual program, PSUs represented 80% of the LTI award for Messrs. Brown, Jefferson and Vegas, and Ms. Birmingham and 70% of the award for Mr. Anderson. Under the terms of the PSU awards, the PSUs will be earned based on achievement of goals relating to NOEPS and relative total shareholder return, subject to a +/-20% safety modifier, +/-10% environmental modifier, and +/-10% workforce diversity modifier. The amount reported in the “Threshold” column represents the minimum level of the PSUs that may vest based on the achievement of the threshold NOEPS goal and threshold RTSR goal, -20% safety modifier, -10% environmental modifier, and -10% workforce diversity modifier for the 3-year program. The amount reported in the “Target” column represents target achievement of the NOEPS and RTSR goals. The amount reported in the “Maximum” column represents maximum achievement of the maximum NOEPS goal and threshold RTSR goal, +20% safety modifier, +10% environmental modifier, and +10% workforce diversity modifier for the 3-year program. Please note that this maximum is capped at 200%. For further information regarding these awards, please see the “2022 Long-Term Incentive (LTI) Program” section above in the CD&A under “Executive Compensation Elements

(3)
Represents the portion of the 2022 LTI award granted in the form of RSUs (20% of the LTI award for Messrs. Yates, Brown, Jefferson and Vegas, Ms. Birmingham and 30% for Mr. Anderson). These awards will vest on February 28, 2025 (with a portion of Ms. Birmingham’s and Mr. Jefferson’s awards vesting July 1, 2023 and July 1, 2024) provided the executive continues to be employed by us through that date, as described in the “2022 Long-Term Incentive (LTI) Program” section above in the CD&A under “Executive Compensation Elements.” For more information regarding these awards, please see the “2021 Long-Term Incentive (LTI) Program” section in the CD&A under “Executive Compensation Elements.”

(4)
Amounts reported in this column represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, with respect to the PSUs and RSUs granted in 2022. The grant date fair value of the RSUs is calculated based on the average market price of our common stock on the grant date, less the present value of any dividends not received during the vesting period. With respect to the PSUs subject to NOEPS goals, grant date fair value is based on the closing stock price of our common stock at grant date. With respect to the PSUs subject to the RTSR goals, grant date fair value is calculated based on a Monte Carlo valuation technique in accordance with FASB ASC Topic 718. Additionally, all the PSUs are subject to performance conditions and the values reported in this column for the PSU awards are based upon the probable outcome of such conditions.

(5)	As a result of Mr. Hamrock’s retirement, these amounts were prorated based on actual eligible earnings.
(6)	As a result of Mr. Vegas’ resignation, these amounts were forfeited.
Outstanding Equity Awards at 2022 Fiscal Year-End
The following table sets forth information at fiscal year-end concerning outstanding grants of equity awards to the NEOs. At fiscal year-end, none of our NEOs held any outstanding option awards with respect to the Company.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Lloyd Yates	30,747(3)	843,083	—	—
	—	—	122,994(4)	3,372,495
Joseph Hamrock	111,235(5)	3,050,064	—	—
	74,087(6)	2,031,466	—	—
	62,972(7)	1,726,692	—	—
	58,858(8)	1,613,886	—	—
	24,493(9)	671,598	—	—
	21,671(10)	594,219	—	—
	97,972(11)	2,686,392	—	—
	—	—	86,682(12)	2,376,820
	—	—	54,176(13)	1,485,506
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2022 EXECUTIVE COMPENSATION
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Donald E. Brown	8,200(3)	224,844	—	—
	7,904(9)	216,728	—	—
	10,825(10)	296,822	—	—
	34,364(14)	942,261	—	—
	—	—	32,798(4)	899,321
	31,615(11)	866,883	—	—
	—	—	43,302(12)	1,187,341
	—	—	27,064(13)	742,095
Shawn Anderson	5,124(3)	140,500	—	—
	1,375(9)	37,703	—	—
	13,746(16)	376,915	—	—
	4,465(10)	122,430	—	—
	17,082(17)	468,388	—	—
	—	—	11,958(4)	327,888
	5,498(11)	150,755	—	—
	—	—	10,420(12)	285,716
	—	—	7,442(13)	204,060
Melody Birmingham	8,319(3)	228,107	—	—
	38,664(15)	1,060,167	—	—
	—	—	33,278(4)	912,483
William Jefferson	4,742(3)	130,026	—	—
	26,622(15)	729,975	—	—
	—	—	18,968(4)	520,103
Pablo Vegas	0	0	0	0
(1)
Amounts shown represent the market value of the unvested RSUs calculated using the closing sale price of our common stock on December 30, 2022, the last trading day of fiscal 2022, which was $27.42 per share.

(2)
Amounts shown represent the market value of the unvested PSUs calculated using the closing sale price of our common stock on December 30, 2022, the last trading day of fiscal 2022, which was $27.42 per share.

(3)
The awards shown represent RSUs granted on January 28, 2022, except for Ms. Birmingham and Mr. Jefferson’s awards, which were granted on July 1, 2022. These shares will vest on February 28, 2025, provided the executive continues to be employed by us on that date.

(4)
The awards shown represent 2022 PSUs granted on January 28, 2022, except for Ms. Birmingham and Mr. Jefferson’s awards, which were granted on July 1, 2022. The number of shares that will vest is dependent upon our performance relative to three-year performance goals over the 2022-2024 performance period and the executive's continued employment through February 28, 2025.

(5)
The awards shown represent RSUs granted on July 13, 2015, following the conversion of the 2013 performance shares in connection with the separation of Columbia Pipeline Group, Inc. from the Company (the “Separation”). The vesting date for these awards was February 29, 2016. The amounts shown represent the portion of the award the vesting of which has been delayed in accordance with the terms of the award agreements due to the limitations on deductibility under Section 162(m) of the Internal Revenue Code (“Section 162(m) of the Code”). These units are payable in shares of our common stock on the earlier to occur of: the executive’s termination of employment; the date the executive is no longer subject to Section 162(m) of the Code; or the date the RSUs can be paid to the executive and be deductible under Section 162(m) of the Code. These delayed awards were released February 1, 2023.

(6)
The awards shown represent RSUs granted on July 13, 2015, following the conversion of the 2014 performance shares in connection with the Separation. The vesting date for these awards was February 28, 2017. The amounts shown

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represent the portion of the award the vesting of which has been delayed in accordance with the terms of the award agreements due to the limitations on deductibility under Section 162(m) of the Code. These units are payable in shares of our common stock on the earlier to occur of: the executive’s termination of employment; the date the executive is no longer subject to Section 162(m) of the Code; or the date the RSUs can be paid to the executive and be deductible under Section 162(m) of the Code. These delayed awards were released February 1, 2023.
(7)
The awards shown represent the 2015 annual long-term equity awards granted in the form of RSUs in connection with the Separation. These units were granted on January 29, 2015. The vesting date for these awards was February 2, 2018. The amounts shown represent the portion of the award the vesting of which has been delayed in accordance with the terms of the award agreements due to the limitations on deductibility under Section 162(m) of the Code. These units are payable in shares of our common stock on the earlier to occur of: the executive's termination of employment; the date the executive is no longer subject to Section 162(m) of the Code; or the date the RSUs can be paid to the executive and be deductible under Section 162(m) of the Code. These delayed awards were released February 1, 2023.

(8)
These awards shown represent RSUs granted on July 13, 2015, in connection with the assumption of additional responsibilities in connection with the Separation. The vesting date for these awards was February 2, 2018. The amounts shown represent the portion of the award the vesting of which has been delayed in accordance with the terms of the award agreements due to the limitation on deductibility under Section 162(m) of the Code. These units are payable in shares of our common stock on the earlier to occur of: the executive's termination of employment; the date the executive is not subject to Section 162(m) of the Code; or the date the RSUs can be paid to the executive and be deductible under Section 162(m) of the Code. These delayed awards were released February 1, 2023.

(9)
The awards shown represent RSUs granted on January 30, 2020, except for Mr. Hamrock's award, which was granted on January 31, 2020. These shares will vest on February 28, 2023, provided the executive continues to be employed by us on that date. Due to his retirement, the value for Mr. Hamrock shows the prorated shares which have a vesting date of February 1, 2023.

(10)
The awards shown represent RSUs granted on January 28, 2021, except for Mr. Hamrock's award, which was granted on January 29, 2021. These shares will vest on February 28, 2024, provided the executive continues to be employed by us on that date. Due to his retirement, the value for Mr. Hamrock shows the prorated shares which have a vesting date of February 1, 2023.

(11)
The awards shown represent 2020 PSUs granted on January 30, 2020, except for Mr. Hamrock's award, which was granted on January 31, 2020. The number of shares that will vest is dependent upon our performance relative to three-year performance goals over the 2020-2022 performance period and the executive's continued employment through February 28, 2023. Due to his retirement, the value for Mr. Hamrock shows the prorated shares.

(12)
The awards shown represent 2021 PSUs granted on January 28, 2021, except for Mr. Hamrock's award, which was granted on January 29, 2021. The number of shares that will vest is dependent upon our performance relative to three-year performance goals over the 2021-2023 performance period and the executive's continued employment through February 28, 2024. Due to his retirement, the value for Mr. Hamrock shows the prorated shares.

(13)
The awards shown represent 2021 PSUs granted on January 28, 2021, except for Mr. Hamrock's award, which was granted on January 29, 2021. The number of shares that will vest is dependent upon our performance relative to two-year and three-year performance goals over the 2021-2022 performance period and the 2021-2023 performance period and the executive's continued employment through February 28, 2024. Due to his retirement, the value for Mr. Hamrock shows the prorated shares.

(14)
The awards shown represent special retention awards of service based RSUs granted on January 30, 2020. The awards vest on January 30, 2024, provided the executive continues to be employed by us on that date. For more information regarding these awards, please see the “Special Awards” section in the CD&A under “Executive Compensation Elements.”

(15)
The awards shown represent special retention awards of service based RSUs granted on July 1, 2022. The awards vest on July 1, 2023 and July 1, 2024, provided the executive continues to be employed by us on those dates. For more information regarding these awards, please see the “Special Awards” section in the CD&A under “Executive Compensation Elements.”

(16)
The awards shown represent special retention awards of service based RSUs granted on January 30, 2020. The awards vest on January 30, 2023, provided the executive continues to be employed by us on that date. For more information regarding these awards, please see the “Special Awards” section in the CD&A under “Executive Compensation Elements.”

(17)
The awards shown represent special retention awards of service based RSUs granted on January 28, 2022. The awards vest on January 28, 2025, provided the executive continues to be employed by us on that date. For more information regarding these awards, please see the “Special Awards” section in the CD&A under “Executive Compensation Elements.”

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2022 EXECUTIVE COMPENSATION
2022 Option Exercises and Stock Vested
The following table sets forth information regarding the vesting of stock awards during 2022. During 2022, none of our NEOs exercised or held option awards with respect to the Company.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Lloyd Yates	—	—
Joseph Hamrock	131,003	3,789,917
Donald E. Brown	32,911	952,115
Shawn Anderson	5,983	173,088
Melody Birmingham	—	—
William Jefferson	—	—
Pablo A. Vegas	32,911	952,115
(1)	The stock awards represent 2019 performance and restricted share awards, which vested on February 28, 2022.
(2)
Amounts shown reflect the value realized upon the vesting of stock awards during 2022, computed by multiplying the number of shares that vested by the market value of our common stock on the vesting date.

2022 Non-Qualified Deferred Compensation
The following table provides information regarding deferred compensation with respect to our NEOs under the Deferred Compensation Plan and the Savings Restoration Plan.
Name	Plan Name(5)(6)	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Lloyd Yates	Deferred Compensation Plan	—	—	—	—	—
	Savings Restoration Plan	—	—	—	—	—
Joseph Hamrock	Deferred Compensation Plan	—	—	(99,984)	—	442,272
	Savings Restoration Plan	—	52,259	(139,206)	—	489,189
Donald E. Brown	Deferred Compensation Plan	52,000	—	(89,494)	—	192,513
	Savings Restoration Plan	—	23,108	(49,914)	—	152,129
Shawn Anderson	Deferred Compensation Plan	—	—	—	—	—
	Savings Restoration Plan	—	3,674	195	—	4,619
Melody Birmingham	Deferred Compensation Plan	—	—	—	—	—
	Savings Restoration Plan	—	—	—	—	—
William Jefferson	Deferred Compensation Plan	—	—	—	—	—
	Savings Restoration Plan	—	—	—	—	—
Pablo A. Vegas	Deferred Compensation Plan	—	—	—	—	—
	Savings Restoration Plan	—	23,108	(18,009)	—	88,236
(1)
Amounts shown as “Executive Contributions in Last FY,” if any, were deferred under our Deferred Compensation Plan. The NEOs may elect to defer and invest between 5% and 80% of their base compensation and between 5% and 80% of their bonus on a pre-tax basis. Participant deferrals are fully vested.

(2)	The amount of Company contributions for each NEO in this column is included in each NEO’s compensation reported in the 2022 Summary Compensation Table under the column “All Other Compensation.”
(3)	The aggregate earnings in this column are not reported in the 2022 Summary Compensation Table. For a discussion of investment options under these plans, see the narrative accompanying this table.
(4)
The aggregate balance includes amounts for each NEO that would have been previously reported as compensation in the Summary Compensation Table for prior years had he or she been a NEO in those prior years with the exception of any amounts shown for the aggregate earnings on deferred compensation.

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(5)
For a description of the Deferred Compensation Plan, please see the “Other Compensation and Benefits – Deferred Compensation Plan” section in the CD&A under “Executive Compensation Elements” and the narrative accompanying this table.

(6)
For a description of the Savings Restoration Plan, please see the “Other Compensation and Benefits – Savings Programs” section in the CD&A under “Executive Compensation Elements” and the narrative accompanying this table. These contributions are fully vested.

We sponsor the Savings Restoration Plan and the Deferred Compensation Plan, two non-qualified defined contribution plans, neither of which credits above-market or preferential earnings. Amounts due under the plans are unsecured contractual obligations that are paid from our general assets.
Savings Restoration Plan. The Savings Restoration Plan provides a supplemental benefit to eligible employees, including the NEOs, equal to the difference between: (i) the employer contributions (including matching and profit sharing contributions) an employee would have received under our Retirement Savings Plan had such benefit not been limited by Sections 415 (a limitation on annual contributions under a defined contribution plan of $61,000 for 2022) and 401(a)(17) (a limitation on annual compensation of $305,000 for 2022) of the Code, and the Retirement Savings Plan’s definition of compensation, which excludes deferrals into our Deferred Compensation Plan for purposes of calculating certain employer contributions, minus (ii) the actual employer contributions the employee received under the Retirement Savings Plan. Amounts credited under the Savings Restoration Plan are deferred on a pre-tax basis. Participants’ accounts under the Savings Restoration Plan are 100% vested. Employees designate how these contributions will be invested, with the investment options generally the same as those available under our Retirement Savings Plan.
The timing of payment under the Savings Restoration Plan differs depending on whether the amounts were earned and vested before January 1, 2005 (“Pre-409A Amounts”) or after December 31, 2004 (“Post-409A Amounts”). Pre-409A Amounts generally are payable at the time when amounts under the Retirement Savings Plan are paid. Participants may elect in any year to withdraw Pre-409A Amounts, but that withdrawal is subject to a 10% reduction to the extent the payment is before the amount was otherwise payable under the Retirement Savings Plan. Post-409A Amounts generally are paid within 45 days after separation from service, although specified employees (within the meaning of Section 409A of the Code) are subject to a six-month payment delay in accordance with Section 409A of the Code. Participants may not elect to receive early in-service distributions of Post-409A Amounts. Both Pre-409A Amounts and Post-409A Amounts may be distributed upon an unforeseeable emergency, as determined in accordance with the terms of the Savings Restoration Plan. The form of payment for the Pre-409A Amounts is the same form that the participant elected under the Retirement Savings Plan. The form of payment for Post-409A Amounts depends on when the participant made the payment election, as reflected below:
(1)
If the election was made before January 1, 2014, the payment options were the following: lump sum, monthly installments, semi-annual installments, and annual installments. Such installments are substantially equal and made over the period of time elected, not greater than 15 years.

(2)
If elected on or after January 1, 2014, and before November 1, 2020, the payment options were the following: lump sum or annual installments. Installment payments are substantially equal and made over the period of time elected, not greater than 15 years.

(3)	If elected on and after November 1, 2020, the only payment option is one lump sum.
(4)	If a participant has not made a timely and valid election as to the form of payment, payment is made in one lump sum.
Deferred Compensation Plan. The Deferred Compensation Plan provides employees at certain job levels including the NEOs, the ability to defer compensation on a pre-tax basis, including compensation that would otherwise be limited by the Code. Participants may elect to defer and invest between 5% and 80% of their base compensation and between 5% and 80% of their annual bonus on a pre-tax basis. Employees designate how their contributions will be invested, with the investment options generally the same as those available under our Retirement Savings Plan. Employee contributions and any earnings thereon are 100% vested. The timing of payment under the Deferred Compensation Plan generally is the March 31st after the date of the participant’s separation from service. This timing applies both to the Pre-409A Amounts and Post-409A Amounts. In the case of Post-409A Amounts payable to specified employees within the meaning
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2022 EXECUTIVE COMPENSATION
of Section 409A of the Code, payments generally will not be payable until six months after the date of separation from service. Participants also may elect to receive in-service distributions of both Pre-409A Amounts and Post-409A Amounts. If a participant requests an in-service distribution of a Pre-409A Amount with less than 12 months’ advance notice, however, the distribution is subject to a 10% reduction. Participants may delay the commencement of distributions for five years after their originally scheduled payment date, in accordance with the subsequent deferral procedures under Section 409A of the Code. Both Pre-409A Amounts and Post-409A Amounts also may be paid upon an unforeseeable emergency, as determined in accordance with the terms of the plan. The form of payment for both amounts may be either a lump sum or annual installments of up to 15 years, as elected by the participant.
Potential Payments upon Termination of Employment or a Change-in-Control of the Company
All of the NEOs are eligible for certain benefits, upon certain types of terminations of employment, including a termination of employment involving a change-in-control of the Company (“Change-in Control”). Any benefits received under these agreements for Messrs. Hamrock and Vegas are reflected in the Summary Compensation Table. These benefits are in addition to the benefits to which they would be entitled upon a termination of employment generally (i.e., (i) vested retirement benefits accrued as of the date of termination, (ii) stock-based awards that are vested as of the date of termination, and (iii) the right to continue medical coverage pursuant to COBRA). The additional benefits are described below.
Executive Severance Policy. Our Executive Severance Policy provides severance pay and other benefits to terminated employees at a certain job level, including our NEOs, provided they satisfy the terms of the policy. No severance pay or other benefits are paid under this policy if the termination of employment occurs in connection with a Change-in-Control. Under the Executive Severance Policy, an employee becomes eligible to receive benefits only if he or she is terminated under any of the following scenarios: (a) a position elimination due to a reduction in force or other restructuring; (b) a position relocation of more than 50 miles from its current location that results in a longer commute of more than 20 miles and the employee chooses not to relocate; or (c) constructive termination. Constructive termination means a material reduction with respect to: (1) the scope of the employee’s position; (2) the employee’s base pay; or (3) the employee’s annual incentive opportunity; and as a result of any such event, the employee chooses to terminate employment. Under our Executive Severance Policy, an eligible employee receives severance pay in the amount of 52 weeks of base salary at the rate in effect on the date of termination. The employee also receives a lump sum amount equivalent to 130% of 52 weeks of COBRA (as defined in the Code and the Employee Retirement Income Security Act of 1974) continuation coverage premiums and outplacement services.
Change-in-Control and Termination Agreements. As of December 31, 2022, we had CIC and Termination Agreements with each of the NEOs. We entered into these agreements based upon our belief that they are in the best interests of the stockholders. They are designed to help ensure that in the event of extraordinary events, a thoroughly objective judgment is made on any potential corporate transaction, so that stockholder value is appropriately safeguarded and maximized. The CIC and Termination Agreements provide for cash severance benefits if the executive terminates employment for “Good Reason” (as defined below) or is terminated by us for any reason other than “Good Cause” (as defined below) within 24 months following certain Change-in-Control events (referred to as a “double trigger”). In addition, pursuant to the terms of the 2020 Omnibus Plan and 2010 Omnibus Plan, the executives’ equity awards are subject to double trigger accelerated vesting in the event of a Change-in-Control unless an acquiring company does not assume or replace such awards upon the Change-in-Control. None of the agreements contain a “gross-up” provision to reimburse executives for excise taxes incurred with respect to benefits received under a CIC and Termination Agreement. The CIC and Termination Agreements can be terminated on twelve months’ notice to the participant. For purposes of the CIC and Termination Agreements:
“Good Cause” shall be deemed to exist if, and only if, we notify the executive, in writing, within 60 days of our knowledge that one of the following events occurred: (1) the executive has engaged in acts or omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance, in each case that results in substantial harm to the Company; or (2) the executive has been convicted of a criminal violation involving fraud or dishonesty.
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“Good Reason” shall be deemed to exist if, and only if: (1) there is a significant diminution in the nature or the scope of the executive’s authorities or duties; (2) there is a significant reduction in the executive’s monthly rate of base salary and the executive’s opportunity to earn a bonus under an incentive bonus compensation plan we maintain or the executive’s benefits; (3) we change by 50 miles or more the principal location at which the executive is required to perform services as of the date of a Change-in-Control; or (4) there is a material breach of the CIC and Termination Agreement. The CIC and Termination Agreements provide for a lump sum payment of two (three in the case of Mr. Yates) times the executive’s current annual base salary and target annual incentive bonus compensation. The executive will also receive a pro rata portion of the executive’s targeted annual incentive bonus for the year of termination. The CIC and Termination Agreements also provide that in the event of a Change-in-Control, the executive’s total Change-in-Control related payments will be equal to the best “net benefit” which is equal to the greater of: (i) the after-tax value of the executive’s total Change-in-Control related payments reduced by the 20% excise tax and other federal, state, local and other taxes; and (ii) the after-tax value of the executive’s Change-in-Control related payments that has been reduced to the extent necessary so that it would not trigger an excise tax, reduced for federal, state, local and other taxes (in each case, without a gross-up).
In addition, the CIC and Termination Agreements provide for the executives to receive a lump sum amount equivalent to 130% of the COBRA continuation premiums due for the two-year period (three in the case of Mr. Yates) following termination. In the event of a Change-in-Control, all outstanding equity awards granted to each of the NEOs under the applicable Omnibus Plan as of December 31, 2022, will vest only upon a termination of employment in connection with a Change-in-Control.
For the NEOs, we have quantified the potential payments upon termination under various termination scenarios as of December 31, 2022.
	Severance ($)	Pro Rata Target Bonus Payment ($)	Equity Grants ($)	Cash Awards ($)	Welfare Benefits ($)	Outplacement ($)	Total Payment ($)
Lloyd Yates
Voluntary Termination(1)	—	—	—	—	—	—	—
Retirement(2)	—	—	—	—	—	—	—
Disability(2)	—	1,150,000	1,331,241	—	—	—	2,481,241
Death(2)	—	1,150,000	1,331,241	—	—	—	2,481,241
Involuntary Termination(3)	1,000,000	—	—	—	24,890	25,000	1,049,890
Change-in-Control(4)	6,450,000	1,150,000	4,215,578	—	83,094	25,000	11,923,672
Donald E. Brown
Voluntary Termination(1)	—	—	—	—	—	—	—
Retirement(2)	—	—	—	—	—	—	—
Disability(2)	—	472,770	3,680,285	486,111	—	—	4,639,166
Death(2)	—	472,770	3,680,285	486,111	—	—	4,639,166
Involuntary Termination(3)	630,360	—	—	—	33,202	25,000	688,562
Change-in-Control(4)	2,206,260	472,770	5,376,294	500,000	71,125	25,000	8,651,449
Shawn Anderson
Voluntary Termination(1)	—	—	—	—	—	—	—
Retirement(2)	—	—	—	—	—	—	—
Disability(2)	—	240,000	1,218,134	—	—	—	1,458,134
Death(2)	—	240,000	1,218,134	—	—	—	1,458,134
Involuntary Termination(3)	400,000	—	—	—	24,673	25,000	449,673
Change-in-Control(4)	1,280,000	240,000	2,114,356	—	52,340	25,000	3,711,696
Melody Birmingham
Voluntary Termination(1)	—	—	—	—	—	—	—
Retirement(2)	—	—	—	—	—	—	—
Disability(2)	—	468,750	412,671	—	—	—	881,421
Death(2)	—	468,750	412,671	—	—	—	881,421
Involuntary Termination(3)	625,000	—	—	—	22,247	25,000	672,247
Change-in-Control(4)	2,187,500	468,750	2,200,757	—	49,173	25,000	4,931,180
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	Severance ($)	Pro Rata Target Bonus Payment ($)	Equity Grants ($)	Cash Awards ($)	Welfare Benefits ($)	Outplacement ($)	Total Payment ($)
William Jefferson
Voluntary Termination(1)	—	—	—	—	—	—	—
Retirement(2)	—	—	—	—	—	—	—
Disability(2)	—	332,500	258,763	—	—	—	591,263
Death(2)	—	332,500	258,763	—	—	—	591,263
Involuntary Termination(3)	475,000	—	—	—	24,890	25,000	524,890
Change-in-Control(4)	1,615,000	332,500	1,380,103	—	53,337	25,000	3,405,940
(1)
Amounts payable to each of the NEOs as shown in the Pension Benefits Table and the Non-Qualified Deferred Compensation Table and under the tax-qualified, nondiscriminatory 401(k) Plan are not included in the table.

(2)
Special vesting rules apply in the event of retirement, disability or death pursuant to the terms and conditions of our equity award agreements. The number of shares that would have vested in the event of the executive’s disability or death is as follows: Mr. Yates, 48,550 shares; Mr. Brown, 134,219 shares; Mr. Anderson, 44,425 Shares; Ms. Birmingham, 15,050 shares; and Mr. Jefferson, 9,437 shares. The value of the equity grants was determined by multiplying the closing price of our common stock on December 30, 2022, which was $27.42 per share, by the number of shares that would have vested upon the retirement, disability or death, as applicable, of the NEO. For Mr. Brown, special vesting rules also apply in the event of disability or death under his cash-based Special Retention Award agreements. The amounts shown represent the pro-rata portion of his cash-based awards based on service months from the respective grant dates to December 31, 2022.

(3)	Amounts shown reflect payments to be made upon the involuntary termination of each NEO eligible under our Executive Severance Policy described above.
(4)
Amounts shown reflect payments to be made upon termination of employment in the event of a Change-in-Control of the Company under the CIC and Termination Agreements described. As described above, the CIC and Termination Agreements do not provide for any “gross-up” payments to executives for excise taxes incurred with respect to benefits received under a CIC and Termination Agreement. The CIC and Termination Agreements provide that in the event of a Change-in-Control, the executive’s total Change-in-Control will be equal to the best “net benefit” which is equal to the greater of: (i) the after-tax value of the executive’s total Change-in-Control related payments (reduced by the 20% excise tax and other federal, state, local and other taxes); and (ii) the after-tax value of the executive’s Change-in-Control related payments that has been reduced to the extent necessary so that it would not trigger an excise tax, reduced for federal, state, local and other taxes (in each case, without a gross-up). The amounts reflected in this table do not reflect the application of the best “net benefit” provision.

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Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of our CEO.
For 2022, our last completed fiscal year:
■	The median annual total compensation of all employees (other than our CEO) was $148,962; and
■	The annualized total compensation of our CEO, Lloyd Yates, was $7,234.339.
Based on this information, for 2022, the ratio of the annualized total compensation of Mr. Yates, our CEO during 2022, to the annual total compensation of the median employee is estimated to be 49 to 1.
To identify the median of the annual total compensation of all our employees (other than our CEO), as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps consistent with Item 402(u) of Regulation S-K:
1.
We determined that, as of December 31, 2022, our employee population consisted of approximately 7,328 employees, with all of our employees located in the United States. This population consisted of our full-time, part-time and temporary employees, as determined for employment law purposes.

2.
To identify the “median employee” from our employee population, we prepared a full census of all our employees (except our CEO) using our existing centralized payroll database of base cash compensation (base salary plus overtime and shift premiums, calculated based on the hours worked during the relevant period) that is used internally to calculate annual cash incentive compensation and profit-sharing eligibility. We used base cash compensation as our compensation measure as it is the principal form of compensation delivered to all of our employees. We used the same median employee as 2021 where we used the following methodology:

■
We adjusted as of December 31, 2021, the compensation of 638 full-time employees and 19 part-time employees hired during 2021 to annualize compensation for any portion of the measurement period that they were not with the Company.

■
Although all of our employees are eligible for an annual cash incentive (paid in 2022 for 2021 individual and Company performance), we excluded this for all employees because we determined its inclusion would not have a meaningful effect on the determination of the median employee.

■	Since we do not widely distribute annual equity awards to our employees, such awards were excluded from our compensation measure.
3.
We identified our median employee from a full census report compiled using base cash compensation as our consistently applied compensation measure. Since all our employees are located in the United States, as is our CEO, we did not make any cost-of-living adjustments identifying the “median employee.”

4.
Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $148,962.

5.
For the year ended December 31, 2022, the total compensation for our CEO, Mr. Yates, was $7,113,506 as reported in the “Total” column of the Summary Compensation Table of this Proxy Statement. As permitted by SEC rules, the Company elected to annualize the compensation of Mr. Yates, who became CEO of the Company on February 14, 2022. To annualize Mr. Yates’ compensation for 2022, the annual base salary for the CEO was used to reflect a full year of earnings annualized at $1,000,000 where his partial year salary earnings were $879,167.

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2022 Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive Compensation Actually Paid (“CAP”) to our CEO and to our non-CEO NEOs and certain financial performance of the Company. CAP, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis (CD&A)” section above.
Year(1)	CEO		Former CEO		Other NEO Pay		Value of initial fixed $100 investment based on:		Net Income (in millions)	Net Operating Earnings Per Share (NOEPS)(7)
	Summary Compen- sation Table Total for CEO	Compen- sation Actually Paid (CAP) to CEO(2)	Summary Compen- sation Table Total for Former CEO	Compensation Actually Paid to Former CEO(2)	Average Summary Compen- sation Table Total for Other NEO's	Average Compen- sation Actually Paid to Other NEO's	Total Share- holder Return (TSR)	Dow Jones Index Peer Group TSR
2022(4)	$7,113,506	$6,720,202	$1,352,993	($3,953,194)(3)	$2,221,932	$1,305,705	$109	$119	$749.00	$1.47
2021(5)	$0	$0	$9,535,782	$13,795,347	$2,491,010	$3,453,360	$106	$117	$529.80	$1.37
2020(6)	$0	$0	$6,457,725	$2,329,180	$3,093,801	$1,632,643	$85	$99	($72.70)	$1.32
(1)	For 2022, the table includes Lloyd Yates as CEO and Joseph Hamrock as Former CEO. For 2021 and 2020, the table includes Joseph Hamrock.
(2)
Amounts for each year do not reflect the actual amount of compensation earned by or paid to the CEO during the applicable year. In accordance with the SEC rules, the amounts reported in these columns for each year were calculated by making the adjustments shown in the following tables to amounts reported for the CEOs in the Summary Compensation Table in the total column.

(3)	As a result of Mr. Hamrock’s retirement, the value of all unvested equity awards were prorated.
(4)	For 2022, the other NEOs were Donald E. Brown, Shawn Anderson, Melody Birmingham, William Jefferson and Pablo A. Vegas.
(5)	For 2021, the other NEOs were Donald E. Brown, Pablo A. Vegas, Violet G. Sistovaris and Charles E. Shafer.
(6)	For 2020, the other NEOs were Donald E. Brown, Pablo A. Vegas, Violet G. Sistovaris and Carrie J. Hightman.
(7)	NOEPS is a non-GAAP financial measure. Appendix A to this Proxy Statement contains a full reconciliation of GAAP earnings per share to NOEPS.
64 |   2023 Proxy Statement

2022 PAY VERSUS PERFORMANCE
To calculate CAP, the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation:
CEO SCT to CAP Reconciliation:
Year	Reported SCT Total		Reported Value of Equity Awards(a)		Equity Award Adjustments(b)		Reported Change in the Actuarial Present Value of Pension Benefits		Pension Benefits Adjustments		Compensation Actually Paid
2022	$7,113,506	–	$4,671,273	+	$4,277,969	–	$0	+	$0	=	$6,720,202
Former CEO SCT to CAP Reconciliation:
Year	Reported SCT Total		Reported Value of Equity Awards(a)		Equity Award Adjustments(b)		Reported Change in the Actuarial Present Value of Pension Benefits		Pension Benefits Adjustments		Compensation Actually Paid
2022	$1,352,993	–	$0	+	($5,306,187)	–	$0	+	$0	=	($3,953,194)
2021	$9,535,782	–	$6,953,903	+	$11,213,468	–	$0	+	$0	=	$13,795,347
2020	$6,457,725	–	$4,901,916	+	$773,371	–	$0	+	$0	=	$2,329,180
Other NEOs SCT to CAP Reconciliation:

Year	Average Reported SCT		Average Reported Value of Equity Awards(a)		Average Equity Award Adjustments(b)		Average Reported Change in the Actuarial Present Value of Pension Benefits		Average Pension Benefits Adjustments(c)		Average of Compensation Actually Paid
2022	$2,221,932	–	$1,218,690	+	$302,463	–	$0	+	$0	=	$1,305,705
2021	$2,491,010	–	$1,449,191	+	$2,415,827	–	$22,263	+	$17,977	=	$3,453,360
2020	$3,093,801	–	$2,002,865	+	$613,661	–	$87,911	+	$15,957	=	$1,632,643
(a)	Represents the sum of the amounts reported in the Summary Compensation Table in the Stock Awards Column.
(b)	See reconciliation of the Equity Award Adjustments below.
(c)	See reconciliation of the Average Pension Benefits Adjustments below.
CEO Equity Adjustment to CAP Reconciliation (viii)

Year	Fiscal Year End Fair Value of Unvested Equity Awards(i)		Prior Fiscal Year End Fair Value of Unvested Equity Awards(ii)		Year over Year Change in Unvested Equity Awards(iii)	Fair Value as of Vesting Date of Equity Awards Vested in the Applicable Year(iv)		Prior Fiscal Year Fair Value of Equity Awards that Vested in the Applicable Year(v)		Year over Year Change in Equity Awards that Vested in the Applicable Year(vi)	Total Equity Award Adjustments(vii)
2022	$4,277,969	–	$0	=	$4,277,969	$0	–	$0	=	$0	$4,277,969
  2023 Proxy Statement | 65

2022 PAY VERSUS PERFORMANCE
Former CEO Equity Adjustment to CAP Reconciliation (viii)

Year	Fiscal Year End Fair Value of Unvested Equity Awards(i)		Prior Fiscal Year End Fair Value of Unvested Equity Awards(ii)		Year over Year Change in Unvested Equity Awards(iii)	Fair Value as of Vesting Date of Equity Awards Vested in the Applicable Year(iv)		Prior Fiscal Year Fair Value of Equity Awards that Vested in the Applicable Year(v)		Year over Year Change in Equity Awards that Vested in the Applicable Year(vi)	Total Equity Award Adjustments(vii)
2022	$9,020,953	–	$14,498,631	=	($5,477,678 )	$3,789,917	–	$3,618,426	=	$171,491	($5,306,187)
2021	$18,117,056	–	$6,390,653	=	$11,726,403	$2,427,192	–	$2,940,127	=	($512,935)	$11,213,468
2020	$9,330,780	–	$8,445,743	=	$885,037	$3,679,530	–	$3,791,196	=	($111,666)	$773,371
Other NEOs Equity Adjustment to CAP Reconciliation (viii)

Year	Fiscal Year End Fair Value of Unvested Equity Awards(i)		Prior Fiscal Year End Fair Value of Unvested Equity Awards(ii)		Year over Year Change in Unvested Equity Awards(iii)	Fair Value as of Vesting Date of Equity Awards Vested in the Applicable Year(iv)		Prior Fiscal Year Fair Value of Equity Awards that Vested in the Applicable Year(v)		Year over Year Change in Equity Awards that Vested in the Applicable Year(vi)	Total Equity Award Adjustments(vii)
2022	$2,403,995	–	$2,120,332	=	$283,663	$415,464	–	$396,664	=	$18,800	$302,463
2021	$4,105,650	–	$1,607,251	=	$2,498,399	$390,766	–	$473,338	=	($82,572)	$2,415,827
2020	$2,365,276	–	$1,722,626	=	$642,650	$955,252	–	$984,241	=	($28,989)	$613,661
(i)	The year-end fair value of any equity awards in the applicable year that are outstanding and unvested as of the end of the year.
(ii)	The year-end fair value of any equity awards in prior years that are outstanding and unvested as of the end of the applicable year.
(iii)	The amount disclosed in column (ii) subtracted from the amount disclosed in column (i).
(iv)	The vesting date fair value of awards granted in prior years that vest during the applicable year.
(v)	Prior year-end fair value of awards granted in prior years that vest during the applicable year, deduction for the amount equal to the fair value at the end of the prior fiscal year.
(vi)	The amount disclosed in column (v) subtracted from the amount disclosed in column (iv).
(vii)	The amount disclosed in column (iii) plus the amount disclosed in column (vi).
(viii)
Fair values reported in this table are computed in accordance with FASB ASC Topic 718. The grant date fair value of the RSUs is calculated based on the average market price of our common stock on the grant date, less the present value of any dividends not received during the vesting period. With respect to the PSUs subject to NOEPS goals, grant date fair value is based on the closing stock price of our common stock at grant date. With respect to the PSUs subject to the RTSR goals, grant date fair value is calculated based on a Monte Carlo valuation technique in accordance with FASB ASC Topic 718. All of the PSUs are subject to performance conditions; therefore, the value reported in this column for these awards is based upon the probable outcome of such conditions. For information on the valuation assumptions used in these computations, see Note 14 to our consolidated financial statements included in our 2022 Annual Report on Form 10-K.

66 |   2023 Proxy Statement

2022 PAY VERSUS PERFORMANCE
Other NEOs Pension Adjustment to CAP Reconciliation
Year	Plan	Service Cost	Prior Service Cost	Total Average Pension Benefit Adjustment (Service Cost ÷ by number of Other NEOs in applicable year)
2022	Pension Plan	$0	$0	$0
	Pension Restoration Plan	$0	$0	$0
	Total	$0	$0	$0
2021	Pension Plan	$41,946	$0	$10,486
	Pension Restoration Plan	$29,963	$0	$7,491
	Total	$71,909	$0	$17,977
2020	Pension Plan	$35,124	$0	$8,781
	Pension Restoration Plan	$28,702	$0	$7,176
	Total	$63,826	$0	$15,957
TSR: Company versus Peer Group
As shown in the graph below, the Company’s three-year TSR is in line with peer companies and the Dow Industrial Utility Index.

CAP versus Total Shareholder Return
The graph below represents the relationship between Compensation Actually Paid (CAP) and Total Shareholder Return (TSR).

  2023 Proxy Statement | 67

2022 PAY VERSUS PERFORMANCE
CAP versus Net Income
The graph below shows the Company’s net income increasing consistently year over year, and the CEO and Other NEOs CAP varies year over year. The company does not use Net Income to determine compensation and is not included in incentive plans.

CAP versus Company Selected Measures: NOEPS
The graph below shows the Company’s net operating earnings per share increasing consistently year over year, yet the CEO and Other NEOs CAP varies year over year. NOEPS is a non-GAAP financial measure. Appendix A to this Proxy Statement contains a full reconciliation of GAAP earnings per share to NOEPS.

CAP vs. CSM: NOEPS
Compensation Acually Paid ("CAP") $000s
Net Operating Earnings Per Share
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
($2,000)
($4,000)
$1.50
$1.00
$0.50
$0.00
$6,720
($3,953)
$1,305
$13,795
$3,453
$2,329
$1,632
$1.47
$1.37
$1.32
2022
2021
2020
CAP to CEO
CAP to Former CEO
Avg CAP to Other NEOs
NOEPS

68 |   2023 Proxy Statement

2022 PAY VERSUS PERFORMANCE
Company Selected Performance Measures
The following were the three most important performance measures as determined by the Company that link compensation actually paid to our NEOs to the Company’s performance for the most recently completed fiscal year. NOEPS and RTSR are the only two financial measures used as part of the Company’s compensation programs. Safety is the most important non-financial measure used to link compensation actually paid to Company performance.
Company Selected Performance Measures
NOEPS
RTSR
Safety
  2023 Proxy Statement | 69

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2022 regarding the number of shares of our common stock that may be issued under our equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(c)(3)
Equity compensation plans approved by security holders(1)	2,890,356	—	8,704,201
Equity compensation plans not approved by security holders	—	—	—
Total	2,890,356	—	8,704,201
(1)
Plans approved by security holders consist of the following: the 2010 Omnibus Plan, approved by stockholders on May 11, 2010 (no shares remain available for future grants under the plan); the 2020 Omnibus Plan approved by the stockholders on May 19, 2020; and the Company’s Employee Stock Purchase Plan, approved by the stockholders on May 7, 2019.

(2)
Restricted stock units and performance share awards are payable at no cost to the grantee on a one-for-one basis. As of December 31, 2021, there were no outstanding stock options under the 2010 Omnibus Plan or the 2020 Omnibus Plan.

(3)
As of December 31, 2022, 8,704,201 shares remained available for issuance under the 2020 Omnibus Plan and 460,506 shares remained available for purchase under the Employee Stock Purchase Plan. The Employee Stock Purchase Plan provides the opportunity for eligible employees to acquire shares of our common stock at a 10% discount. For purposes of this table, we have included the number of shares issuable under outstanding performance share awards assuming performance targets are achieved at the maximum achievement level.

70 |   2023 Proxy Statement

PROPOSAL 2 – ADVISORY APPROVAL OF NEO COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are asking stockholders to approve, in a non-binding advisory vote, the compensation paid to our NEOs, as disclosed under the headings “2022 Executive Compensation” and “Compensation Discussion and Analysis (CD&A)” above, commonly known as a “Say-on-Pay” proposal.
At the 2017 annual meeting of stockholders, we provided our stockholders with an advisory vote regarding how frequently the Company will conduct future stockholder advisory votes to approve the compensation paid to our NEOs. More than a majority of the shares present or represented at the meeting were voted in favor of an annual vote, consistent with the Board’s recommendation. Based on these results, the Board has determined to hold an annual advisory vote on the compensation paid to our NEOs.
The Board encourages stockholders to carefully review the 2022 Executive Compensation and Compensation Discussion and Analysis (CD&A) sections of this Proxy Statement, for a thorough discussion of our executive compensation program and philosophy. Our compensation program is designed to be significantly performance-based and to attract and retain highly qualified individuals who enhance long-term stockholder value by contributing to our ongoing success. All facets of our compensation program are regularly monitored by the Compensation and Human Capital Committee to ensure that the program is well-tailored to fulfill our compensation philosophy and objectives.
In considering this proposal, stockholders may wish to consider the following factors that we believe demonstrate our commitment to maintaining a robust compensation program:
■	Compensation is closely tied to both corporate and individual performance;
■	Annual and long-term incentive compensation opportunities are contingent on the Company achieving pre-established goals;
■	Total compensation packages are competitive with those offered by members of our Comparator Group;
■	Perquisites are appropriately limited in number and modest in dollar value; and
■	We believe our compensation program does not create incentives for behaviors that create material risk to the Company.
As discussed in the Compensation Discussion and Analysis (CD&A) and 2022 Executive Compensation sections of this Proxy Statement, the Compensation and Human Capital Committee and the Board believe that our executive compensation program fulfills the objectives of our compensation philosophy in a prudent and effective manner.
Accordingly, the following resolution is submitted for an advisory stockholder vote at the Annual Meeting:
RESOLVED, that the compensation paid to our NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved on an advisory basis.
As this is an advisory vote, the result will not be binding on the Company, the Board or the Compensation and Human Capital Committee, although the Compensation and Human Capital Committee and the Board will carefully consider the outcome of the vote when evaluating our compensation program and philosophy.
Vote Required
The affirmative vote of a majority of the shares present at the virtual Annual Meeting or represented by proxy at the meeting and entitled to vote is needed to approve the advisory vote on the compensation of the NEOs. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the advisory approval of executive compensation of our NEOs. Abstentions by those present or represented by proxy will have the same effect as a vote against the Say-on-Pay proposal. Brokers will not have discretionary authority to vote on the Say-on-Pay proposal. Accordingly, there could be broker non-votes, which will have no effect on the vote.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF NEO COMPENSATION ON AN ADVISORY BASIS.
  2023 Proxy Statement | 71

PROPOSAL 3 – ADVISORY APPROVAL OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON NEO COMPENSATION
In addition to the Say-on-Pay proposal above, we are asking stockholders to approve, on an advisory basis, the frequency with which the Company should ask stockholders for advisory approval of executive compensation, commonly known as a “Say-on-Frequency” proposal. You may cast a vote as to whether a Say-on-Pay vote should be held every one, two or three years, or you may abstain. Pursuant to Section 14A of the Exchange Act, this non-binding vote is held at least every six years. Because our last Say-on-Frequency vote was held at the 2017 annual meeting, we are again holding a Say-on-Frequency vote at the Annual Meeting. At our 2017 annual meeting, a majority of stockholders voting on the matter indicated a preference for holding the Say-on-Pay vote on an annual basis. Accordingly, the Board resolved that the non-binding advisory vote to approve the compensation of our NEOs would be held on an annual basis at least until the next Say-on-Frequency vote.
The Board values stockholders’ opinions and believes it would benefit from direct, timely feedback on the Company’s executive compensation program. Accordingly, after careful consideration, the Board unanimously recommends that stockholders vote for the option of “one year” to provide stockholder advisory approval of executive compensation on an annual basis.
The following resolution is submitted to stockholders for an advisory vote at the Annual Meeting:
RESOLVED, that the stockholders advise the Company to hold a stockholder vote for the advisory approval of the compensation paid to the Company’s NEOs every:
■	One year;
■	Two years; or
■	Three years.
As this is an advisory vote, the result will not be binding on the Company, the Board or the Compensation and Human Capital Committee, although the Compensation and Human Capital Committee and the Board will carefully consider the outcome of the vote when evaluating our compensation program and philosophy.
Vote Required
The Say-on-Frequency option that receives the greatest number of votes from the stockholders will be considered the Say-on-Frequency option approved by the stockholders. Proxies submitted without direction will be voted for the “ONE YEAR” frequency. Abstentions by those present or represented by proxy and broker non-votes will not be voted with respect to the “Say-on-Frequency” proposal and, therefore, will have no effect on the outcome. Brokers will not have discretionary authority to vote on the “Say-on-Frequency” proposal. Accordingly, there could be broker non-votes, which will have no effect on the vote.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR “ONE YEAR” AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON NEO COMPENSATION.
72 |   2023 Proxy Statement

PROPOSAL 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee appointed Deloitte as our independent registered public accounting firm for 2023. As part of its oversight of our relationship with our independent registered public accounting firm and to assure continuing independence of such firm, the Audit Committee considers whether it is appropriate to adopt a policy of rotating its independent registered public accounting firm on a regular basis. Further, in conjunction with ensuring the rotation of such firm’s lead engagement partner, the Audit Committee and its Chair are directly involved with the selection of Deloitte’s lead engagement partner. The Audit Committee also reviews proposals for all auditing services (including fees and terms thereof) of our independent registered public accounting firm and approves all such proposals prior to the commencement or performance of such services, subject to the pre-approval policies and procedures described under “Independent Registered Public Accounting Firm Fees.”
Deloitte has served as our independent registered public accounting firm since 2002 and has the requisite understanding of our business, accounting policies and practices, and internal control over financial reporting to drive audit quality and efficient fee structures. As a result of this expertise, and, as noted above, the Audit Committee’s oversight designed to assure continuing independence, the Board and its Audit Committee consider Deloitte well qualified to serve as our independent registered public accounting firm. Further, the Board believes that the continued retention of Deloitte is in our best interest and the best interest of our stockholders. Although action by stockholders for this matter is not required, the Board and the Audit Committee believe that it is appropriate to seek stockholder ratification of this appointment in order to provide stockholders a means of communicating the stockholders’ level of satisfaction with the performance of the independent registered public accounting firm and their level of independence from management. If the proposal is not approved and the appointment of Deloitte is not ratified by the stockholders, the Audit Committee will take this into consideration and will reconsider the appointment. A representative of Deloitte will be present at the virtual Annual Meeting, will be given an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Vote Required
The affirmative vote of a majority of the shares present during the virtual Annual Meeting or represented by proxy and entitled to vote is needed to ratify the appointment of Deloitte as our independent registered public accounting firm for 2023. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the ratification of the appointment of Deloitte. Abstentions by those present or represented by proxy will have the same effect as a vote against the proposal. Brokers will have discretionary authority to vote on this proposal, and, accordingly, there will not be any broker non-votes.
THE BOARD AND ITS AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.
  2023 Proxy Statement | 73

PROPOSAL 5 – AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
The Board has adopted and approved, and is recommending to stockholders for approval, an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 600 million to 750 million and a corresponding increase to the number of authorized shares of all classes of capital stock from 620 million to 770 million. The proposed amendment would not increase the number of authorized shares of preferred stock.
Under our Certificate of Incorporation, the total number of shares of all classes of stock which the Company has the authority to issue is 620 million. Of these authorized shares, common stock comprises 600 million shares and preferred stock comprises 20 million shares. As of March 14, 2023, 416,935,061 shares of common stock were issued, including 3,963,255 treasury shares, with 97,962,697 shares of common stock reserved for possible future issuance under our stock plans, our at-the-market equity offering (“ATM”) program and our Series A equity units. Approximately 85,102,242 authorized shares of common stock remain available for issuance for future purposes and the Board deems it advisable to increase our authorized shares of common stock. The adoption of the proposed amendment would provide for an additional 150 million shares of common stock for future issuance. As of March 14, 2023, we also had 1,302,500 shares of preferred stock issued.
The following table sets forth the number of authorized, outstanding, and reserved shares of common stock, as of March 14, 2023:
Total Authorized Shares of Common Stock	600,000,000
Less: Issued and Outstanding Shares, including Treasury	416,935,061
Shares of Common Stock Available for Future Issuance	183,064,939
Shares of Common Stock Reserved for Future Issuance Under:
ATM Program	14,370,314
Omnibus Incentive Plan	11,494,634
Employee Stock Purchase and Retirement Savings Plan	1,718,007
Series A Equity Units	70,379,742
Total Shares of Common Stock Reserved for Future Issuance	97,962,697
Shares Available for Future Issuance, Less Reserved Shares	85,102,242
Our business is capital intensive, requiring significant resources to fund operating expenses, capital project expenditures, scheduled debt maturities and interest payments, and dividend payments on our common stock and preferred stock. In addition to internal sources to fund liquidity and capital requirements for 2023 and beyond, we expect to rely on external sources of funds, including, but not limited to, equity financings such as the previously announced ATM program we expect to put in place in 2025 to maintain credit metrics as our growth investments continue.
The Board believes that it is advisable and in the best interests of our stockholders to increase the number of authorized shares of common stock to provide us with greater flexibility in considering and planning for future business needs, such as raising additional capital through the sale of equity securities, convertible debt securities or other equity-linked securities, purchases under our employee stock plans, grants of equity incentive awards to employees (subject to any required future stockholder approvals under equity plans), potential strategic transactions, stock dividends, stock splits, and other general corporate purposes. Approval of this amendment by stockholders at the Annual Meeting will enable us to take timely advantage of market conditions and other opportunities that may become available to us without the expense and delay of arranging a special meeting of stockholders in the future. If the proposed amendment is adopted, we would be permitted to issue the authorized shares of common stock without further stockholder approval, except to the extent otherwise required by law, any rules or listing requirements of the NYSE, or by our Certificate of Incorporation.
74 |   2023 Proxy Statement

PROPOSAL 5 – AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
Other than the planned annual equity financing described above and the routine practices of issuing shares pursuant to employee stock plans and employee equity incentive awards, we have no present plans, proposals, or arrangements with respect to the issuance of any additional shares of common stock authorized upon approval of the proposed amendment.
Existing holders of shares of our common stock have no preemptive rights under our Certificate of Incorporation to purchase any additional shares of common stock issued by the Company. The additional shares of common stock, if and when issued, would have the same rights and privileges as the shares of common stock currently authorized. Approval of this proposal and the issuance of additional authorized shares of common stock would not affect the rights of the holders of currently outstanding shares of our common stock, except for the effects incidental to increasing the number of shares outstanding. The effects include dilution of voting power of existing stockholders, decreasing earnings per share, and, depending on the price at which they are issued, could be dilutive to our existing stockholders.
We have not proposed the increase in the authorized number of shares of common stock with the intention of using the additional shares for anti-takeover purposes, although an issuance of additional shares could, in certain circumstances, make an attempt to acquire control of the Company more difficult. We are not at this time aware of any such attempts and we are not proposing this increase in response to any third-party effort to acquire control of the Company.
The Board has approved, and is now submitting for approval by our stockholders, an amendment to Article IV of the Certificate of Incorporation as set forth in Appendix B to the proxy statement to increase the number of authorized shares of common stock from 600 million to 750 million and a corresponding increase to the number of authorized shares of capital stock from 620 million to 770 million. The Board has determined that the amendment is advisable and in the best interest of our stockholders.
If our stockholders approve this proposal, we plan to file the proposed amendment promptly with the Secretary of State of the State of Delaware, and the proposed amendment will become effective immediately upon the filing.
Vote Required
The affirmative vote of a majority of the outstanding shares of our common stock is needed to approve the amendment to the Certificate of Incorporation. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” approval of the amendment. Brokers will not have discretionary authority to vote on this proposal, so there could be broker non-votes. Abstentions and broker non-votes will have the same effect as a vote against the proposal.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.
  2023 Proxy Statement | 75

PROPOSAL 6 – STOCKHOLDER PROPOSAL REQUESTING THAT OUR BOARD ADOPT A POLICY REQUIRING SEPARATION OF THE ROLES OF CHAIRMAN OF THE BOARD AND CEO
Mr. John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who beneficially owns a requisite number of shares of common stock, has informed the Company that he plans to present the following proposal at the meeting.
Proposal 6 – Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy,and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.
Whenever possible, the Chairman of the Board shall be an independent director.
The Board has the discretion to select a Temporary Chairman of the Board who is not an independent director to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis.
It is a best practice to adopt this policy soon. However, this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.
The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company. The job of the CEO is to manage the company. The job of the Chairman is to oversee the CEO and management.
This proposal simply translates the current practice at NiSource of an independent chairman into an enduring policy. This proposal is more important to NiSource because NiSource has not named in one place the duties of a lead director should NiSource not have an independent board chairman.
Please vote yes: Independent Board Chairman - Proposal 6
Board of Directors’ Statement in Opposition
Your Board of Directors unanimously recommends a vote AGAINST this proposal.
The Board of Directors and its ESN&G Committee have considered this proposal and concluded that it is unnecessary and not in the best interests of our stockholders. The Board recommends a vote AGAINST this proposal for the following reasons:
■	Providing our Board the flexibility to determine our leadership structure at a given time and based on relevant circumstances best serves the Company and our stockholders;
■	For more than 16 years—since late 2006—the offices of Chairman and CEO have been held by different individuals, with the Chairman being an independent director; and
■	Our existing governance practices and current leadership structure promote effective and independent Board oversight.
76 |   2023 Proxy Statement

PROPOSAL 6 – STOCKHOLDER PROPOSAL REQUESTING THAT OUR BOARD ADOPT A POLICY REQUIRING SEPARATION OF THE ROLES OF CHAIRMAN OF THE BOARD AND CEO
Providing our Board the flexibility to determine our leadership structure at a given time and based on relevant circumstances best serves the Company and our stockholders.
Our Corporate Governance Guidelines do not provide for a fixed policy with respect to combining or separating the offices of Chairman and CEO. Rather than taking a “one-size-fits-all” approach to Board leadership, our existing policies provide the Board flexibility to configure the leadership of the Board and the Company in the way that best serves the Company’s interests at the time. The most effective leadership structure at a given time will depend on a variety of factors, including the leadership, skills, and experience of each of the CEO, the Chairman, and the other members of the Board, as well as the needs of the business and other factors. The Board has deep knowledge of the strategic goals of the Company, the opportunities and challenges it faces, and the various capabilities of our directors and management, and is therefore best positioned to determine the most effective leadership structure to protect and enhance long-term stockholder value.
The Board has a fiduciary duty to evaluate and determine the Board’s leadership structure based on what will best serve stockholders’ interests under the circumstances, not pursuant to an inflexible pre-established policy. No single, fixed leadership model is appropriate in all circumstances. If this proposal were to be approved and implemented, it would deprive the Board of important flexibility to utilize its business judgment to determine the most effective leadership structure to serve the interests of the Company and its stockholders.
For more than 16 years—since late 2006—the offices of Chairman and CEO have been held by different individuals, with the Chairman being an independent director.
The Board recognizes the importance of having in place a structure that allows it to function in an appropriately independent manner and believes that independent Board leadership is a critical component of its governance structure. Our Corporate Governance Guidelines require us to have an independent lead director if the positions of Chairman and CEO are held by the same person. The Board regularly reviews the Company’s leadership structure and currently believes that separating the roles of Chairman and CEO is the most effective leadership structure for the Company to protect and enhance long-term stockholder value.
These roles have been separate since late 2006—meaning that the Board has already adopted a practice that is essentially the same as that requested by this proposal (without unduly depriving the Board of its flexibility). Pursuant to our Corporate Governance Guidelines, however, if the Board determines at some point in the future that combining the Chairman and CEO roles is in the Company’s best interest, the Board will then select a lead independent director, taking into account the recommendation of the ESN&G Committee. In that event, the lead independent director will be the presiding director for purposes of the NYSE rules and would have many responsibilities similar to the current Chairman.
Our existing governance practices and current leadership structure promote effective and independent Board oversight.
The Board believes that independent oversight involves not only having an independent Board leader, but also demonstrating a commitment to strong corporate governance. Our strong corporate governance policies and practices, including the items outlined below, empower our independent directors to effectively oversee management. These extensive strong governance practices include:
■	Annual election of directors;
■	Majority voting for all directors with resignation policy;
■	Stockholder right to call special meetings;
■	No supermajority voting provisions;
■	Proxy access bylaw (3% ownership / 3 years / up to 20 stockholders / 20% of Board);
■	Independent chairman separate from CEO;
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PROPOSAL 6 – STOCKHOLDER PROPOSAL REQUESTING THAT OUR BOARD ADOPT A POLICY REQUIRING SEPARATION OF THE ROLES OF CHAIRMAN OF THE BOARD AND CEO
■	All directors independent except CEO;
■	Board committees comprised of all independent directors;
■	Regular executive sessions of independent directors;
■	Annual Board and committee evaluation process and ongoing evaluations of individual directors;
■	Strategic and risk oversight by Board and committees;
■	Annual “Say-on-Pay” advisory votes;
■	Active and experienced Board;
■	Robust succession planning and recent Board refreshment, with an average tenure on the Board of 6 years of service; and
■	Regular stockholder engagement.
See the section titled “Corporate Governance” for more details on the Company’s commitment to strong corporate governance.
Summary
The Board has a long-standing history of strong corporate governance practices. The Board’s current structure, which is memorialized in our Corporate Governance Guidelines, provides for effective and independent Board oversight. In contrast, the proponent’s proposal calls for an inflexible policy that would restrict the Board’s discretion in meeting its fiduciary duty to evaluate and determine the appropriate structure to serve stockholder interests under the circumstances. Adoption of this policy is both unnecessary, especially in light of the Company’s actual practice of separating these roles for more than 16 years, and would preclude the Board from exercising its independent judgment to determine the most effective leadership structure in the future. In light of the current and long-standing practice of separating these roles, the substantial independent oversight of management by the Board, and the Company’s strong corporate governance practices, the Board believes the inflexible standard that would be imposed under this proposal is neither necessary, nor in the best interests of the Company or its stockholders.
Vote Required
If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the virtual Annual Meeting or represented by proxy, and entitled to vote. Proxies submitted without direction pursuant to this solicitation will be voted AGAINST the stockholder proposal. Abstentions will have the same effect as a vote against the proposal. We believe brokers will not have discretionary authority to vote on this proposal, so there could be broker non-votes.
THE BOARD BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF STOCKHOLDERS AND RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL.
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PROPOSAL 7 – STOCKHOLDER PROPOSAL REQUESTING THAT WE PUBLISH AN ANNUAL LOBBYING REPORT
The Service Employees International Union Master Trust of P.O. Box 22650, Lehigh Valley, Pennsylvania 18002, who beneficially owns a requisite number of shares of common stock, has informed the Company that they plan to present the following proposal at the meeting.
Proposal 7 – Annual Lobbying Report
Whereas, we believe in full disclosure of NiSource’s lobbying activities and expenditures to assess whether its lobbying is consistent with its expressed goals and stockholders’ interests.
Resolved, the stockholders of NiSource request the preparation of a report, updated annually, disclosing:
■	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
■	Payments by NiSource used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
■	NiSource’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
■	Description of management’s and the Board’s decision-making process and oversight for making payments described in sections 2 and 3 above.
For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which NiSource is a member.
Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.
The report shall be presented to the Nominating and Governance Committee and posted on NiSource’s website.
Supporting Statement
NiSource spent $3,307,000 from 2019 – 2021 on federal lobbying. This does not include state lobbying, where NiSource also lobbies, for example drawing attention for lobbying on a bill blocking cities from banning natural gas in Ohio.
Companies can give unlimited amounts to third party groups that spend millions on lobbying and undisclosed grassroots activity. NiSource discloses its trade associations where a portion of dues had been used to lobby, disclosing lobbying amounts exceeding $25,000, leaving disclosure gaps.
■	NiSource is leaving out all dues lobbying amounts falling below $25,000.
■	Disclosing only dues leaves a loophole to make additional payments that would not be disclosed under a “dues” disclosure policy.
■	NiSource’s disclosure leaves out the Chamber of Commerce, which has spent $1.8 billion lobbying since 1998, despite listing an executive as serving on its Taxation Committee.
■	And NiSource does not disclose its contributions to groups which write and endorse model legislation, such as sponsoring the American Legislative Exchange Council.
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PROPOSAL 7 – STOCKHOLDER PROPOSAL REQUESTING THAT WE PUBLISH AN ANNUAL LOBBYING REPORT
NiSource’s lack of disclosure presents legal and reputational risks when it hides payments to third-party groups. Highlighting these risks, peer FirstEnergy was fined $230 million for funneling $60 million through a third-party group in an Ohio bribery scandal. S&P notes the Ohio scandal has increased “scrutiny of how utilities use ‘dark money’ groups.” And NiSource’s Ohio lobbying has recently drawn scrutiny amid a record-high rate increase request, with scandals reportedly clouding trust in Ohio’s utility regulation commission.
We urge NiSource to expand its lobbying disclosure.
Board of Directors’ Statement in Opposition
Your Board of Directors unanimously recommends a vote AGAINST this proposal.
Our Board believes that participating in the political process in a transparent manner is an important way to enhance stockholder value and promote good corporate citizenship. Our engagement with policymakers and regulators is guided by a commitment to ensuring our participation is open, transparent, and clear to all of our stakeholders.
Our Board is committed to transparency in all areas of our business, including our public policy activities and lobbying expenditures. The Political Engagement page of our website already contains much of the information requested by the proposal. Our Board therefore believes the report requested by this proposal is not in the best interests of the Company and its stockholders and recommends a vote AGAINST this proposal for the following reasons.
The Company Already Publishes Transparent and Extensive Political Engagement Disclosures
The Political Engagement page of our website includes robust and detailed disclosures, including:
1.	Our policies and procedures regarding our political engagement activities.
2.	List of trade associations, independent organizations, and other tax-exempt groups that receive contributions from the Company and engage in lobbying activities, updated annually.
3.	Description of our governance process and oversight of political engagement activities.
Additionally, in compliance with applicable laws, the Company discloses a significant amount of information in publicly available filings. We file all required state and federal lobbying reports and these are publicly available.
The Company Maintains Robust Board Oversight of Political Engagement
The Company’s political and advocacy activities are managed by our President and Chief Executive Officer and the Environmental, Social, Nominating and Governance Committee of the Board, who are responsible for overseeing and, at least annually, reviewing corporate and business unit political spending. The Presidents of each of the NiSource operating companies review and approve all corporate political spending in their states. All indirect political spending is also approved by a member of the executive leadership team.The Company does not contribute corporate funds to federal candidates. Such contributions may be made only by the NiSource Inc. Political Action Committee (“NiPAC”), a non-profit entity that solicits voluntary contributions from eligible employees in compliance with applicable law. NiPAC contributes to the campaigns of federal and state candidates, where permissible, and files required reports with the Federal Election Commission and various state and local election commissions. Reports filed with the Federal Election Commission are publicly available.
Further, the Code of Business Conduct makes clear that the Company’s political spending reflects its business interests and is not based on the personal interests or political preference of any individual officer, director, or employee. Therefore, the Board believes that existing oversight and transparency (described below) meet or exceed any legal requirements and provide stockholders with substantial visibility into the Company’s political engagement activities and management and oversight practices. The Board does not believe that additional detailed disclosures would be beneficial to stockholders.
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PROPOSAL 7 – STOCKHOLDER PROPOSAL REQUESTING THAT WE PUBLISH AN ANNUAL LOBBYING REPORT
Our Transparency and Current Disclosures Regarding Lobbying and Political Activities Meet or Exceed any Legal Requirements
The Company believes that transparency in its lobbying expenditures and political activities is important and provides both required and voluntary disclosures with respect to its lobbying expenditures and political activities. In addition, the Company regularly reviews its disclosures relating to political activities and believes these disclosures are aligned with those of its peers. As such, the Board does not believe that the additional detailed disclosures contemplated by this proposal would be beneficial to stockholders.
The Company participates in the policymaking process by informing public officials about our positions on issues significant to our customers and other stakeholders and our business. These issues are discussed in the context of existing and proposed laws, legislation, regulations, and policy initiatives. Related to these discussions, the Company files required federal Lobbying Disclosure Act reports with Congress and complies with all state requirements. These reports are publicly available and provide the Company’s federal lobbying activities and expenses for the preceding quarter. These reports include information regarding the Company’s total federal lobbying expenditures, the issue that was the topic of communication, disclosure of the Company individuals who act as lobbyists on behalf of the Company, and identification of the legislative body or executive branch agency that was contacted.
In addition, the Company is a member of certain trade associations and coalitions that the company believes can assist us in achieving our long-term strategic objectives, and it participates in organizations that represent industries relevant to our business and that work on issues that align with the Company’s top priorities. Some of the trade associations and organizations engage in lobbying and policy advocacy. The Company voluntarily reports each U.S. trade association that has received material contributions (i.e., more than $25,000) from the Company in the most recently completed year.
Further, the Company posts information about political expenditures by the Company and disbursements by NiPAC, and describes policies and procedures for Company political contributions. All such policies and voluntary reports are available on the Company’s website at https://www.nisource.com/company/political-engagement.
Given the depth and breadth of our existing disclosures and frequency of our updates to our stockholders and the public about our public policy activities, our Board believes that the report requested by this proposal would not provide substantial additional information to our stockholders.
Summary
The Company is transparent about its direct and indirect lobbying activities, public policy priorities and strategies, political contributions, and trade association memberships. This transparency allows our stockholders and other stakeholders to evaluate the Company’s positions for consistency with the Company’s expressed goals and stockholder interests. Therefore, we believe the adoption of this proposal and the preparation of the requested report is unnecessary and not in the best interests of the Company and its stockholders.
Vote Required
If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the virtual Annual Meeting or represented by proxy, and entitled to vote. Proxies submitted without direction pursuant to this solicitation will be voted AGAINST the stockholder proposal. Abstentions will have the same effect as a vote against the proposal. We believe brokers will not have discretionary authority to vote on this proposal, so there could be broker non-votes.
THE BOARD BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF STOCKHOLDERS AND RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL.
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AUDIT COMMITTEE REPORT
Our Audit Committee consists of Messrs. Bunting and Butler and Mss. Barbour and Lee. Each member of the Audit Committee is independent as defined by the applicable NYSE and SEC rules and meets the additional independence standard set forth by the Board in the Corporate Governance Guidelines. Each member of the Audit Committee also is “financially literate” for purposes of applicable NYSE rules. The Board has determined that Mr. Bunting, the Chair of the Audit Committee, and Mss. Barbour and Lee are each an “audit committee financial expert” as defined by SEC rules.
The Audit Committee is responsible for, among other things, assisting the Board in monitoring the integrity of our financial statements; reviewing the qualifications and independence of our independent registered public accounting firm; overseeing the performance of our internal audit function and independent registered public accounting firm; and reviewing our risk assessment process. The Audit Committee has the sole authority to appoint, retain or replace the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The independent registered public accounting firm reports directly to the Audit Committee.
In the performance of its responsibilities, the Audit Committee met regularly with the members of our internal audit function and Deloitte, our independent registered public accounting firm, with and without management present, to discuss the results of its examinations, evaluations of our internal controls, and the overall quality of our financial reporting. In addition, the Audit Committee Chair and members of the Audit Committee met with Deloitte on a recurring basis to discuss the audit process, accounting and internal control matters, among other things. The Audit Committee also met regularly with management to discuss accounting, auditing, internal control, financial reporting, earnings and risk management matters. During these meetings, the Audit Committee reviewed and discussed, among other items, the audited consolidated financial statements, the unaudited interim financial statements, significant accounting policies applied by us in our financial statements and non-GAAP financial measures, with management and Deloitte. The Audit Committee also discussed with, and received regular status reports from, our internal audit function and Deloitte on the overall scope and plans for their audits, including the scope and plans for evaluating the effectiveness of internal controls over financial reporting.
The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee also has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with audit committees concerning independence and has discussed with Deloitte its independence. The Audit Committee has considered whether Deloitte’s provision of non-audit services to us is compatible with maintaining Deloitte’s independence. In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.
The Audit Committee has appointed Deloitte to serve as our independent registered public accounting firm for the year ending December 31, 2022. In determining whether to reappoint Deloitte, the Audit Committee took into consideration various factors, including the historical and recent performance of Deloitte on the audit; the professional qualifications of the firm and the lead audit partner; the quality of ongoing discussions with Deloitte; the results of an internal survey of Deloitte’s service and quality; the appropriateness of fees; and evidence supporting the firm’s independence, objectivity and professional skepticism. Although the Audit Committee has sole authority to appoint the independent registered public accounting firm, the Audit Committee has recommended that the Board seek stockholder ratification of the appointment at the Annual Meeting as a matter of good corporate governance.

Audit Committee

Theodore H. Bunting, Jr., CPA, Chair
Sondra Barbour
Eric L. Butler
Cassandra Lee, CPA
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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The following table represents the aggregate fees for professional services billed by Deloitte for the fiscal years ended December 31, 2022 and 2021.
	2022	2021
Audit Fees(1)	$5,395,170	$4,691,000
Audit-Related Fees(2)	442,294	516,041
Tax Compliance(3)	—	—
Tax Advice and Tax Planning(4)	—	43,437
All Other Fees(5)	13,584	101,649
(1)
Audit Fees — Fees for professional services performed by Deloitte for the audit of our annual financial statements in our Annual Report on Form 10-K and review of financial statements included in our Quarterly Report on Form 10-Q filings and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees — Fees for the assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of our financial statements. These fees included services provided by Deloitte in connection with the audit of our benefit plans.

(3)	Tax Compliance — Fees for professional services performed by Deloitte with respect to tax compliance.
(4)	Tax Advice and Tax Planning — Fees for professional services performed by Deloitte with respect to tax advice and tax planning.
(5)	All Other Fees — Fees for permissible work performed by Deloitte that does not fit within the above categories.
Pre-Approval Policies and Procedures. During 2022, the Audit Committee approved all audit, audit-related and non-audit services provided to us by Deloitte prior to management engaging the independent registered public accounting firm for those purposes. The Audit Committee’s current practice is to consider for pre-approval annually all audit, audit-related and non-audit services proposed to be provided by our independent registered public accounting firm for the year. Additional fees for other proposed audit-related or non-audit services (not within the scope of the approved audit engagement) which have been properly presented to the Pre-Approval Subcommittee of the Audit Committee (consisting of Theodore H. Bunting, Jr.) by our Vice President and Chief Accounting Officer may be considered and, if appropriate, approved by the Pre-Approval Subcommittee of the Audit Committee, subject to later ratification by the full Audit Committee. In no event, however, will any non-audit service be approved by the Pre-Approval Subcommittee that would result in the independent registered public accounting firm no longer being considered independent under the applicable SEC rules. In appointing Deloitte as our independent registered public accounting firm, the Audit Committee has considered whether the provision of the non-audit services rendered by Deloitte is compatible with maintaining the firm’s independence.
DELINQUENT SECTION 16(A) REPORTS
Based on a review of reports filed with the SEC and written representations that no other reports were required under Section 16(a) of the Exchange Act, we believe that all of our directors, officers and beneficial owners of more than 10% of our common stock who are required to file such reports did file all such reports on a timely basis during 2022, except that Gunnar Gode’s disposition of 1,224 shares to satisfy his tax withholding obligations in connection with the vesting of an award of restricted stock units on August 10, 2022 was reported after the filing deadline on a Form 5 filed on January 4, 2023. This delinquent filing was due to an administrative error.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2024 ANNUAL MEETING
Stockholders may submit proposals appropriate for stockholder action at the 2024 Annual Meeting consistent with the requirements of Rule 14a-8 under the Exchange Act, all other rules of the SEC relating to stockholder proposals and our Bylaws. Written notice containing the required information should be addressed to the attention of our Corporate
  2023 Proxy Statement | 83

Secretary at NiSource Inc., 801 E. 86th Avenue, Merrillville, Indiana 46410. For your proposal to be considered for inclusion in our proxy statement in connection with the 2024 Annual Meeting, we must receive your written proposal no later than December [■], 2023.
Stockholder proposals not intended to be included in our proxy statement (including director nominations) may be brought before the 2024 Annual Meeting by filing a notice of stockholder’s intent to do so no earlier than January 24, 2024, and no later than February 23, 2024. The notice must include all of the information required to be set forth in any such notice by our Bylaws.
Stockholders who intend to submit director nominees for inclusion in our proxy materials for the 2024 Annual Meeting must comply with the requirements of proxy access as set forth in our Bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to us no earlier than November [■], 2023, and no later than December [■], 2023.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2023.
If you would like a copy of our Bylaws, please contact our Corporate Secretary at the above address or access our Bylaws filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K filed on August 10, 2022. Failure to comply with our Bylaw procedure and deadlines may preclude presentation and consideration of the matter or of the proposed nominee for election at the 2024 Annual Meeting.
FORM 10-K, ANNUAL REPORT AND FINANCIAL STATEMENTS
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and the financial statement schedules, but without exhibits, is contained within our Annual Report which is available on our website at https://www.nisource.com/filings. We will mail a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and the financial statement schedules, but without exhibits, free of charge to any stockholder upon written request to NiSource Inc., c/o Corporate Secretary, 801 East 86th Avenue, Merrillville, Indiana 46410.
AVAILABILITY OF PROXY MATERIALS
In accordance with SEC rules, we are using the internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report for the year ended December 31, 2022, and voting via the internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.
MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS — “HOUSEHOLDING”
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” may potentially provide extra convenience for stockholders and cost savings for companies or the intermediary.
You may receive proxy materials through an intermediary who uses householding to deliver proxy materials. If so, a single copy of the proxy materials, including the Notice of Internet Availability of Proxy Materials, may be delivered to
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multiple stockholders sharing an address unless the affected stockholder provides contrary instructions. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If this applies to you and you would prefer to receive separate copies of the proxy materials, including the Notice of Internet Availability of Proxy Materials, please notify your broker that you no longer wish to participate in householding. Additionally, you may direct your written request for a copy of the proxy materials to NiSource Inc., c/o Corporate Secretary, 801 East 86th Avenue, Merrillville, Indiana 46410, or you may request a copy by telephone at (877) 647-5990. If your broker is not currently householding (i.e., you received multiple copies of our Notice of Availability of Proxy Materials), and you would like to request delivery of a single copy, you should contact your broker and find out if this option is available to you.
OTHER BUSINESS
The Board does not intend to bring any other matters before the Annual Meeting other than those described in this Proxy Statement. If any other matters do properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment on such matters.
Whether or not you plan to attend the virtual Annual Meeting, you can be sure your shares are represented at the meeting by submitting your completed proxy by telephone, through the Internet or by promptly marking, dating, signing and returning the enclosed proxy card.
BY ORDER OF THE BOARD OF DIRECTORS

Kimberly S. Cuccia
Senior Vice President, General Counsel and
Corporate Secretary
Dated: April [■] , 2023
Cautionary Note Regarding Forward-Looking Information
This Proxy Statement contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. The use of “might,” “may,” “could,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “forecasts,” “predicts,” “assumes,” “goal” and other similar words is intended to identify forward-looking statements that involve risk and uncertainty. These forward-looking statements are subject to various factors that could cause actual results to differ materially from the results anticipated in these statements. These factors include, but are not limited to, those discussed in the “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of Annual Report on Form 10-K for the year ended December 31, 2022 as updated in subsequent reports we file with the SEC. We have no obligation to update or revise forward-looking statements regardless of whether new information, future events, or any other factors affect the information contained in the statements. References to our website or other links to our publications or other information are provided for the convenience of our stockholders. None of the information or data included on our websites or accessible at these links is incorporated into, and will not be deemed to be a part of, this Proxy Statement or any of our other filings with the SEC.
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APPENDIX A TO PROXY STATEMENT
RECONCILIATION OF CONSOLIDATED NET INCOME AVAILABLE TO COMMON SHAREHOLDERS TO NET OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS
Schedule 1 - Reconciliation of Consolidated Net Income Available to Common Shareholders to Net Operating Earnings Available to Common Shareholders (Non-GAAP) (unaudited)
	Twelve Months Ended December 31,
(in millions, except per share amounts)	2022	2021	2020
GAAP Net Income Available to Common Shareholders	$749.0	$529.8	$(72.7)
Adjustments to Operating Income:
Operating Revenues:
Weather - compared to normal	(24.9)	1.2	24.0
FAC adjustment(1)	8.0	—
Massachusetts Business transaction revenue			(9.0)
Operating Expenses:
Greater Lawrence Incident(1)	—	9.2	16.7
Plant retirement costs(2)	—	14.1	4.6
NiSource Next initiative(2)	3.3	24.7	45.8
Massachusetts Business related amounts(3)	(105.0)	6.8	400.3
Gain on sale of assets, net			(1.8)
Total adjustments to operating income	(118.6)	56.0	480.6
Other Income (Deductions):
Interest rate swap settlement gain	(10.0)	—
Loss on early extinguishment of long-term debt			243.5
Income Taxes:
Income taxes - discrete items			47.9
Tax effect of above items(4)	27.8	(14.6)	(191.8)
Total adjustments to net income (loss)	(100.8)	41.4	580.2
Net Operating Earnings Available to Common Shareholders (Non-GAAP)	$648.2	$571.2	507.2
Diluted Average Common Shares	442.7	417.3	385.3
GAAP Diluted Earnings Per Share	$1.70	$1.27	$(0.19)
Adjustments to diluted earnings per share	(0.23)	0.10	1.51
Non-GAAP Diluted Net Operating Earnings Per Share(5)	$1.47	$1.37	$1.32
(1)	Represents fuel costs deemed over-collected from customers through the FAC mechanism and ordered to be refunded to customers.
(2)	Represents incremental severance and third-party consulting costs incurred in connection with the NiSource Next initiative.
(3)
2022 represents proceeds from a property insurance settlement related to the Greater Lawrence Incident. 2021 primarily represents final net working capital adjustments to the purchase price for the loss incurred on the sale of the Massachusetts Business.

(4)	Represents income tax expense calculated using the statutory tax rates by legal entity.
(5)
The Non-GAAP diluted NOEPS numerator is equal to net operating earnings available to common shareholders adjusted for add-backs for interest expense incurred, net of tax, related to Series A Equity Unit purchase contracts. The add-backs for the three months ended December 31, 2022 and 2021 were $0.5M and $0.6M, respectively.The add-back for the twelve months ended December 31, 2022 and 2021 were $2.0M and $1.6M, respectively.

  2023 Proxy Statement | A-1

APPENDIX B TO PROXY STATEMENT
CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF NISOURCE INC.
NiSource Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
FIRST: that this Certificate of Amendment amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware, as amended (the “Amended and Restated Certificate of Incorporation”).
SECOND: that the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended as follows:
“The total number of shares of all classes of stock which the Corporation shall have authority to issue is seven hundred seventy million (770,000,000), of which twenty million (20,000,000) shares of the par value $.01 each are to be of a class designated Preferred Stock and seven hundred fifty million (750,000,000) shares of the par value of $.01 each are to be of a class designated Common Stock.”
THIRD: that the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.
  2023 Proxy Statement | B-1

NISOURCE

801 E. 86TH AVENUE
MERRILLVILLE, IN 46410
ATTN: CORPORATE SECRETARY

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 22, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 18, 2023 for shares held in the 401(k) Plan. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions. In addition to voting, you may also sign up for electronic delivery of future proxy statements, proxy cards and annual reports at www.proxyvote.com.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NI2023**

The company will be hosting the meeting live via the Internet. To attend the meeting via the Internet and vote during the meeting, please visit www.virtualshareholdermeeting.com/NI2023. Be sure to have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 22, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 18, 2023 for shares held in the 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V04133-P86987 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NISOURCE INC.

The Board of Directors recommends you vote FOR proposals 1, 2, 4 and 5, and 1 YEAR for proposal 3:

Nominees:

	Nominee	For	Against	Abstain
1a.	Peter A. Altabef	☐	☐	☐
1b.	Sondra L. Barbour	☐	☐	☐
1c.	Theodore H. Bunting, Jr.	☐	☐	☐
1d.	Eric L. Butler	☐	☐	☐
1e.	Aristides S. Candris	☐	☐	☐
1f.	Deborah A. Henretta	☐	☐	☐
1g.	Deborah A. P. Hersman	☐	☐	☐
1h.	Michael E. Jesanis	☐	☐	☐
1i.	William D. Johnson	☐	☐	☐
1j.	Kevin T. Kabat	☐	☐	☐
1k.	Cassandra S. Lee	☐	☐	☐
1l.	Lloyd M. Yates	☐	☐	☐

	Proposal	For	Against	Abstain
2.	To approve named executive officer compensation on an advisory basis.	☐	☐	☐

	Proposal	1 Year	2 Years	3 Years	Abstain
3.	To approve the frequency of future advisory votes on named executive officer compensation on an advisory basis.	☐	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposals 6 and 7:

	Proposal	For	Against	Abstain
6.	Stockholder proposal requesting the adoption of a policy requiring the separation of the roles of Chairman of the Board and Chief Executive Officer.	☐	☐	☐
7.	Stockholder proposal requesting we publish an annual lobbying report.	☐	☐	☐

NOTE: In the discretion of the proxies named herein, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

NOTE: Please sign as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

V04134-P86987

Proxy — NiSource Inc.

The undersigned hereby appoints Lloyd Yates and Kimberly Cuccia, or either of them, the proxies of the undersigned, with all power of substitution, for and in the name of the undersigned to represent and vote the shares of common stock of the undersigned at the Company's Annual Meeting of Stockholders ("Annual Meeting"), to be held virtually at www.virtualshareholdermeeting.com/NI2023 on Tuesday, May 23, 2023, at 10:00 a.m., Central Time, and any adjournment or postponement thereof.

Unless otherwise marked, the proxy will be voted: "FOR" the election of all of the nominees for director listed on the reverse side and "FOR" proposals Two, Four, and Five, "1 YEAR" for proposal Three, and "AGAINST" proposals Six and Seven.

If you are a stockholder under the 401(k) Plan voting online or by phone, the voting deadline is 11:59 p.m. ET on May 18, 2023. If you are a stockholder under the 401(k) Plan voting by mail, to avoid delay please mail your proxy card with time for it to be delivered to the tabulating agent the day before the voting cutoff date.

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement relating to the Annual Meeting and hereby revokes any proxy or proxies previously given. The undersigned stockholder may revoke this proxy at any time before it is voted by filing with the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, by voting by telephone or through the Internet, or by attending the Annual Meeting and voting in person.

Continued and to be signed on reverse side